LOAN AND SECURITY AGREEMENT

HUDSON HIGHLAND GROUP, INC.

and

EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO FROM TIME TO TIME

as Borrowers

and

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders

and

RBS BUSINESS CAPITAL,

a division of RBS Asset Finance, Inc.,

as Agent

Signing Date:  As of August 5, 2010

TABLE OF CONTENTS

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION			1
1.1	Definitions		1
1.2	Accounting Terms		30
1.3	Certain Matters of Construction		30
1.4	Foreign Currency Matters		31
SECTION 2. CREDIT FACILITIES			31
2.1	Revolving Loan Commitment.		31
	2.1.1	Revolving Loans	31
	2.1.2	Revolving Loan Notes	31
	2.1.3	Use of Proceeds	31
	2.1.4	Termination of Revolving Loan Commitments.	32
	2.1.5	Overadvances	32
	2.1.6	Protective Advances	33
	2.1.7	Increase of the Maximum Revolving Loan Amount by Borrowers.	33
2.2	Reserved.		35
2.3	Letter of Credit Facility.		35
	2.3.1	Issuance of Letters of Credit	35
	2.3.2	Reimbursement; Participations.	36
	2.3.3	Cash Collateral	37
	2.3.4	Foreign Currencies	38
SECTION 3. INTEREST, FEES AND CHARGES			38
3.1	Interest.		38
	3.1.1	Rates and Payment of Interest.	38
	3.1.2	Continuation and Conversion Elections	39
	3.1.3	Repayments, Continuations and Conversions of LIBOR Loans	39
	3.1.4	Substitute Rate.	39
3.2	Fees.		40
	3.2.1	Unused Line Fee	40
	3.2.2	LC Facility Fees	40
	3.2.3	Other Fees	40
3.3	Computation of Interest, Fees, Yield Protection		40
3.4	Reimbursement Obligations		40
3.5	Illegality		41
3.6	Increased Costs.		41
	3.6.1	Increased Costs Generally	41
	3.6.2	Failure or Delay in Demanding Compensation	42

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3.7	Increased Capital Costs		42
3.8	Mitigation		42
3.9	Indemnities		42
3.10	Maximum Interest		43
3.11	Replacement Lender		44
SECTION 4. LOAN ADMINISTRATION			44
4.1	Manner of Borrowing and Funding Revolving Loans.		44
	4.1.1	Notice of Borrowing.	44
	4.1.2	Fundings by Lenders	45
	4.1.3	Swingline Loans; Settlement.	45
	4.1.4	Notices	46
4.2	Defaulting Lender		46
4.3	Number and Amount of LIBOR Loans; Determination of Rate		47
4.4	Administrative Borrower.		48
4.5	One Obligation		48
4.6	Effect of Termination		48
SECTION 5. PAYMENTS			49
5.1	General Payment Provisions		49
5.2	Repayment of Revolving Loans		49
5.3	Mandatory Prepayments.		50
5.4	Payment of LIBOR Loans and Other Obligations.		50
	5.4.1	LIBOR Loans	50
	5.4.2	Other Obligations	51
5.5	Marshaling; Payments Set Aside		51
5.6	Post-Default Allocation of Payments.		51
	5.6.1	Allocation	52
	5.6.2	Erroneous Application	52
5.7	Application of Payments; Payments Generally.		52
	5.7.1	Application of Payments	52
	5.7.2	Authorization to Charge Loan Account	53
5.8	Loan Account; Account Stated.		53
	5.8.1	Loan Account	53
	5.8.2	Entries Binding	53
5.9	Taxes.		53
	5.9.1	Taxes Generally	53

	5.9.2	Refunds	54
5.10	Withholding Tax Exemption		54
5.11	Nature and Extent of Each Borrower’s Liability.		54
	5.11.1	Joint and Several Liability.	55
	5.11.2	Waivers.	56
	5.11.3	Joint Enterprise	56
	5.11.4	Subordination	57
SECTION 6. CONDITIONS PRECEDENT			57
6.1	Conditions Precedent to Initial Loans		57
	6.1.1	Loan Documents	57
	6.1.2	UCC Filings	57
	6.1.3	OFAC Compliance	57
	6.1.4	Dominion Accounts	57
	6.1.5	Officer’s Certificates re Solvency and No Defaults	57
	6.1.6	Resolutions, Organizational Documents, Incumbency Certificate	58
	6.1.7	Opinion	58
	6.1.8	Good Standing Certificates	58
	6.1.9	Insurance	58
	6.1.10	Due Diligence.	58
	6.1.11	Payment of Fees	59
	6.1.12	Borrowing Base Certificate	59
	6.1.13	Payoff of Existing Credit Agreements	59
	6.1.14	Excess Availability	59
	6.1.15	Notices Pursuant to Loan Documents	59
	6.1.16	Searches/Discharge of Liens	59
	6.1.17	Possessory Collateral	59
	6.1.18	Third Party Waivers and Consents	60
	6.1.19	Audits and Appraisals.	60
	6.1.20	USA PATRIOT Act	60
	6.1.21	UK Security Documents	60
	6.1.22	UK Certificates	60
	6.1.23	Other UK Documents	61
	6.1.24	Charges	61
	6.1.25	Pledge Agreements	61
	6.1.26	Governmental and Third Party Approvals	61
	6.1.27	Closing Certificate	62
6.2	Conditions Precedent to All Credit Extensions		62
	6.2.1	No Default or Event of Default	62
	6.2.2	Representations and Warranties	62
	6.2.3	Other Conditions Precedent	62
	6.2.4	No Material Adverse Effect	63
	6.2.5	Solvency	63
	6.2.6	LC Conditions	63

6.3	Limited Waiver of Conditions Precedent		63
SECTION 7. COLLATERAL			63
7.1	Grant of Security Interest		63
7.2	Lien on Deposit Accounts and Securities Accounts; Cash Collateral.		64
	7.2.1	Deposit Accounts and Securities Accounts	64
	7.2.2	Cash Collateral	65
7.3	Reserved.		65
7.4	Other Collateral.		65
	7.4.1	Commercial Tort Claims	65
	7.4.2	Certain After-Acquired Collateral	65
7.5	No Assumption of Liability		65
7.6	Further Assurances		65
SECTION 8. COLLATERAL ADMINISTRATION			66
8.1	Borrowing Base Certificates		66
8.2	Administration of Accounts.		66
	8.2.1	Records and Schedules of Accounts	66
	8.2.2	Taxes	66
	8.2.3	Account Verification	67
8.3	Agent as Depository		67
8.4	Maintenance of Dominion Accounts.		67
	8.4.1	Control Agreements	67
	8.4.2	Control	67
	8.4.3	Responsibility	68
	8.4.4	Proceeds of Collateral	68
8.5	Administration of Equipment.		68
	8.5.1	Records and Schedules of Equipment	68
	8.5.2	Dispositions of Equipment	68
	8.5.3	Condition of Equipment	68
8.6	Administration of Deposit Accounts		68
8.7	General Provisions.		69
	8.7.1	Location of Collateral	69
	8.7.2	Insurance of Collateral; Condemnation Proceeds.	69
	8.7.3	Protection of Collateral	70
	8.7.4	Defense of Title to Collateral	70
8.8	Power of Attorney		70
8.9	Pledge of Stock of Subsidiaries		71

SECTION 9. REPRESENTATIONS AND WARRANTIES			71
9.1	General Representations and Warranties		71
	9.1.1	Organization and Qualification	71
	9.1.2	Power and Authority	72
	9.1.3	Enforceability	72
	9.1.4	Capital Structure	72
	9.1.5	Corporate Names; Locations	72
	9.1.6	Title to Properties; Priority of Liens	72
	9.1.7	Accounts	73
	9.1.8	Financial Statements	73
	9.1.9	Solvency	73
	9.1.10	Taxes	73
	9.1.11	Brokers	73
	9.1.12	Intellectual Property	73
	9.1.13	Governmental Approvals	74
	9.1.14	Compliance with Laws	74
	9.1.15	Compliance with Environmental Laws	74
	9.1.16	Burdensome Contracts	74
	9.1.17	Litigation	74
	9.1.18	No Defaults	75
	9.1.19	ERISA	75
	9.1.20	UK Pension Schemes	75
	9.1.21	Trade Relations	75
	9.1.22	Labor Relations	75
	9.1.23	Payable Practices	75
	9.1.24	Not a Regulated Entity	76
	9.1.25	Margin Stock	76
	9.1.26	Plan Assets	76
	9.1.27	Centre of Main Interest and Establishment	76
9.2	Complete Disclosure		76
9.3	Amendment of Schedules		76
SECTION 10. COVENANTS AND CONTINUING AGREEMENTS			77
10.1	Affirmative Covenants		77
	10.1.1	Inspections; Appraisals.	77
	10.1.2	Financial and Other Information	77
	10.1.3	Notices	78
	10.1.4	Landlord and Storage Agreements	78
	10.1.5	Compliance with Laws	78
	10.1.6	Taxes	78
	10.1.7	Insurance	78
	10.1.8	Licenses	78
	10.1.9	Future Subsidiaries	80
	10.1.10	Negative Pledge	80

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10.2	Negative Covenants		80
	10.2.1	Permitted Debt	80
	10.2.2	Permitted Liens	82
	10.2.3	Reserved.	84
	10.2.4	Dividends and Distributions	84
	10.2.5	Restricted Investments	84
	10.2.6	Permitted Acquisitions	86
	10.2.7	Disposition of Assets	87
	10.2.8	Loans	88
	10.2.9	Restrictions on Payment of Certain Debt	88
	10.2.10	Fundamental Changes	88
	10.2.11	Subsidiaries	89
	10.2.12	Organic Documents	89
	10.2.13	Tax Consolidation	89
	10.2.14	Accounting Changes	90
	10.2.15	Restrictive Agreements	90
	10.2.16	Hedging Agreements	90
	10.2.17	Conduct of Business	90
	10.2.18	Affiliate Transactions	90
	10.2.19	Plans	90
10.3	Financial Covenants		91
	10.3.1	Minimum EBITDA	91
	10.3.2	Fixed Charge Coverage Ratio	91
SECTION 11. EVENTS OF DEFAULT; REMEDIES ON DEFAULT			91
11.1	Events of Default		91
11.2	Remedies upon Default		93
11.3	License		93
11.4	Setoff.		94
	11.4.1	Setoff Generally	94
	11.4.2	Setoff Under Jersey Law	94
11.5	Remedies Cumulative; No Waiver; Commercial Reasonableness.		94
	11.5.1	Cumulative Rights	94
	11.5.2	Waivers	94
	11.5.3	Commercial Reasonableness	95
SECTION 12. AGENT			95
12.1	Appointment, Authority and Duties of Agent.		95
	12.1.1	Appointment and Authority	95
	12.1.2	Duties	96
	12.1.3	Agent Professionals	96
	12.1.4	Instructions of Required Lenders	96

12.2	Agreements Regarding Collateral and Field Examination Reports.		97
	12.2.1	Lien Releases; Care of Collateral	97
	12.2.2	Possession of Collateral	97
	12.2.3	Reports	97
12.3	Reliance By Agent		97
12.4	Action Upon Default		98
12.5	Ratable Sharing		98
12.6	Indemnification of Agent Indemnitees.		98
	12.6.1	Indemnification	98
	12.6.2	Proceedings	98
12.7	Limitation on Responsibilities of Agent		99
12.8	Successor Agent and Co-Agents.		99
	12.8.1	Resignation; Successor Agent	99
	12.8.2	Separate Collateral Agent	99
	12.8.3	Agent as UK Security Trustee.	100
12.9	Due Diligence and Non-Reliance		101
12.10	Replacement of Certain Lenders		101
12.11	Remittance of Payments and Collections.		101
	12.11.1	Remittances Generally	101
	12.11.2	Failure to Pay	102
	12.11.3	Recovery of Payments	102
12.12	Agent in its Individual Capacity		102
12.13	Agent Titles		102
12.14	No Third Party Beneficiaries		102
12.15	Parallel Debt Provisions (Dutch Law).		103
	12.15.1	Parallel Debt	103
	12.15.2	Parallel Debt as Independent Payment Obligation	103
	12.15.3	Acknowledgment of Parallel Debt Obligation	103
	12.15.4	Reductions to Parallel Debt Obligations	103
	12.15.5	Role of Agent	103
	12.15.6	Payments Received	104
SECTION 13. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS			104
13.1	Successors and Assigns		104
13.2	Participations.		104
	13.2.1	Permitted Participants; Effect	104
	13.2.2	Voting Rights	104
	13.2.3	Benefit of Set-Off	104

13.3	Assignments.		105
	13.3.1	Permitted Assignments	105
	13.3.2	Effect; Effective Date	105
13.4	Tax Treatment		105
13.5	Representation of Lenders		105
13.6	Securitization		105
13.7	Pricing and Structural Changes Required for Syndication		106
SECTION 14. GUARANTY.			106
14.1	Guaranty		106
14.2	Waivers		106
	14.2.1	Jersey Law Waivers	107
14.3	No Defense		107
14.4	Guaranty of Payment		107
14.5	Liabilities Absolute		108
14.6	Waiver of Notice		109
14.7	Agent’s Discretion		109
14.8	Reinstatement.		109
14.9	Action Upon Event of Default		110
14.10	Statute of Limitations		110
14.11	Interest		111
14.12	Guarantor’s Investigation		111
14.13	Termination		111
SECTION 15. MISCELLANEOUS			111
15.1	Consents, Amendments and Waivers.		111
	15.1.1	Amendment	111
	15.1.2	Limitations	112
	15.1.3	Payment for Consents	112
15.2	Indemnity		112
15.3	Notices and Communications.		112
	15.3.1	Notice Address	112
	15.3.2	Electronic Communications; Voice Mail	114
	15.3.3	Non-Conforming Communications	114
15.4	Performance of Loan Parties’ Obligations		114
15.5	Credit Inquiries		114

15.6	Severability		114
15.7	Cumulative Effect; Conflict of Terms		115
15.8	Counterparts; Facsimile Signatures		115
15.9	Entire Agreement		115
15.10	Obligations of Lenders		115
15.11	Confidentiality		115
15.12	Reserved.		116
15.13	GOVERNING LAW		116
15.14	Consent to Forum.		116
	15.14.1	Forum	116
	15.14.2	Reserved.	116
15.15	Waivers by Loan Parties		116
15.16	Patriot Act Notice		117
15.17	UK Law		117
15.18	NO ORAL AGREEMENT		117
15.19	Closing and Funding		117

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance Agreement
Exhibit B	Form of Borrowing Base Certificate
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment Notice

Schedule 1.1	Commitments of Lenders
Schedule 1.1(B)	Material Contracts
Schedule 6.1.18	Third Party Waivers and Consents
Schedule 8.6	Deposit Accounts and Securities Accounts
Schedule 8.7.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.5	Former Names and Companies
Schedule 9.1.6	Claims
Schedule 9.1.12	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.15	Environmental Matters
Schedule 9.1.16	Restrictive Agreements
Schedule 9.1.17	Litigation
Schedule 9.1.19	Pension Plans
Schedule 9.1.21	Labor Contracts
Schedule 10.1.6	Taxes
Schedule 10.2.1	Debt
Schedule 10.2.2	Existing Liens
Schedule 10.2.5	Investments

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is dated as of August 5, 2010, (the “Signing Date”) among HUDSON HIGHLAND GROUP, INC.,  a corporation organized under the laws of the State of Delaware (“HHG”), HUDSON GLOBAL RESOURCES MANAGEMENT, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania (“HGRM”), HUDSON GLOBAL RESOURCES LIMITED, a company incorporated under the laws of England and Wales with registered number 03206355 (“HGR UK”) and each of HHG’s Subsidiaries identified on the signature pages hereof from time to time and as may be joined as a party hereto (such Subsidiaries, together with HHG, HGRM and HGR UK each a “Borrower” and collectively, jointly and severally, “Borrowers”), HUDSON HIGHLAND GROUP HOLDINGS INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware (“HGHI”), and HUDSON GLOBAL RESOURCES JERSEY LIMITED, a corporation organized under the laws of the Island of Jersey with registered number 84564 (“HGRJ”; together with HGHI, each a “Guarantor” and collectively, “Guarantors”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., a corporation organized under the laws of the State of New York, as agent and as security trustee for the Lenders (“Agent”).

RECITALS:

Borrowers have requested that Agent and Lenders make available a credit facility, to be used by Borrowers to finance their mutual and collective business enterprise.  Agent and Lenders are willing to provide such credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.  DEFINITIONS; RULES OF CONSTRUCTION

1.1           Definitions.  As used herein, the following terms have the meanings set forth below:

Account - as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor - a Person who is obligated under an Account, Chattel Paper or General Intangible.

Administrative Borrower - as defined in Section 4.4(a).

Affiliate - with respect to any Person, another Person (a) who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person; (b) who beneficially owns fifteen (15%) percent or more of the voting securities or any class of Capital Stock of such first Person; or (c) at least fifteen (15%) percent of whose voting securities or any class of Capital Stock is beneficially owned, directly or indirectly, by such first Person.  “Control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through ownership of Capital Stock, by contract or otherwise.

Agent - as defined in the preamble to this Agreement and shall include its successors and assigns.

Agent Indemnitees - Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Payment Account - account no. 1101011812 of Agent at RBS, or such other account of Agent as Agent may from time to time designate to Administrative Borrower as Agent Payment Account for purposes of this Agreement and the other Loan Documents.

Agent Professionals - attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Anti-Terrorism Laws - any laws relating to terrorism or money laundering, including the Patriot Act.

Applicable Law - all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin - with respect to any Type of Loan or LC Obligation, the margin set forth below, as determined by the Fixed Charge Coverage Ratio for the last Fiscal Quarter:

Level	Fixed Charge Coverage Ratio	Base Rate Revolving Loans	LIBOR Revolving Loans or LC Obligations
I	Greater than or equal to 1.25:1.0	2.00%	3.00%
II	Less than 1.25:1.0 but greater than or equal to 1.10:1.0	2.25%	3.25%
III	Less than 1.10:1.0	2.50%	3.50%

Until February 28, 2011, margins shall be determined as if Level II were applicable.  Thereafter, the margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.2(b) of the financial statements and corresponding Compliance Certificate for the last Fiscal Quarter, which change shall be effective on the first (1st) Business Day of the calendar month following receipt.  If, by the first (1st) Business Day of a month, any financial statements and Compliance Certificate due in the preceding month have not been received, then the margins shall be determined as if Level III were applicable, from such day until the Compliance Certificate is delivered to Agent.  In addition, if any financial statements and/or Compliance Certificate is delivered and subsequently proves to have been inaccurate, then the Applicable Margin for the relevant period may be retroactively adjusted by Agent to reflect the Borrowers’ true Fixed Charge Coverage Ratio for the applicable period and any incremental interest payable by Borrowers as a result of such adjustment shall be payable by Borrowers to Agent promptly on demand.  The foregoing shall not be construed to limit the rights of Agent or Lenders with respect to the amount of interest payable during a Default or Event of Default whether based on such recalculated percentage or otherwise.

Approved Fund - any Person (other than a natural person) that is engaged in making, holding or investing in extensions of credit in its ordinary course of business and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asset Disposition - a sale, lease, license, consignment, transfer (other than a transfer for security purposes otherwise permitted hereunder) or other disposition of Property of a Loan Party, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease, but excluding (a) the issuance by a Person of its own Capital Stock, (b) casualty events and (c) dispositions of Property in connection with condemnation or eminent domain proceedings.

Assignment and Acceptance - an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A.

Availability - determined as of any date, the amount that Borrowers are entitled to borrow as Revolving Loans, being the Borrowing Base minus the principal balance of all Revolving Loans.

Availability Block - $10,000,000; provided, however, upon an Fixed Charge Coverage Trigger Event, the Availability Block shall equal $5,000,000 and at all times thereafter.

Availability Reserve - the sum (without duplication) of (a) the Rent, Charges and Insurance Reserve; (b) the LC Reserve; (c) the Bank Product Reserve; (d) all accrued Royalties, whether or not then due and payable by a Borrower; (e) the aggregate amount of liabilities secured by Liens (other than Permitted Liens) upon Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (f) the amount, if any, of dilution with respect to the Accounts (based on the ratio of the aggregate amount of non-cash reductions in Accounts for any period to the aggregate dollar amount of the sales of Borrowers) as calculated by Agent that is or is reasonably likely to be greater than five (5%) percent; (g) amounts to reflect events, conditions, contingencies or risks which, as determined by Agent in its discretion, materially adversely affect, or would have a reasonable likelihood of materially adversely affecting, taken as a whole, either (i) the Collateral or any other property which is security for the Obligations or its value or (ii) the business of any Borrower or any other Loan Party; (h) amounts to reflect Agent’s good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Loan Party to Agent is or may have been incomplete, inaccurate or misleading in any material respect; (i) the Availability Block; (j) the Payroll Reserve; (k) Priority Payables; or (l) amounts in respect of any state of facts which Agent determines in its discretion, constitutes a Default or an Event of Default.  The amount of any Availability Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in its good faith credit judgment, reasonably exercised.

Bank Product - any of the following products, services or facilities extended to any Loan Party by a Bank Product Provider: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) other banking products or services as may be requested by any Loan Party, other than Letters of Credit; provided, however, that, for any of the foregoing to be included as an “Obligation” for purposes of a distribution under Section 5.6.1, the applicable Secured Party and Loan Party must have previously provided written notice to Agent of (i) the existence of such Bank Product, (ii) the maximum dollar amount of obligations arising thereunder to be included as a Bank Product Reserve (“Bank Product Amount”), and (iii) the methodology to be used by such parties in determining the Bank Product Debt owing from time to time.  The Bank Product Amount may be changed from time to time upon written notice to Agent by the Secured Party and Loan Party.  No Bank Product Amount may be established or increased at any time that a Default or Event of Default exists, or if a reserve in such amount would cause an Overadvance.

Bank Product Amount - as defined in the definition of Bank Product.

Bank Product Debt - Debt and other obligations of a Loan Party relating to Bank Products.

Bank Product Provider - RBS or any other  Lender approved by Agent or any of their respective Affiliates that provides Bank Products to any Loan Party.

Bank Product Reserve - the aggregate amount of reserves established by Agent from time to time based upon Bank Product Provider’s reasonable determination of the credit exposure of the Loan Parties in respect of then existing Bank Products, upon at least five (5) Business Days notice to Administrative Borrower.

Bankruptcy Code - the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented.

Base Rate - for any day, a variable rate of interest per annum equal to the higher of (a) the “prime rate” as determined by Agent announced from time to time by RBS at its offices in Boston, Massachusetts (or any successor to the foregoing) as its “prime rate”, subject to each increase or decrease in such prime rate, effective as of the day any such change occurs (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank), (b) the Federal Funds Effective Rate (as defined below) from time to time plus one-half of one (0.50%) percent, and (c) the LIBOR Rate for a one (1) month Interest Period on such day plus one (1%) percent.  The term “Federal Funds Effective Rate” shall mean, for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal Funds brokers of recognized standing selected by it.

Base Rate Loan - any Loan that bears interest based on the Base Rate.

Base Rate Revolving Loan - a Revolving Loan that bears interest based on the Base Rate.

Billed Accounts Advance Rate - Eighty Five Percent (85%) of the Value of Eligible Billed Accounts.

Board of Governors - the Board of Governors of the Federal Reserve System.

Borrowed Money - with respect to any Loan Party, without duplication, its (a) indebtedness that (i)  arises from the lending of money by any Person to such Loan Party, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables and accrued expenses owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person. For the avoidance of doubt, “Borrowed Money” shall not include any indebtedness owed by a Loan Party or a Subsidiary of a Loan Party to another Loan Party or Subsidiary of a Loan Party.

Borrower or Borrowers - as defined in the preamble to this Agreement and any other Person that at any time after the Signing Date becomes a Borrower (together with their respective successors and assigns).

Borrower Increase Date -  has the meaning set forth in Section 2.1.7 hereof.

Borrower Revolver Increase -  has the meaning set forth in Section 2.1.7 hereof.

Borrowing - a group of Loans of one Type that are made on the same day or are converted into Loans of one Type on the same day.

Borrowing Base - on any date of determination, an amount equal to the sum of (i) the Billed Accounts Advance Rate, plus (ii) the Unbilled Accounts Advance Rate minus (iii) the Availability Reserve.

Borrowing Base Certificate - a certificate substantially in the form attached hereto as Exhibit B, as such form may be modified by Agent from time to time in its Permitted Discretion or by the other parties hereto with the consent of Agent exercised in its Permitted Discretion, by which Administrative Borrower, on behalf of Borrowers, certifies calculation of the Borrowing Base.

Business Day - any day (a) which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Boston, Massachusetts; (b) when such term is used to describe a day on which a borrowing, payment, prepayment, or repayment is to be made in respect of any LIBOR Loan, any day which is:  (i) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City; and (ii) a London Banking Day; and (c) when such term is used to describe a day on which an interest rate determination is to be made in respect of any LIBOR Loan, any day which is a London Banking Day.

Capital Adequacy Regulation - any law, rule, regulation, guideline, request or directive of any central bank or other Governmental Authority, whether or not having the force of law, regarding capital adequacy of a bank or any Person controlling a bank.

Capital Expenditures - all liabilities incurred, expenditures made or payments due (whether or not made) by a Person for the acquisition of any fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, including the principal portion of Capital Leases.  For the purpose of this definition, the purchase price of Property which is acquired simultaneously with the trade-in of existing Property owned by such Person or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such Property being traded in at such time or the amount of such proceeds, as the case may be.

Capital Lease - any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP as in effect on the Signing Date with respect to Capital Leases (including any amendments, renewals and refinancings thereof) existing on the Signing Date and, with respect to Capital Leases entered into after the Signing Date, in accordance with GAAP in effect at such time.

Capital Stock - with respect to any Person, any and all shares, membership interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other similar interests (but excluding any debt security that is exchangeable for or convertible into such capital stock or other equity interests).

Cash Collateral - cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account - a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to Agent’s Liens for the benefit of Secured Parties.

Cash Collateralize - the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, one hundred five (105%) percent of the aggregate LC Obligations, and (b) with respect to any inchoate or Contingent Obligations (including Obligations arising under Bank Products), Agent’s good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations.  “Cash Collateralization” has a correlative meaning.

Cash Dominion Trigger Event - shall occur at any time that (a) an Event of Default shall have occurred and be continuing or (b) Excess Availability is less than 5% of the Borrowing Base.

Cash Equivalents - (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within twelve (12) months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within twelve (12) months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than thirty (30) days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine (9) months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has one of the two highest ratings obtainable from either Moody’s or S&P.

Cash Management Services - any services provided from time to time by RBS or any other Lender approved by Agent or any of its Affiliates to any Loan Party in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automatic clearinghouse, controlled disbursement, depository, electronic funds transfer, information reporting, lockbox, stop payment, overdraft and/or wire transfer services.

CERCLA - the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Sec. 9601 et seq.).

Change of Control - (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30%, or more, of the Capital Stock of HHG having the right to vote for the election of members of the Board of Directors, (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, (c) except as permitted under this Agreement, any Borrower ceases to directly or indirectly own and control 100% of the outstanding Capital Stock of each of its material U.S. or U.K. Subsidiaries or the Pledged Subsidiaries, or (d) all or substantially all of a Loan Party’s assets are sold or transferred, other than a sale or transfer to another Borrower or Guarantor to the extent permitted hereunder.

Chattel Paper - as defined in the UCC.

Claims - all liabilities, obligations, losses, damages, penalties, judgments, proceedings, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) any Loan Documents or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens under the Loan Documents, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or under Applicable Law in connection with the Loan Documents, or (e) failure by any Loan Party to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date - as defined in Section 6.1, which, unless otherwise approved by Agent in its Permitted Discretion, shall not be later than sixteen (16) Business Days after the Signing Date.

Code - the U.S. Internal Revenue Code of 1986, as amended.

Collateral - all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.  Collateral shall not include any Excluded Property.

Commercial Tort Claim - as defined in the UCC.

Commitment - for any Lender, the aggregate amount of such Lender’s Revolving Loan Commitment.  “Commitments” means the aggregate amount of all Revolving Loan Commitments.

Commitment Termination Date - the earliest to occur of (a) the Revolving Commitment Termination Date; (b) the date on which Borrowers terminate the Revolving Loan Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolving Loan Commitments are terminated pursuant to Section 11.2.

Compliance Certificate - a certificate substantially in the form attached hereto as Exhibit C, as such form may be modified by Agent from time to time, or by the other parties hereto with the consent of Agent, by which Administrative Borrower, on behalf of Borrowers, certifies, among other things, whether Borrowers are in compliance with Section 10.3 of this Agreement and, if applicable, calculates the applicable Tier for the Applicable Margin.

Contingent Obligation - without duplication, any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, or other similar obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Continuing Director - (a) any member of the Board of Directors who was a director (or comparable manager) of HHG on the Signing Date, and (b) any individual who becomes a member of the Board of Directors after the Signing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Signing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of HHG and whose initial assumption of office resulted from such contest or the settlement thereof.

Control Agreement - a control agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by the Administrative Borrower or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account), which provides that such bank  or securities intermediary will comply with the instructions originated by Agent directing disposition of the funds in such account without further consent by any Loan Party and has such other terms and conditions as Agent may reasonably require.

CWA - the Clean Water Act (33 U.S.C. Sec.Sec. 1251 et seq.).

Debt - as applied to any Person, without duplication, (a) Borrowed Money; (b) all obligations of such Person to pay the deferred purchase price of property or services (other than accrued expenses and trade accounts payable in the Ordinary Course of Business and employee benefit obligations; (c) net obligations owing by such Person under any Hedging Agreements; (d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (e) all Contingent Obligations to the extent that the “primary obligations” (as defined in the definition of Contingent Obligations) related thereto constitute Debt; (f) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (g) in the case of a Loan Party, the Obligations.  The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.  For the avoidance of doubt, “Debt” shall not include any Investment by a Borrower, Guarantor or Subsidiary thereof in any other Borrower, Guarantor or Subsidiary thereof.

Default - an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Defaulting Lender - as defined in Section 4.2.

Default Rate - for any Obligation (including, to the extent permitted by law, interest not paid when due), two (2%) percent plus the interest rate otherwise applicable thereto.

Deposit Account - as defined in the UCC.

Distribution - (a) any declaration or payment of a distribution, interest or dividend with respect to any Capital Stock (other than payment-in-kind); or (b) any purchase, redemption, or other acquisition or retirement for value of any Capital Stock.

Document - as defined in the UCC.

Dollars - lawful money of the United States.

Dominion Account - as defined in Section 7.2.1.

Dutch Law Security Documents – any security document, governed by Dutch law, entered into pursuant or in relation to this Agreement, including without limitation, the NL Deed of Pledge of Shares.

Dutch Law Security Right – any security right established in favor of the Agent and for the benefit of the Secured Parties created pursuant to a Dutch Law Security Document, including without limitation, the NL Deed of Pledge of Shares.

EBITDA - with respect to any fiscal period, consolidated net earnings (or loss), minus (a) extraordinary gains (b) income attributed to fair value measurement adjustments for acquisitions in accordance with FAS 141R, (c) non-operating income up to a maximum of $1,000,000 (and $500,000 with respect to the minimum EBITDA test for HGRM and HGR UK), and (d) up to $1,000,000 of income or gains attributable to true-up adjustments to restructuring charges originally incurred prior to December 31, 2009 plus (a) interest expense, (b) income or franchise taxes, (c) depreciation, (d) amortization, (e) non-cash charges and write-offs of goodwill and intangible assets taken in accordance with accounting principles for such period, as determined in accordance with GAAP, (f) expenses attributed to fair value measurement adjustments for acquisitions in accordance with FAS 141R (g) restructuring charges (i.e. charges associated with the termination of employees, the termination of leases and other contract terminations, to the extent such charges are identified on a separate expense line on Borrowers’ consolidated financial statements) incurred in Fiscal Year 2009 and up to $500,000 ($250,000 with respect to the minimum EBITDA test for HGRM and HGR UK) of restructuring charges incurred in each Fiscal Year thereafter, (h) up to $1,000,000 in expenses or losses for true-up adjustments to restructuring charges originally incurred prior to December 31, 2009,  and (i) non-operating expenses and extraordinary losses of up to $1,000,000 ($500,000 with respect to the minimum EBITDA test for HGRM and HGR UK) incurred in any period of four consecutive Fiscal Quarters (each, a “Reference Period”).  For the purposes of calculating EBITDA, if at any time during such Reference Period (and after the Closing Date) Borrowers or any of their Subsidiaries shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto in accordance with Regulation S-X promulgated under the Securities Exchange Act of 1934, or in such other manner reasonably acceptable to the Agent as if such Permitted Acquisition occurred on the first day of such Reference Period.  EBITDA shall exclude income of any Subsidiary of a Loan Party that is restricted from remitting cash to any Loan Party, as a result of an event of default under applicable contractual arrangements of such Subsidiary.

Eligible Account - an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods or rendition of services and is payable in Dollars or Sterling; provided, that, no Account shall be an Eligible Account if (a) it is unpaid for more than ninety (90) days after the original invoice date; (b) fifty (50%) percent or more of the Accounts owing by the Account Debtor of such Account are not Eligible Accounts under clause (a) above; (c) when aggregated with other Accounts owing by the Account Debtor, to the extent it exceeds ten (10%) percent of the aggregate Eligible Accounts of Borrowers (or such higher percentage as Agent may reasonably establish for the Account Debtor from time to time); (d) it is owing by a creditor or supplier, or is otherwise subject to an offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (e) the Account Debtor is the subject of an Insolvency Proceeding; or the Account Debtor has failed, has suspended (other than temporary suspensions not lasting more than 30 days that do not have an adverse effect on its business) or ceased doing business, is liquidating, dissolving or winding up its affairs, or is not Solvent; (f) the Account Debtor is located outside the United States, Canada or England; except, that, at Agent’s option, such Account owing by an Account Debtor that is located outside the United States, Canada or the United Kingdom may be deemed an Eligible Account if either:  (i) the Account Debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank reasonably satisfactory to Agent and payable only in the United States of America and in U.S. dollars or Sterling, sufficient to cover such Account, in form and substance reasonably satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent’s agent and the issuer thereof, and such Borrower has complied with the terms of Section 7.4.2 hereof with respect to the assignment of any Letter-of-Credit Rights to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine); (g) it is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the Assignment of Claims Act; (h) it is not subject to a duly perfected, first priority (except with respect to Priority Payables) Lien in favor of Agent, or is subject to any other Lien other than Permitted Liens which do not have priority over the Liens of Agent; (i) the goods giving rise to it have not been delivered to and accepted by the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise does not represent a final sale; (j) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (k) its payment has been extended other than in the ordinary course of business (except as restricted in this definition), the Account Debtor has made a partial payment, or it arises from a sale on a cash-on-delivery basis; (l) it arises from a sale to an Affiliate, or from a sale on a bill-and-hold, guaranteed sale, sale or return, sale on approval, consignment, or other repurchase or return basis; (m) it represents a progress billing or retainage; (n) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; (o) it arises from a retail sale to a Person who is purchasing for personal, family or household purposes; (p) such Accounts are owed by account debtors not deemed creditworthy at all times by Agent in its reasonable discretion; or (q) it is an Account owing to the UK Borrower and the invoice and other contracts governing such Account are not governed by English law or fail to direct remittance of payments with respect thereto to a UK Dominion Account designated for the UK Borrower under the control of Agent.  Notwithstanding the foregoing, RBS Accounts may be deemed eligible by Agent in its Permitted Discretion without regard to the eligibility standards set forth above provided that (i) Agent shall have the right to verify such RBS Accounts in its sole discretion and (ii) in the event that any Eligible Assignee or Participant objects to such eligibility of RBS Accounts, then RBS Accounts shall be deemed eligible only to the extent they otherwise satisfy the conditions for an Eligible Account set forth in clauses (a) through (q) hereof.   In the event that Agent, in its Permitted Discretion, deems an RBS Account ineligible that it had previously deemed eligible, Agent shall provide Administrative Borrower not less than forty five (45) days notice of such change in the eligibility of such Account. Any Accounts that are not Eligible Accounts shall nevertheless be part of the Collateral.

Eligible Assignee - a Person that is (a) a Lender, U.S.-based or UK-based Affiliate of a Lender or Approved Fund; (b) provided no Default or Event of Default exists, any other financial institution approved by Agent and Administrative Borrower (which approval by Administrative Borrower shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within five (5) Business Days after notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA or any other Applicable Law; and (c) during the continuance of any Event of Default, any Person acceptable to Agent in its discretion.

Eligible Billed Accounts - Eligible Accounts that have been invoiced and are not unpaid more than 90 days after the original invoice date.

Eligible Unbilled Accounts - Eligible Accounts that have not yet been invoiced but represent services rendered or work completed within 30 days before the end of the current (as of any date of determination) billing cycle; provided, however, that any such Account shall be subject to such auditing and inspection requirements as Agent may determine in its Permitted Discretion, the results of which shall be satisfactory to Agent in its Permitted Discretion.

Enforcement Action - any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).

Environmental Laws - all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice - a written notice from any Governmental Authority of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release - a release as defined in CERCLA or under any other Environmental Law.

Equipment - as defined in the UCC, including all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory), and all parts, accessories and special tools therefor, and accessions thereto.

ERISA - the Employee Retirement Income Security Act of 1974.

Event of Default - as defined in Section 11.

Excess Availability - the amount, as determined by Agent in its Permitted Discretion, calculated at any date, equal to: (a) the lesser of: (i) the Borrowing Base (after giving effect to any Availability Reserves and other than any LC Reserve) and (ii) the Revolving Loan Commitments (after giving effect to any Availability Reserves set forth in clauses (a) and (h) of the definition of Availability Reserves), minus (b) the sum of:  (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose Obligations of a Borrower arising pursuant to any guarantees in favor of Agent and Lenders of the Obligations of the other Borrowers or any outstanding LC Obligations), plus (ii) the LC Reserve then established in respect of LC Obligations, plus (iii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrowers which are outstanding more than ninety (90) days past due as of the end of the immediately preceding month or at Agent’s option, as of a more recent date based on such reports as Agent may from time to time specify (other than trade payables or other obligations being contested or disputed by Borrowers in good faith), plus (iv) without duplication, the amount of checks issued by Borrowers to pay trade payables and other obligations which are more than ninety (90) days past due as of the end of the immediately preceding month or at Agent’s option, as of a more recent date based on such reports as Agent may from time to time specify (other than trade payables or other obligations being contested or disputed by Borrowers in good faith), but not yet sent.

Excluded Property - (a) any rights or interests (including proceeds thereof) in any contract, lease, sublease, permit, license, charter or license agreement covering real, intellectual or personal property, as such, if under the terms of such contract, lease, sublease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Agent is prohibited (or would render such contract, lease, sublease, permit, license, charter or license agreement cancelled, invalid or unenforceable) and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, sublease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided, that, the foregoing exclusion shall in no way be construed (i) to apply if any such prohibition is unenforceable under Sections 9-406, 9-407 or 9-408 of the UCC or other applicable law or (ii) so as to limit, impair or otherwise affect Agent’s unconditional continuing security interests in and liens upon any rights or interests of any Loan Party in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement; and (b) applications for any trademarks that have been filed with the U.S. Patent and Trademark Office on the basis of an “intent-to-use” with respect to such marks, unless and until a statement of use or amendment to allege use is filed and accepted by the U.S. Patent and Trademark Office or any other filing is made or circumstances otherwise change so that the interests of a Loan Party in such marks is no longer on an “intent-to-use” basis, at which time such marks shall automatically and without further action by the parties be subject to the security interests and liens granted by a Loan Party to Agent hereunder.

Excluded Tax - Tax on the overall net income or gross receipts of a Lender or Agent imposed by the jurisdiction in which such Lender’s or Agent’s principal executive office is located or taxes imposed due to the gross (not mere) negligence or willful misconduct of a Lender or Agent.

Extraordinary Expenses - all reasonable costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of a Loan Party, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Loan Party, any representative of creditors of a Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; or (g) Protective Advances.  Such costs, expenses and advances include reasonable transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Loan Party or independent contractors in liquidating any Collateral, and travel expenses.

Fee Letter - the fee letter agreement between Agent and Borrowers.

Fiscal Quarter - each period of three (3) months, commencing on the first (1st) day of a Fiscal Year.

Fiscal Year - the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio - the ratio, determined on a consolidated basis for HHG and its Subsidiaries on a consolidated basis for the most recent four (4) Fiscal Quarters, of (a) EBITDA minus the sum of (i) Capital Expenditures (except those financed with Borrowed Money other than Revolving Loans), (ii) dividends or other distributions with respect to Capital Stock made in cash, and (iii) income taxes paid in cash, to (b) Fixed Charges.

Fixed Charge Coverage Trigger Event - such time as for two (2) consecutive Fiscal Quarters (i) HHG and its Subsidiaries on a consolidated basis has achieved a Fixed Charge Coverage Ratio of not less than 1.2:1.0 and (ii) HGRM and HGR UK on a combined basis has achieved, for the four Fiscal Quarters then ending, EBITDA for such 12 month period of not less than $500,000 as at the end of each Fiscal Quarter during the Fiscal Years 2010 and 2011 and $1,000,000 at the end of each Fiscal Quarter thereafter, in each case as verified by Borrowers’ financial statements and corresponding Compliance Certificate prepared and delivered to Agent in accordance with Section 10.1.2.

Fixed Charges - the sum of (a) cash interest expense (other than payment-in-kind) and (b) scheduled cash principal payments on Borrowed Money.

FLSA - the Fair Labor Standards Act of 1938.

Foreign Lender - any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

Foreign Plan - any employee benefit plan or arrangement maintained or contributed to by any Loan Party or Subsidiary that is not subject to the laws of the United States, or any employee benefit plan or arrangement mandated by a government other than the United States for employees of any Loan Party or Subsidiary.

Foreign Subsidiary - any Subsidiary of a Person that is not organized or incorporated in the United States or any State or territory thereof.

Full Payment - with respect to any Obligations, (a) the full repayment thereof in cash, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations or Bank Products, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral).  No Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

GAAP - generally accepted accounting principles in the United States in effect from time to time (or, with respect to UK Borrower, generally accepted accounting principles in the United Kingdom in effect from time to time, but only to the extent agreed to by Agent in its Permitted Discretion).

General Intangibles - as defined in the UCC, including choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all rights to indemnification, and all other intangible Property of any kind.

Goods - as defined in the UCC.

Governmental Approvals - all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority - any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government, and for the avoidance of doubt includes any county, regional, municipal or other political sub-division of the United Kingdom or the Island of Jersey, and any department, agency, public body, company, entity or other instrumentality thereof.

Guarantor or Guarantors - as defined in the preamble to this Agreement and any other Person that at any time after the Signing Date becomes a Guarantor (together with their respective successors and assigns) until such time as such Person has been released as a Guarantor hereunder.

Guaranty - the guaranty set forth in Section 14 of this Agreement and any other guaranty of the Obligations of Borrowers now or hereafter executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Secured Parties, until released in accordance with the terms of this Agreement.

Hedging Agreement - an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

Impacted Lender - any (a) Defaulting Lender, (b) Lender that has been deemed insolvent or has become subject to an Insolvency Proceeding or (c) Lender as to which (i) the Issuing Bank has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities or (ii) an entity that controls the Lender has been deemed insolvent or has become subject to a bankruptcy or other similar proceeding.  “Control” means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through ownership of Capital Stock, by contract or otherwise.

Indemnitees - Agent Indemnitees, Lender Indemnitees, and Issuing Bank Indemnitees.

Insolvency Proceeding - any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, Insolvency Act 1986 (UK) or any other insolvency, debtor relief or debt adjustment law, or scheme of arrangement or moratorium, on the payment of debts; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator, the Viscount of the Royal Court of Jersey or other custodian for such Person or any part of its Property; (c) an assignment or trust mortgage for the benefit of creditors; or (d) including, (without limitation) any corporate action, legal proceedings or other procedure or step taken in relation to a Person becoming “bankrupt” within the meaning of Article 8 of the Interpretation (Jersey) Law 1954 including a declaration of en désastre being made in respect of the property of a Loan Party, the appointment of the Viscount of the Royal Court of Jersey in respect of any property of a Loan Party or any proceedings or procedures referred to in Article 125 of the Companies (Jersey) Law 1991.

Instrument - as defined in the UCC.

Intellectual Property - all intellectual and similar Property of a Person, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, registrations and franchises; all books and records describing or used in connection with the foregoing; and all licenses or other rights to use any of the foregoing.

Intellectual Property Claim - any claim or assertion (whether in writing, by suit or otherwise) that a Person’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercompany Subordination Agreement - a subordination agreement executed and delivered by Agent and (i) Loan Parties, (ii) Pledged Subsidiaries, (iii) Negative Pledged Subsidiaries, and (iv) each other Subsidiary of any Loan Party to which Loan Parties or any one of them owes $1,000,000 individually or $2,500,000 in the aggregate, the form and substance of which is satisfactory to Agent.

Interest Period - relative to any LIBOR Loan:

(a)           initially, the period beginning on (and including) the date on which such LIBOR Loan is made or continued as, or converted into, a LIBOR Loan pursuant to this Agreement and ending on (but excluding) the day which numerically corresponds to such date one, two,  three, six or nine (if available to all Lenders) months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as Administrative Borrower may select in its notice pursuant to this Agreement; and

(b)           thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three, six or nine (if available to all Lenders) months thereafter, as selected by Administrative Borrower by irrevocable notice to Agent not less than two (2) Business Days prior to the last day of the then current Interest Period with respect thereto; provided, however, that,

(i)           Administrative Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than seven different dates;

(ii)          Interest Periods commencing on the same date for LIBOR Loans comprising part of the same advance under this Agreement shall be of the same duration;

(iii)         Interest Periods for LIBOR Loans in connection with which Administrative Borrower has or may incur obligations under Hedging Agreements with Bank Product Provider or any of its Affiliates shall be of the same duration as the relevant periods set under the applicable Hedging Agreements;

(iv)          if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day unless such day falls in the next calendar month, in which case such Interest Period shall end on the first preceding Business Day; and

(v)           no Interest Period may end later than the Commitment Termination Date.

Inventory - as defined in the UCC.

Investment - any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Capital Stock of a Person; or any capital contribution to or other investment in a Person.

Investment Property - as defined in the UCC.

Issuing Bank - RBS or an Affiliate of RBS.

Issuing Bank Indemnitees - Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

LC Application - an application by Administrative Borrower, on behalf of a Borrower, to Issuing Bank for issuance of a Letter of Credit, in form and substance reasonably satisfactory to Issuing Bank.

LC Conditions - the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations under clauses (a) and (b) of the definition thereof do not exceed the Letter of Credit Subline, no Overadvance exists and, if no Revolving Loans are outstanding, the LC Obligations under the clauses (a) and (b) of the definition thereto do not exceed the Borrowing Base (without giving effect to the LC Reserve for purposes of this calculation); (c) the expiration date of such Letter of Credit is (i) no more than three hundred sixty-five (365) days from issuance, in the case of standby Letters of Credit, (ii) no more than one hundred twenty (120) days from issuance, in the case of documentary Letters of Credit, and (iii) at least twenty (20) Business Days prior to the Revolving Commitment Termination Date unless cash collateralized; (d) the Letter of Credit and payments thereunder are denominated in Dollars or Sterling; and (e) the form of the proposed Letter of Credit is reasonably satisfactory to Agent and Issuing Bank in their discretion.

LC Documents - all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Administrative Borrower, Borrowers or any other Person to Issuing Bank or Agent in connection with issuance, amendment or renewal of, or payment under, any Letter of Credit.

LC Obligations - the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit; (b) the aggregate undrawn amount of all outstanding Letters of Credit; and (c) all fees and other amounts owing by Borrowers with respect to Letters of Credit.

LC Request - a request for issuance of a Letter of Credit, to be provided by Administrative Borrower, on behalf of a Borrower, to Issuing Bank, in form and substance reasonably satisfactory to Agent and Issuing Bank.

LC Reserve - the aggregate of all LC Obligations under clauses (a) and (b) of the definition thereof, other than (a) those that have been Cash Collateralized, and (b) if no Default or Event of Default exists, those constituting charges owing to the Issuing Bank.

Lender Indemnitees - Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders - as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Letter of Credit - any standby or documentary letter of credit issued by Issuing Bank for the account of a Borrower, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by Agent or Issuing Bank for the benefit of a Borrower.

Letter-of-Credit Right - as defined in the UCC.

Letter of Credit Subline - $10,000,000.

LIBOR Lending Rate - relative to any LIBOR Loan to be made, continued or maintained as, or converted into, a LIBOR Loan for any Interest Period, a rate per annum determined pursuant to the following formula:

LIBOR Lending Rate =	LIBOR Rate
(1.00 - LIBOR Reserve Percentage)

LIBOR Loan - any Loan that bears interest based on the LIBOR Lending Rate.

LIBOR Loan Prepayment Fee - as defined in Section 5.4.1.

LIBOR Rate - with respect to any LIBOR Loan for the Interest Period applicable thereto, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by Agent from time to time for purposes of providing quotations of interest rates applicable to eurodollar deposits in dollars in the London interbank market) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, that, if more than one rate is specified on such Page for such comparable period, the applicable rate shall be the arithmetic mean of all such rates.  In the event that such rate is not available at such time for any reason, then the term “LIBOR Rate” shall mean, with respect to any LIBOR Loan for the Interest Period applicable thereto, the rate of interest per annum at which dollar deposits of $500,000 and for a term comparable to such Interest Period are offered by the principal London office of Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. London time two (2) Business Days prior to the commencement of such Interest Period.

LIBOR Reserve Percentage - relative to any day of any Interest Period for LIBOR Loans, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board of Governors or other Governmental Authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of “Eurocurrency Liabilities”, as currently defined in Regulation D of the Board of Governors, having a term approximately equal or comparable to such Interest Period.

LIBOR Revolving Loan - a Revolving Loan that bears interest based on the LIBOR Lending Rate.

License - any license or agreement under which a Loan Party is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor - any Person from whom a Loan Party obtains the right to use any Intellectual Property.

Lien - any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, mortgages, charges (including any fixed or floating charge), pledges, hypothecations, statutory trusts, easements, rights-of-way, capital leases, and other title exceptions and encumbrances affecting Property.

Lien Waiver - an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Liquidity - the sum of (a) Qualified Cash plus (b) Excess Availability.

Loan - a Revolving Loan.

Loans - Revolving Loans.

Loan Account - the loan account established by each Lender on its books pursuant to Section 5.8.

Loan Documents - this Agreement, Other Agreements and Security Documents.

Loan Party - each Borrower and Guarantor.

Loan Year - each calendar year commencing on the Closing Date and on each anniversary of the Closing Date.

London Banking Day - a day on which dealings in US dollar deposits are transacted in the London interbank market.

Margin Stock - as defined in Regulation U of the Board of Governors.

Material Adverse Effect - any act, condition, event or circumstance that, taken alone or in conjunction with other events or circumstances, taken as a whole, has a material adverse effect, on (a) the business, operations, Properties or financial condition of the Loan Parties taken as a whole, on the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on the Collateral; (b) the ability of any Loan Party to perform any obligations under the Loan Documents, including repayment of the Obligations; or (c) the ability of Agent or any Lender to enforce or collect the Obligations or to realize upon a material portion of the Collateral or the rights and remedies of Agent and Lenders under this Agreement or any of the other Loan Documents.

Material Contract - any agreement or arrangement to which a Loan Party or Pledged Subsidiary is party (other than the Loan Documents) (a) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect, or (b) that relates to Borrowed Money in an aggregate amount of $7,000,000 or more, including each of the agreements set forth on Schedule 1.1(B) hereto.

Moody’s - Moody’s Investors Service, Inc., and its successors.

Multiemployer Plan - any employee benefit plan or arrangement described in Section 4001(a)(3) of ERISA that is maintained or contributed to by any Loan Party or Subsidiary.

Negative Pledged Subsidiaries - has the meaning set forth in Section 10.1.10.

Net Proceeds - with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Person in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves in respect of the sale price of the asset subject to such disposition or liabilities associated with such asset that are retained, until such reserves are no longer needed.

NL Deed of Pledge of Shares – the notarial deed of pledge governed by Dutch law, between HHG as pledgor, Hudson Europe B.V. as company and Agent as pledgee, pursuant to which (approximately) 65% of the issued and outstanding shares in the capital of Hudson Europe B.V. will be pledged in favor of Agent.

Non-Agent Deposit Account - has the meaning set forth in Section 7.2.1.

Notes - each Revolving Loan Note or other promissory note, if any, executed by a Borrower or Borrowers to evidence any Obligations.

Notice of Borrowing - a Notice of Borrowing to be provided by Administrative Borrower to request the funding of a Borrowing of Revolving Loans, in form and substance reasonably satisfactory to Agent.

Notice of Conversion/Continuation - a Notice of Conversion/Continuation to be provided by Administrative Borrower to request a conversion or continuation of any Loans as LIBOR Loans, in form and substance reasonably satisfactory to Agent.

Obligations - all (a) principal of and premium, if any, on the Loans, (b) LC Obligations and other obligations of Loan Parties with respect to Letters of Credit, (c) interest, expenses, fees and other sums payable by Loan Parties under Loan Documents, (d) obligations of Loan Parties under any indemnity for Claims, (e) Extraordinary Expenses, (f) Bank Product Debt, and (g) other Debts, obligations and liabilities of any kind owing by Loan Parties pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Ordinary Course of Business - the ordinary course of business of any Loan Party or Subsidiary, consistent with past practices and undertaken in good faith.

Organic Documents - with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, memorandum of association, articles of association, constitutional documents, limited liability company agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person and in respect of a Jersey entity, includes all consents issued to it pursuant to the Control of Borrowing (Jersey) Order 1958.

OSHA - the Occupational Safety and Hazard Act of 1970.

Other Agreement - each Note; LC Document; Fee Letter; Borrowing Base Certificate; Compliance Certificate; Information Certificate; Intercompany Subordination Agreement, intercreditor agreement; financial statement or report delivered hereunder; or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by a Loan Party or other Person to Agent or a Lender in connection with any transactions relating hereto.

Overadvance - as defined in Section 2.1.5.

Overadvance Loan - a Base Rate Revolving Loan made when an Overadvance exists or is caused by the funding thereof.

Parallel Debt – as defined in Section 12.15.

Parent - a corporation, limited liability company, limited liability partnership or other entity owning, directly or indirectly, at least 50% of the shares of Capital Stock having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

Participant  - as defined in Section 13.2.

Patriot Act - the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Intangible - as defined in the UCC.

Payment Item - each check, draft or other item of payment payable to a Loan Party, including those constituting proceeds of any Collateral.

Payroll Reserve - an amount, as determined by Agent in its Permitted Discretion, equal to the aggregate amount of all of HGRM’s or UK Borrower’s then accrued or incurred and unpaid payroll, accrued benefits and payroll taxes (including, in the United Kingdom, “pay-as-you-earn” deductions made by employers for employee income tax, and deductions for and liabilities on account of national insurance whether payable by employer or employee), which reserve amount, in addition to all of Agent’s other rights hereunder, may be increased by Agent from time to time, including for any deviation from any Borrowers’ past practices with respect to such payroll and payroll taxes.

Permitted Acquisition - as defined in Section 10.2.6 of this Agreement.

Permitted Asset Disposition - a disposition permitted under Section 10.2.7.

Permitted Contingent Obligations - Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Signing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed unless committed for prior to the Signing Date and set forth on Schedule 10.2.1 hereto; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification and warranty obligations in favor of purchasers in connection with dispositions permitted hereunder; (f) arising under the Loan Documents; (g) pursuant to guaranties by Loan Parties of another Loan Party with respect to leases, contracts and other commitments entered into in the Ordinary Course of Business; and (h) other Contingent Obligations in an aggregate amount of $5,000,000 or less at any one time.

Permitted Discretion - Agent’s judgment exercised in good faith, based upon its consideration of any factor that it believes (a) could reasonably be expected to adversely affect the quantity, quality, mix or value of Collateral (including any Applicable Law that may inhibit collection of an Account), the enforceability or priority of Agent’s Liens, or the amount that Agent and Lenders could receive in liquidation of any Collateral; (b) suggests that any collateral report or financial information delivered by any Loan Party is incomplete, inaccurate or misleading in any material respect; (c) materially increases the likelihood of any Insolvency Proceeding involving a Loan Party; (d) creates or could reasonably be expected to result in a Default or Event of Default.  In exercising such judgment, Agent may consider any factors that could reasonably be expected to increase the credit risk of lending to Borrowers on the security of the Collateral.

Permitted Lien - as defined in Section 10.2.2.

Permitted Purchase Money Debt - Purchase Money Debt of Loan Parties that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $3,000,000 at any time.

Person - any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Plan - an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and that is either (a) maintained by a Loan Party or Subsidiary for employees or (b) maintained pursuant to a collective bargaining agreement, or other arrangement under which more than one employer makes contributions and to which a Loan Party or Subsidiary is making or accruing an obligation to make contributions or has within the preceding five years made or accrued such contributions.

Pledge Agreement - any Pledge Agreement executed by any Borrower or any Subsidiary in favor of Agent for its benefit and for the ratable benefit of Lender (including, without limitation, any English law or Jersey law governed security interest agreement).

Pledged Subsidiary - any Person (other than an individual) whose Capital Stock or other equity interests have been pledged to Agent to secure the Obligations.

Principal Obligations – the Obligations owing to the Secured Parties (other than each Loan Party’s Parallel Debt).

Priority Payables - as of any date of determination, the full amount of all liabilities, whether payable, accrued or inchoate at such time, which have (or would in a bankruptcy insolvency proceeding, administration, administrative receivership or receivership have) a trust or other arrangement (under common law, statute or otherwise) imposed or applied to provide for the payment thereof or which are secured by a security interest, lien or charge ranking or capable of ranking senior to or pari passu with the security interests, liens or charges of Agent on any of the collateral of UK Borrower, in either case created under federal, national, provincial, state, county, municipal, or local law, including, but not limited to (a) claims for unremitted, unpaid, accrued, and/or accelerated rents, taxes, wages, vacation or holiday pay, severance pay, employee deductions, workers’ compensation obligations, government royalties, pension fund obligations, unpaid pension contributions (whether by employer or employee) and (b) all and any claims, liabilities or payments which, pursuant to the Insolvency Act 1986 of the United Kingdom, and regulations made pursuant thereto or in connection therewith, would rank or be payable to persons in priority to or pari passu with those of the holder of a floating charge of any assets, out of the realization proceeds of such assets in any bankruptcy, insolvency proceeding, administration, administrative receivership or receivership, including (but without limitation) an administrator’s or liquidator’s expenses and remuneration, preferential debts (under Section 175 of the Insolvency Act 1986 of the United Kingdom) and the “prescribed part” (under Section 176 of the Insolvency Act of the United Kingdom).

Pro Rata - with respect to any Lender, a percentage (expressed as a decimal, rounded to the third (3rd) decimal place) determined (a) while Revolving Loan Commitments are outstanding, by dividing the amount of such Lender’s Revolving Loan Commitment by the aggregate amount of all Revolving Loan Commitments; and (b) at any other time, by dividing the amount of such Lender’s outstanding Loans and LC Obligations by the aggregate amount of all outstanding Loans and LC Obligations.

Properly Contested - with respect to any obligation of a Loan Party, (a) the obligation is subject to a bona fide dispute regarding amount or such Loan Party’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate action; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect, (e) no Lien is imposed upon any of such Loan Party’s assets with respect to such obligation unless enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances - as defined in Section 2.1.6.

Purchase Money Debt - (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within ten (10) days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien - a Lien that secures Purchase Money Debt, encumbering only the fixed assets (and the proceeds thereof and the agreement with respect thereto) acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

Qualified Cash - as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrowers and their Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.

RBS - RBS Business Capital, a division of RBS Asset Finance, Inc., a New York corporation, and its successors and assigns.

RBS Accounts - Accounts owing from RBS or any of its Affiliates.

RCRA - the Resource Conservation and Recovery Act (42 U.S.C. Sec.Sec. 6991-6991i).

Real Estate - all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Refinancing Conditions - the following conditions for Refinancing Debt:  (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, a weighted average life no less than, and an initial interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent, if any, as the Debt being extended, renewed or refinanced; (d) the financial covenants and defaults applicable to it are no less favorable in any material respect to Borrowers and the other Loan Parties than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien on any other type of Property is granted to secure it; (f) no additional Loan Party is obligated on such Debt other than the Loan Parties that were obligated under the existing Debt being refinanced; and (g) upon giving effect to it, no Default or Event of Default exists.

Refinancing Debt - Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (c), (d), (e), (k), (n) or (o).

Reimbursement Date - as defined in Section 2.3.2.

Reinvestment Conditions - as defined in Section 5.3.1.

Rent, Charges and Insurance Reserve - the aggregate of (a) all past due rent and other amounts owing by a Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person who possesses any Collateral or could validly assert a Lien on any Collateral; and (b) solely with respect to the properties where Agent has requested a Lien Waiver prior to the Signing Date or with respect to new locations established after the Signing Date and with respect to which Agent requests a Lien Waiver because there is either material Collateral located at such new location or Collateral from an existing location subject to a Lien Waiver has been relocated to such new location, a reserve at least equal to three (3) months’ rent and other charges that could be payable to any such Person, unless any such Person has executed a Lien Waiver; and (c) a reserve for insurance premiums and payments due or which may become due, in each case, as determined by Agent in its reasonable discretion.

Report - as defined in Section 12.2.3.

Reportable Event - any event set forth in Section 4043(b) of ERISA.

Required Lenders - Lenders (subject to Section 4.2) having (a) Revolving Loan Commitments in excess of fifty (50%) percent of the aggregate Revolving Loan Commitments; and (b) if the Revolving Loan Commitments have terminated, Loans in excess of fifty (50%) percent of all outstanding Loans.

Reserve Percentage - the reserve percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

Restricted Investment - any Investment by a Loan Party, other than (a) Investments in Loan Parties and in Subsidiaries to the extent such Subsidiary exists on the Signing Date or is created or acquired after the Signing Date to the extent permitted pursuant to the terms hereof; (b) cash and Cash Equivalents that are subject to Agent’s Lien and control (except as permitted pursuant to Section 8.6), pursuant to documentation in form and substance reasonably satisfactory to Agent; (c) loans and advances permitted under Sections 10.2.1, 10.2.5 and 10.2.8; and (d) Investments pursuant to Hedging Agreements permitted under this Agreement.

Restricted Payment - any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any Loan Party or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock of any Loan Party or any Subsidiary or any option, warrant or other right to acquire any such Capital Stock in any Loan Party or any Subsidiary.

Restrictive Agreement - an agreement (other than a Loan Document) that conditions or restricts the right of any Loan Party to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolving Commitment Termination Date - the date which is four (4) years from the Closing Date.

Revolving Loan - a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance; collectively, Revolving Loans.

Revolving Loan Commitment - for any Lender, its obligation to make Revolving Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1, or as specified hereafter in the most recent Assignment and Acceptance to which it is a party.  “Revolving Loan Commitments” means the aggregate amount of such commitments of all Lenders.

Revolving Loan Note - any promissory note to be executed by Borrowers in favor of a Lender, which shall be in the amount of such Lender’s Revolving Loan Commitment and shall evidence the Revolving Loans made by such Lender.

Royalties - all royalties, fees, expense reimbursement and other amounts payable by a Loan Party under a License.

S&P - Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Section 2.1.7 New Lender -  has the meaning set forth in Section 2.1.7 hereof.

Secured Parties - Agent, Issuing Bank, Lenders and providers of Bank Products.

Securities Account - a securities account (as that term is defined in the UCC).

Security Documents - any Guaranty, Control Agreements, UK Security Document, Pledge Agreements and all Loan Documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer - the chairman of the board, president, chief executive officer, global controller, chief financial officer or treasurer of Administrative Borrower or, if the context requires, a Borrower or a Loan Party.

Settlement Report - a report delivered by Agent to Lenders summarizing the Revolving Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolving Loan Commitments.

Signing Date - as defined in the preamble to this Agreement.

Software - as defined in the UCC.

Solvent - as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code, is not “unable to pay its debts as they fall due” within the meaning of Section 123 of the Insolvency Act 1986 of the United Kingdom, and is not “insolvent” within the meaning of Article 1 of the Companies (Jersey) Law 1991 or in a state of “insolvency” within the meaning of Article 1 of the Bankruptcy (Désastre) (Jersey) Law 1990; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates.  “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Statutory Reserves - the percentage (expressed as a decimal) established by the Board of Governors as the then stated maximum rate for all reserves (including those imposed by Regulation D of the Board of Governors, all basic, emergency, supplemental or other marginal reserve requirements, and any transitional adjustments or other scheduled changes in reserve requirements) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency Liabilities (or any successor category of liabilities under Regulation D).

Subsidiary - of any Person shall mean a corporation or other entity whose Capital Stock having ordinary voting power (other than Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation or other entity, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

Subsidiary Stock - all of the issued and outstanding Capital Stock of any Subsidiary owned by any Borrower (not to exceed 66% of the Capital Stock of any Foreign Subsidiary that is not a Borrower or Guarantor).

Supporting Obligation - as defined in the UCC.

Swingline Loan - any Borrowing of Base Rate Revolving Loans funded with Agent’s funds, until such Borrowing is settled among Lenders pursuant to Section 4.1.3.

Taxes - any taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature imposed by any Governmental Authority, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security, franchise, intangibles, stamp or recording taxes imposed by any Governmental Authority, and all interest, penalties and similar liabilities relating thereto.

Transferee - any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

Type - any type of a Loan (i.e., Base Rate Loan or LIBOR Loan) that has the same interest option and, in the case of LIBOR Loans, the same Interest Period.

UCC - the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

UK Borrower - Hudson Global Resources Limited.

US Borrowers - collectively, Hudson Highland Group, Inc., and Hudson Global Resources Management, Inc.

UK Dominion Account - means each Dominion Account of the UK Borrower with the Agent in England or a bank in England in respect of which the Agent has exclusive access and control for the purposes of this Agreement.

UK Security Documents - shall mean (i) a first ranking share charge governed by English law over 100 percent (100%) of the issued Capital Stock of UK Borrower, (ii) a first ranking security interest created pursuant to the Security Interests (Jersey) Law 1983 over 100 percent (100%) of the issued Capital Stock of HGRJ and (iii) a debenture incorporating first ranking fixed and floating charges over the assets, properties and undertaking of UK Borrower.

US Borrowers - collectively, Hudson Highland Group, Inc., and Hudson Global Resources Management, Inc.

Unbilled Accounts Advance Rate - the lesser of (a) sixty five percent (65%) of the Value of Eligible Unbilled Accounts, (b) $15,000,000 or (c) thirty percent (30%) of the Borrowing Base (without deducting Availability Reserves therefrom).

Value - (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first out basis; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or validly could be claimed by the Account Debtor or any other Person.

Weekly Reporting Trigger - any time when (i) the daily average Excess Availability for the immediately preceding three (3) Business Days is equal to or less than fifteen percent (15%) of the Borrowing Base or (ii) consolidated cash on hand plus Excess Availability for the immediately preceding three (3) Business Days is less than $15,000,000; provided, however, no Weekly Reporting Trigger shall occur so long as the Loan Parties have maintained at all times for the immediately preceding 90 days cash deposits in a Dominion Account with Agent or and Affiliate of Agent in an amount of at least $15,000,000.

1.2           Accounting Terms.  Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Loan Parties delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Loan Parties’ certified public accountants concur in such change, the change is disclosed to Agent, and if necessary, Section 10.3 is amended in a manner reasonably satisfactory to Borrowers and Required Lenders to take into account the effects of the change. Whenever the terms “Loan Parties”, “Borrowers” or “Parent” is used in respect of a financial covenant or a related definition, it shall be understood to mean HHG and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise.

1.3           Certain Matters of Construction.  The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.”  The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person includes successors and assigns; (f) time of day means time of day at Agent’s notice address under Section 15.3.1; or (g) discretion (without the use of any modifier thereof) of Agent, Issuing Bank or any Lender means the sole and absolute discretion of such Person.  Unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise reasonably satisfactory to Agent in its discretion (and not necessarily calculated in accordance with GAAP).  Loan Parties shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents.  No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  Whenever the phrase “to the best knowledge” of any Loan Party or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties.

1.4           Foreign Currency Matters.  All calculations of Value, fundings of Loans, issuances of Letters of Credit and payments of Obligations shall be in Dollars.

SECTION 2.  CREDIT FACILITIES

2.1           Revolving Loan Commitment.

2.1.1        Revolving Loans.  Each Lender agrees, severally on a Pro Rata basis up to its Revolving Loan Commitment, on the terms set forth herein, to make Revolving Loans to Borrowers from time to time commencing on the Closing Date and continuing through the Commitment Termination Date.  The Revolving Loans may be repaid and reborrowed as provided herein.  In no event shall Lenders have any obligation to honor a request for a Revolving Loan by Administrative Borrower on behalf of any Borrower or at the request of any Borrower if the unpaid balance of Revolving Loans outstanding at such time (including the requested Loan) would exceed an aggregate amount equal to the lesser of (i) the Borrowing Base and (ii) the Revolving Loan Commitments (after giving effect, in the case of this clause (ii) only, to any Availability Reserves set forth in clauses (a), (b) and (h) of the definition of Availability Reserves).

2.1.2        Revolving Loan Notes.  The Revolving Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of any Lender, Borrowers shall deliver a Revolving Loan Note to such Lender.

2.1.3        Use of Proceeds.  The proceeds of Revolving Loans shall be used by Borrowers solely (a) to pay each of the Persons listed in the disbursement direction letter furnished by Borrowers to Agent on the Closing Date; (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to repay existing Debt of Loan Parties and certain Subsidiaries to pay off a financing arrangement with Wells Fargo Capital Finance, as agent owing to the existing creditors listed in the disbursement direction letter furnished by Borrowers to Agent on the Closing Date; (d) to pay Obligations in accordance with this Agreement; and (e) for working capital and other lawful corporate purposes of Borrowers, and to pay all other payments expressly permitted under this Agreement.  None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any Debt which was originally incurred to purchase or carry any margin security or for any other purpose, which, with respect to any of the foregoing, causes any of the Loans to be considered a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

2.1.4        Termination of Revolving Loan Commitments.

(a)           The Revolving Loan Commitments shall terminate on the Commitment Termination Date, unless sooner terminated in accordance with this Agreement.  Upon at least five (5) Business Days prior written notice to Agent, Administrative Borrower, on behalf of Borrowers, may, at its option, terminate the Revolving Loan Commitments and this credit facility.  Any notice of termination given by Administrative Borrower, on behalf of Borrowers, shall be irrevocable.  On the termination date, Borrowers shall make Full Payment of all Obligations.

(b)           Concurrently with any termination of the Revolving Loan Commitments, for whatever reason (including a termination under Section 11.2 hereof), Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders and as liquidated damages for loss of bargain (and not as a penalty), an amount equal to (i) if the termination occurs during the first Loan Year, one (1.0%) percent of the Revolving Loan Commitments being terminated; (ii) if it occurs during the second Loan Year, one half of one (0.50%) percent of the Revolving Loan Commitments being terminated; and (iii) if it occurs thereafter but before 365 days prior to the Revolving Commitment Termination Date, one quarter of one (0.25%) percent of the Revolving Loan Commitments being terminated.

2.1.5        Overadvances.  If the aggregate principal amount of the Revolving Loans exceeds, at any time, the lesser of (a) the Borrowing Base and (b) the Revolving Loan Commitments (after giving effect, in the case of this clause (b) only, to any Availability Reserves set forth in clauses (a), (b) and (h) of the definition of Availability Reserves (any such occurrence, an “Overadvance”), the excess amount (which shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents) shall be payable by Borrowers promptly on demand (but in any event not later than the next Business Day) by Agent, unless such Overadvance is the result of the establishment of an Availability Reserve by Agent and is not related to any other event, condition or other matter other than the establishment of such Availability Reserve, in which case, such Overadvance shall be payable by Borrowers within five (5) Business Days from the date of such demand.  Unless its authority has been revoked in writing by Required Lenders, Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (i) when no other Event of Default is known to Agent, as long as (A) the Overadvance does not continue for more than thirty (30) consecutive days (and no Overadvance may exist for at least five (5) consecutive days thereafter before further Overadvance Loans are required), and (B) the Overadvance is not known by Agent to exceed ten (10%) percent of the Borrowing Base; and (ii) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (A) is not increased by more than $1,000,000, and (B) does not continue for more than thirty (30) consecutive days.  In no event shall Overadvance Loans be required that would cause the outstanding principal amount of the Revolving Loans and LC Obligations described in clauses (a) and (b) of the definition thereof to exceed the aggregate Revolving Loan Commitments.  Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby.  In no event shall any Borrower or other Loan Party be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6        Protective Advances.  Agent shall be authorized, in its discretion, at any time that an Event of Default exists or any conditions in Section 6 are not satisfied to make Base Rate Revolving Loans (“Protective Advances”) (a) up to an aggregate amount of ten (10%) percent of the Borrowing Base outstanding at any time, if Agent deems such Loans necessary or desirable to preserve or protect any Collateral, or to enhance the collectibility or repayment of Obligations; or (b) to pay any other amounts chargeable to Loan Parties under any Loan Documents, including costs, fees and expenses.  All Protective Advances shall be Obligations, secured by the Collateral, and shall be treated for all purposes as Extraordinary Expenses; provided, that Agent shall provide Administrative Borrower with notice upon making any such Protective Advance.  Each Lender shall participate in each Protective Advance on a Pro Rata basis.  Required Lenders may at any time revoke Agent’s authorization to make further Protective Advances by written notice to Agent.  Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.1.7        Increase of the Maximum Revolving Loan Amount by Borrowers.

(a)           The Administrative Borrower may at any time, by written notice to the Agent, request that Agent increase the maximum principal amount of the Revolving Loan (each a “Borrower Revolver Increase”) by (i) adding one or more new lenders to the revolving loan facility under this Agreement (each a “Section 2.1.7 New Lender”) who wish to participate in such Borrower Revolver Increase and/or (ii) increasing the Revolving Loan Commitment of one or more Lenders party to this Agreement who wish to participate in such Borrower Revolver Increase; provided, however, that (w) the Borrowers may only add a Section 2.1.7 New Lender if, and only to the extent, there is insufficient participation on behalf of the existing Lenders, (x) no Default or Event of Default shall have occurred and be continuing as of the date of such request or as of the effective date of such Borrower Revolver Increase (each a “Borrower Increase Date”) or shall occur as a result thereof, (y) any Section 2.1.7 New Lender that becomes party to this Agreement pursuant to this Section 2.1.7 shall satisfy the requirements of Section 13.3 hereof and shall be reasonably acceptable to Agent and consented to by the Borrowers and (z) the other conditions set forth in this Section 2.1.7 are satisfied.  The Agent shall use commercially reasonable efforts to arrange for the syndication of any Borrower Revolver Increase. The Agent shall promptly inform the Lenders of any such request made by the Borrowers.  The aggregate amount of Borrower Revolver Increases hereunder shall not exceed $10,000,000.

(b)           On a Borrower Increase Date, (i) each Section 2.1.7 New Lender that has chosen to participate in such Borrower Revolver Increase shall, subject to the conditions set forth in Section 2.1.7(a), become a Lender party to this Agreement as of such Borrower Increase Date and shall have a Revolving Loan Commitment in an amount equal to its share of such Borrower Revolver Increase and (ii) each Lender that has chosen to increase its Revolving Loan Commitment pursuant to this Section 2.1.7 will have its Revolving Loan Commitment increased by the amount of its share of the Borrower Revolver Increase as of such Borrower Increase Date; provided, however, that (y) Agent shall have received from the Borrowers payment of any fees and/or expenses then due with respect to such Borrower Revolver Increase, and (z) Agent shall have received on or before such Borrower Increase Date the following, each dated such date:

(i)           an assumption agreement from each Section 2.1.7 New Lender participating in such Borrower Revolver Increase, if any, in form and substance reasonably satisfactory to the Agent, duly executed by such Section 2.1.7 New Lender, the Agent and the Borrowers;

(ii)           confirmation from each Lender participating in such Borrower Revolver Increase of the increase in the amount of its Revolving Loan Commitment, in form and substance reasonably satisfactory to the Agent;

(iii)           a certificate of Administrative Borrower certifying that no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such Borrower Revolver Increase;

(iv)           a certificate of Administrative Borrower certifying that the representations and warranties made by each Loan Party herein and in the other Loan Documents are true and complete in all material respects with the same force and effect as if made on and as of such date (or, to the extent any such representation or warranty specifically relates to an earlier date, such representation or warranty is true and complete in all material respects as of such earlier date);

(v)           supplements or modifications to this Agreement and the other Loan  Documents and such additional Loan Documents, including any new Revolving Loan Notes to Section 2.1.7 New Lenders and replacement Revolving Loan Notes to Lenders that agree to participate in such Borrower Revolver Increase, that the Agent reasonably deems necessary in order to document such Borrower Revolver Increase and otherwise assure and give effect to the rights of the Agent and the Lenders in this Agreement and the other Loan Documents; and

(vi)           such other documents, instruments and information as the Agent or its counsel shall reasonably deem necessary in connection with such Borrower Revolver Increase.

(c)           On such Borrower Increase Date, upon fulfillment of the conditions set forth in this Section 2.1.7, the Agent shall (i) effect a settlement of all outstanding Revolving Loans among the Lenders that will reflect the adjustments to the Revolving Loan Commitments of the Lenders as a result of such Borrower Revolver Increase and (ii) notify the Lenders, any Section 2.1.7 New Lenders participating in such Borrower Revolver Increase and the Borrowers, on or before noon (New York time), by telecopier or e-mail, of the occurrence of such Borrower Revolver Increase to be effected on such Borrower Increase Date.

2.2           Reserved.

2.3           Letter of Credit Facility.

2.3.1        Issuance of Letters of Credit.  Issuing Bank agrees to issue Letters of Credit from time to time, commencing on the Closing Date until thirty (30) days prior to the Revolving Commitment Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)           Each Borrower acknowledges that Issuing Bank’s willingness to issue any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount.  Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least two (2) Business Days prior to the requested date of issuance; and (ii) each LC Condition is satisfied.  If Issuing Bank receives written notice from Agent at least one (1) Business Day before issuance of a Letter of Credit that any LC Condition has not been satisfied, Issuing Bank shall have no obligation to issue the requested Letter of Credit (or any other) until such notice is withdrawn in writing by Agent or until Required Lenders have waived such condition in accordance with this Agreement.  Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)           Letters of Credit may be requested by Administrative Borrower, for the benefit of a Borrower, only (i) to support obligations of such Borrower incurred for proper corporate purposes; or (ii) for other purposes as Agent and Lenders may approve from time to time in writing.  The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit; except, that, delivery of a new LC Application shall be required at the discretion of Issuing Bank.

(c)           Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary.  In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority.  The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative.  Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

(d)           In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, notice or other communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person (except to the extent Issuing Bank shall be grossly negligent in doing so or shall engage in willful misconduct).  Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts (except to the extent Issuing Bank shall be grossly negligent in doing so or shall engage in willful misconduct).  Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected with reasonable care.

(e)           Notwithstanding anything contained herein to the contrary, the Issuing Bank shall not be under any obligation to issue any Letter of Credit if any Lender is at such time an Impacted Lender hereunder, unless Issuing Bank has entered into arrangements satisfactory to the Issuing Bank with Borrowers or such Impacted Lender to eliminate the Issuing Bank’s risk with respect to such Impacted Lender (it being understood that the Issuing Bank would consider Borrowers providing Cash Collateral to Agent, for the benefit of the Issuing Bank, to secure the Impacted Lender’s pro rata share of the Letter of Credit a satisfactory arrangement); provided, that, notwithstanding anything contained in any Loan Document to the contrary, each of the parties hereto hereby agree that any grant of collateral by any Person to Agent or the Issuing Bank in connection with such arrangements to eliminate such risks of the Issuing Bank shall be deemed to be permitted under the terms of the Loan Documents (and shall not result in any violation thereof) and neither Agent nor the Issuing Bank shall be required to share such collateral with any Lender.

2.3.2        Reimbursement; Participations.

(a)           If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day if demand therefor is received prior to noon and the following day if demand therefor is received after noon (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolving Loans from the Reimbursement Date until payment by Borrowers.  The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary.  Whether or not Administrative Borrower submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolving Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)           Upon issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit.  If Issuing Bank makes any payment under a Letter of Credit and Borrowers do not reimburse such payment on the Reimbursement Date, Agent shall promptly notify Lenders and each Lender shall promptly (within one (1) Business Day) and unconditionally pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment.  Upon request by a Lender, Issuing Bank shall furnish copies of any Letters of Credit and LC Documents in its possession at such time.

(c)           The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or the existence of any setoff or defense that any Loan Party may have with respect to any Obligations.  Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents.  Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Loan Party.  Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Loan Party.

(d)           No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct.  Issuing Bank shall not have any liability to any Lender if Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.

2.3.3        Cash Collateral.  If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default exists, (b) that Availability is less than zero, (c) after the Commitment Termination Date, or (d) within five (5) Business Days prior to the Revolving Commitment Termination Date, then Borrowers shall, at Issuing Bank’s or Agent’s request, pay to Issuing Bank the amount of all outstanding LC Obligations and Cash Collateralize all outstanding Letters of Credit.  If Borrowers fail to Cash Collateralize outstanding Letters of Credit as required herein, Lenders may (and shall upon direction of Agent) advance, as Revolving Loans, the amount of the Cash Collateral required (whether or not the Commitments have terminated, an Overadvance exists, or the conditions in Section 6 are satisfied).  Any Letter of Credit that is so Cash Collateralized shall be deemed no longer outstanding for purposes of this Agreement.

2.3.4        Foreign Currencies.  All Loans shall be made in Dollars. All Letters of Credit shall be denominated in Dollars, British Pounds, Euros, the Swedish Kroner and such other currencies as agreed to by Agent in its Permitted Discretion. Agent and Lenders shall permit the conversion by Borrower of any Loan made by or for or Letter of Credit issued for the direct benefit or use of UK Borrower to a currency other than Dollars by means of a foreign exchange facility provided by an Affiliate of Agent, provided that (a) such currency is freely available for purchase or exchange in international currency markets, (b) the making of such Loans or issuance of such Letter of Credit does not otherwise violate any term or condition of this Agreement or the other Loan Documents, and (c) for purposes of determining Availability, all amounts of Loans and Letters of Credit to or for the direct benefit or use of UK Borrower shall be calculated in Dollar equivalents as of the date such Loan is made or Letter of Credit is issued.

SECTION 3.  INTEREST, FEES AND CHARGES

3.1           Interest.

3.1.1        Rates and Payment of Interest.

(a)           The Obligations, other than the LC Obligations, shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at the LIBOR Lending Rate for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolving Loans.  Interest shall accrue from the date the Loan is advanced or the Obligation is incurred or payable, until paid by Borrowers.  If a Loan is repaid on the same day made, one (1) day’s interest shall accrue.

(b)           During an Insolvency Proceeding with respect to any Loan Party, or during any other Event of Default if Agent in its discretion so elects, Obligations shall bear interest at the Default Rate.  Each Loan Party acknowledges that the cost and expense to Agent and each Lender due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for such added cost and expense.

(c)           Interest accrued on the Loans shall be due and payable in arrears, (i) for any Base Rate Loan, on the first (1st) day of each month and, for any LIBOR Loan, the last day of its Interest Period; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable promptly on demand (but in any event not later than the next Business Day).  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable promptly on demand (but in any event not later than the next Business Day).

3.1.2                      Continuation and Conversion Elections.  By delivering a Notice of Conversion/Continuation to Agent on or before 12:00 noon New York City time on a Business Day, Borrowers may from time to time irrevocably elect, on not less than two (2) nor more than five (5) Business Days’ notice, that, subject to Section 4.3 below, (a) any Base Rate Loan be converted to a LIBOR Loan or (b) any LIBOR Loan be converted on the last day of an Interest Period into a LIBOR Loan with a different Interest Period, or continued on the last day of an Interest Period as a LIBOR Loan with a similar Interest Period; provided, however, that, in Agent’s discretion, no portion of the outstanding principal amount of any Loans may be converted to, or continued as, LIBOR Loans when any Event of Default has occurred and is continuing, and no portion of the outstanding principal amount of any Loans may be converted to LIBOR Loans of a different duration if such Loans relate to obligations under any Hedging Agreement with a Bank Product Provider.  In the absence of delivery of a Notice of Conversion/Continuation with respect to any LIBOR Loan at least two Business Days before the last day of the then current Interest Period with respect thereto, such LIBOR Loan shall, on such last day, automatically convert to a Base Rate Loan.

3.1.3        Repayments, Continuations and Conversions of LIBOR Loans.  LIBOR Loans shall mature and become payable in full on the last day of the Interest Period relating to such LIBOR Loan.  Upon maturity, a LIBOR Loan may be continued for an additional Interest Period or may be converted to a Base Rate Loan, as set forth in Section 3.1.2.

3.1.4        Substitute Rate.

(a)           If Agent shall have determined that:

(i)           Dollar deposits in the relevant amount and for the relevant Interest Period are not available to Agent in the London interbank market; or

(ii)          by reason of circumstances affecting Agent in the London interbank market, adequate means do not exist for ascertaining the LIBOR Rate applicable hereunder to LIBOR Loans of any duration,

then, upon notice from Agent to Administrative Borrower, the obligations of the Lenders hereunder to make or continue any Loans as, or to convert any Loans into, LIBOR Loans of such duration shall forthwith be suspended until the circumstances causing such suspension no longer exist.  Agent shall give timely notice to Administrative Borrower that such circumstances no longer exist.

(b)           If any Lender shall have determined that the LIBOR Rate no longer adequately reflects such Lender’s cost of funding loans, then, upon notice from such Lender to Administrative Borrower and Agent, the obligations of such Lender under this Section to make or continue any Loans as, or to convert any Loans into, LIBOR Loans of such duration shall forthwith be suspended until the circumstances causing such suspension no longer exist.  Agent shall give timely notice to Administrative Borrower that such circumstances no longer exist.

3.2           Fees.

3.2.1        Unused Line Fee.  Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to (a) 0.625% per annum multiplied by the amount by which the Revolving Loan Commitments exceed the average daily principal balance of Revolving Loans and stated amount of Letters of Credit during any month (the “Average Daily Balance”), if such Average Daily Balance is less than thirty three (33%) percent of the Revolving Loan Commitments and (b) 0.40% per annum multiplied by the amount by which the Revolving Loan Commitments exceed the average daily principal balance of Revolving Loans and stated amount of Letters of Credit during any month, if such Average Daily Balance is greater than or equal to thirty three (33%) percent.  Such fee shall be payable in arrears, on the first (1st) day of each month and on the Commitment Termination Date.

3.2.2        LC Facility Fees.  Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolving Loans multiplied by the average daily stated amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first (1st) day of each month; (b) to Agent, for the account of Issuing Bank, a fronting fee equal to one-eighth of one (.125%) percent of the stated amount of each Letter of Credit, which fee shall be payable upon issuance of the Letter of Credit and (so long as such Letter of Credit is outstanding) on each anniversary date of such issuance, and shall be payable on any increase in stated amount made between any such dates; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be detailed in an invoice to Administrative Borrower and be paid as and when incurred.

3.2.3        Other Fees.  Borrowers shall pay to Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein.  To the extent payment in full of the applicable fee as set forth in the Fee Letter is received by Agent from Borrowers on or about the Closing Date, Agent shall pay to each Lender its share of such fees in accordance with the terms of the arrangements of Agent with such Lender.

3.3           Computation of Interest, Fees, Yield Protection.  All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of three hundred sixty (360) days.  Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.  All fees shall be fully earned when due and shall not be subject to rebate or refund, nor subject to proration except as specifically provided herein.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.9, submitted to Administrative Borrower by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error.

3.4           Reimbursement Obligations.  Borrowers shall reimburse Agent for all Extraordinary Expenses.  Borrowers shall also reimburse Agent for all reasonable out-of-pocket legal, accounting, appraisal, consulting, and other  reasonable fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(b), each inspection, audit or appraisal with respect to any Loan Party or Collateral, whether prepared by Agent’s personnel or a third party.  All legal, accounting and consulting fees shall be charged to Borrowers by Agent’s professionals at their full hourly rates, regardless of any reduced or alternative fee billing arrangements that Agent or any of its Affiliates may have with such professionals with respect to this or any other transaction.  All amounts reimbursable by Borrowers under this Section shall constitute Obligations secured by the Collateral and shall be payable within five (5) days after receipt of written demand (which shall set forth such amount and the basis therefor in reasonable detail).

3.5           Illegality.  If a Lender shall in good faith determine (which determination shall, upon notice thereof to Administrative Borrower and Agent be conclusive and binding on Borrowers) that the introduction of or any change in or in the interpretation of any law, rule, regulation or guideline (whether or not having the force of law), makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender to make, continue or maintain any LIBOR Loan as, or to convert any Loan into, a LIBOR Loan of a certain duration, the obligations of such Lender to make, continue, maintain or convert into any such LIBOR Loans shall, upon such determination, forthwith be suspended until such Lender shall notify Borrower and Agent that the circumstances causing such suspension no longer exist, and all LIBOR Loans of such type of such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

3.6           Increased Costs.

3.6.1        Increased Costs Generally.  If on or after the Signing Date, the adoption of any applicable law, rule or regulation or guideline (whether or not having the force of law), or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(a)           shall subject any Lender to any Tax with respect to its LIBOR Loans or its obligation to make LIBOR Loans, or shall change the basis of taxation of payments to such Lender of the principal of or interest on its LIBOR Loans or any other amounts due under this Agreement in respect of its LIBOR Loans or its obligation to make LIBOR Loans (except for Excluded Taxes); or

(b)           shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors) against assets of, deposits with or for the account of, or credit extended by, such Lender or shall impose on such Lender or on the London interbank market any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement with respect thereto, by an amount deemed by such Lender to be material, then, within fifteen (15) days after written demand (which shall set forth the amount(s) due and the basis therefor in reasonable detail and shall be conclusive and binding on Borrowers absent manifest error) by such Lender, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

3.6.2        Failure or Delay in Demanding Compensation.  Failure or delay on the part of Agent or any Lender to demand compensation pursuant to this Section 3.6 or in Section 3.7 below shall not constitute a waiver of Agent’s or such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate Agent or any Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that Agent or such Lender notifies the Administrative Borrower of the change in law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.7           Increased Capital Costs.  If on or after the Signing Date, any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Lender, or Person controlling such Lender, and such Lender determines (in its discretion) that the rate of return on its or such controlling Person’s capital as a consequence of its Commitments or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon written notice from time to time by such Lender to Borrower and Agent, Borrowers shall within fifteen (15) days pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return.  Such notice shall include a statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) which shall, in the absence of manifest error, be conclusive and binding on Borrowers.  In determining such amount, such Lender may use any method of averaging and attribution that it (in its discretion) shall deem applicable.

3.8           Mitigation.  Each Lender agrees that, upon becoming aware that it is subject to Section 3.5, 3.6, 3.7 or 5.9, it will take reasonable measures to reduce Borrowers’ obligations under such Sections, including funding or maintaining its Commitments or Loans through another office, as long as use of such measures would not adversely affect the Lender’s Commitments, Loans, business or interests, and would not be inconsistent with any internal policy or applicable legal or regulatory restriction.

3.9           Indemnities.  In addition to the LIBOR Loan Prepayment Fee payable under Section 5.4.1, Borrowers agree to reimburse each Lender (without duplication) for any increase in the cost to such Lender, or reduction in the amount of any sum receivable by such Lender, in respect, or as a result of:

(a)           any conversion or repayment or prepayment of the principal amount of any LIBOR Loans on a date other than the scheduled last day of the Interest Period applicable thereto;

(b)           any Loans not being made as LIBOR Loans in accordance with the Notice of Borrowing thereof;

(c)           any Loans not being continued as, or converted into, LIBOR Loans in accordance with the Notice of Conversion/ Continuation notice thereof; or

(d)           any costs associated with marking to market any obligations under any Hedging Agreement with a Bank Product Provider that (in the reasonable determination of Agent) are required to be terminated as a result of any conversion, repayment or prepayment of the principal amount of any LIBOR Loan on a date other than the scheduled last day of the Interest Period applicable thereto.

Such Lender shall promptly notify Administrative Borrower and Agent in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and contain a computation of the additional amount required to fully compensate such Lender for such increased cost or reduced amount.  Such additional amounts shall be payable by Borrowers to such Lender within fifteen (15) Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on Borrowers.  Borrowers understand, agree and acknowledge the following: (i) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of LIBOR Rate as a basis for calculating the rate of interest on a LIBOR Loan, (ii) the LIBOR Rate may be used merely as a reference in determining such rate, and (iii) each Borrower has accepted the LIBOR Rate as a reasonable and fair basis for calculating such rate, the LIBOR Loan Prepayment Fee, and other funding losses incurred by the Lenders.  Borrowers further agree to pay the LIBOR Loan Prepayment Fee and other funding losses, if any, whether or not the applicable Lender elects to purchase, sell and/or match funds.

3.10           Maximum Interest.  In no event shall interest, charges or other amounts that are contracted for, charged or received by Agent and Lenders pursuant to any Loan Documents and that are deemed interest under Applicable Law (“interest”) exceed the highest rate permissible under Applicable Law (“maximum rate”).  If, in any month, any interest rate, absent the foregoing limitation, would have exceeded the maximum rate, then the interest rate for that month shall be the maximum rate and, if in a future month, that interest rate would otherwise be less than the maximum rate, then the rate shall remain at the maximum rate until the amount of interest actually paid equals the amount of interest which would have accrued if it had not been limited by the maximum rate.  If, upon Full Payment of the Obligations, the total amount of interest actually paid under the Loan Documents is less than the total amount of interest that would, but for this Section, have accrued under the Loan Documents, then Borrowers shall, to the extent permitted by Applicable Law, pay to Agent, for the account of Lenders, (a) the lesser of (i) the amount of interest that would have been charged if the maximum rate had been in effect at all times, or (ii) the amount of interest that would have accrued had the interest rate otherwise set forth in the Loan Documents been in effect, minus (b) the amount of interest actually paid under the Loan Documents.  If a court of competent jurisdiction determines that Agent or any Lender has received interest in excess of the maximum amount allowed under Applicable Law, such excess shall be deemed received on account of, and shall automatically be applied to reduce, Obligations other than interest (regardless of any erroneous application thereof by Agent or any Lender), and upon Full Payment of the Obligations, any balance shall be refunded to Borrowers.  In determining whether any excess interest has been charged or received by Agent or any Lender, all interest at any time charged or received from Borrowers in connection with the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations.

3.11           Replacement Lender.  Administrative Borrower may obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for a Lender, other than Agent, invoking Section 3.6, 3.7, 4.2 or 5.9 of this Agreement (an “Affected Lender”), which Replacement Lender shall be reasonably satisfactory to Agent.  In the event Administrative Borrower obtains a Replacement Lender that will purchase all outstanding Obligations owed to such Affected Lender and assume its Revolving Loan Commitment hereunder within ninety (90) days following notice of Administrative Borrower’s intention to do so, the Affected Lender shall sell and assign its Loans and Revolving Loan Commitment to such Replacement Lender in accordance with the provisions of Section 13.3, provided, however, Borrowers have (1) reimbursed such Affected Lender for any administrative fee payable by such Affected Lender to Agent pursuant to Section 13.3 and (2) in any case where such replacement occurs as the result of a demand for payment of certain costs pursuant to Sections 3.6, 3.7 or 3.9, paid all increased costs for which such Affected Lender is entitled to under such Sections 3.6, 3.7 or 3.9 through the date of such sale and assignment; provided, that each Replacement Lender shall be an Eligible Assignee.

SECTION 4.  LOAN ADMINISTRATION

4.1           Manner of Borrowing and Funding Revolving Loans.

4.1.1        Notice of Borrowing.

(a)           Whenever Borrowers desire funding of a Borrowing of Revolving Loans, Administrative Borrower shall give Agent a Notice of Borrowing.  Such notice must be received by Agent no later than 1:00 p.m. New York City time (i) on the Business Day of the requested funding date, in the case of Base Rate Loans, and (ii) at least two (2) Business Days prior to the requested funding date, in the case of LIBOR Loans.  Notices received after 1:00 p.m. New York City time shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the principal amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as Base Rate Loans or LIBOR Loans, and (D) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be one (1) month if not specified).

(b)           Unless payment is otherwise timely made by Borrowers, the becoming due of any Obligations (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Bank Product Debt) shall be deemed to be a request for Base Rate Revolving Loans on the due date, in the amount of such Obligations.  The proceeds of such Revolving Loans shall be disbursed as direct payment of the relevant Obligation.

(c)           Borrowers shall establish and maintain controlled disbursement accounts with Agent or Agent’s Affiliate.  The parties agree that the presentation for payment of any check or other item of payment drawn on, or other transfer made from, such account at a time when there are insufficient funds to cover it shall be deemed to be a request for Base Rate Loans on the date of such presentation, in the amount of the check and items presented for payment.  The proceeds of such Loans may be disbursed directly to the controlled disbursement accounts or other appropriate account.

4.1.2        Fundings by Lenders.  Each Lender shall timely honor its Revolving Loan Commitment by funding its Pro Rata share of each Borrowing of Revolving Loans that is properly requested hereunder.  Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 2:00 p.m. New York City time on the proposed funding date for Base Rate Loans or by 3:00 p.m. New York City time at least two (2) Business Days before any proposed funding of LIBOR Loans.  Each Lender shall fund to Agent such Lender’s Pro Rata share of the Borrowing to the account specified by Agent in immediately available funds not later than 3:00 p.m. New York City time on the requested funding date, unless Agent’s notice is received after the times provided above, in which event Lender shall fund its Pro Rata share by 11:00 a.m. New York City time on the next Business Day.  Subject to its receipt of such amounts from Lenders, Agent shall disburse the proceeds of the Revolving Loans as directed by Administrative Borrower.  Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers.  If a Lender’s share of any Borrowing is not in fact received by Agent, then Borrowers agree to repay to Agent promptly on demand (but in any event not later than the next Business Day) the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to such Borrowing.

4.1.3        Swingline Loans; Settlement.

(a)           Agent may in its sole discretion, but shall not be obligated to, advance Swingline Loans to Borrowers out of Agent’s own funds, up to an aggregate outstanding amount of $5,000,000, unless the funding is specifically required to be made by all Lenders hereunder.  Each Swingline Loan shall constitute a Revolving Loan for all purposes; except, that, payments thereon shall be made to Agent for its own account.  The obligation of Borrowers to repay Swingline Loans shall be evidenced by the records of Agent and need not be evidenced by any promissory note.

(b)           To facilitate administration of the Revolving Loans, Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Borrower) that settlement among them with respect to Swingline Loans and other Revolving Loans may take place periodically on a date determined from time to time by Agent, which shall occur at least once every five (5) Business Days.  On each settlement date, settlement shall be made with each Lender in accordance with the Settlement Report delivered by Agent to Lenders.  Between settlement dates, Agent may in its discretion apply payments on Revolving Loans to Swingline Loans, regardless of any designation by Borrowers or any provision herein to the contrary.  Each Lender’s obligation to make settlements with Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated, an Overadvance exists, or the conditions in Section 6 are satisfied.  If, due to an Insolvency Proceeding with respect to a Loan Party or otherwise, any Swingline Loan may not be settled among Lenders hereunder, then each Lender shall be deemed to have purchased from Agent a Pro Rata participation in each unpaid Swingline Loan and shall transfer the amount of such participation to Agent, in immediately available funds, within one (1) Business Day after Agent’s request therefor.  Each Lender shall only be entitled to receive interest on its Pro Rata share of the Loans to the extent such Loans have been funded by such Lender.  Because Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

4.1.4        Notices.  Each Loan Party authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of interest rates, and transfer funds to or on behalf of Borrowers based on telephonic or e-mailed instructions.  Administrative Borrower, for the account of Borrowers, shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs in any material respect from the action taken by Agent or Lenders upon its good faith understanding of such instructions by a Loan Party, the records of Agent and Lenders shall govern.  Neither Agent nor any Lender shall have any liability for any loss suffered by a Loan Party as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Loan Party’s behalf.

4.2           Defaulting Lender.  If a Lender fails to make any payment to Agent that is required hereunder (a “Defaulting Lender”), Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees and whether in respect of Revolving Loans, participation interests or otherwise).  For purposes of voting or consenting to matters with respect to this Agreement and the other Loan Documents and determining Pro Rata, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero (0).  At any time that there is a Defaulting Lender, payments received for application to the Obligations payable to Lenders (other than the Defaulting Lender) in accordance with the terms of this Agreement shall be distributed to such non-defaulting Lenders on a Pro Rata basis calculated after giving effect to the reduction of the Defaulting Lender’s  Commitment to zero (0) as provided herein or at Agent’s option, Agent may instead receive and retain such amounts that would be otherwise attributable to the Pro Rata share of the Defaulting Lender.  To the extent that Agent elects to receive and retain such amounts, Agent may hold them and, in its reasonable discretion, relend such amounts to Borrowers.  To the extent that Agent exercises its option to relend such amounts, such amounts shall be treated as Revolving Loans for the account of Agent in addition to the Revolving Loans that are made by the Lenders, other than Defaulting Lenders, on a Pro Rata basis as calculated after giving effect to the reduction of the Defaulting Lender’s Commitment to zero (0) as provided herein but shall be repaid in the same order of priority as Protective Advances for purposes of Section 5.6.1 hereof, except as Agent may otherwise elect.  Agent shall determine whether any Revolving Loans requested shall be made from relending such amounts or from Revolving Loans from the Lenders other than the Defaulting Lenders and any allocation of requested Revolving Loans between them.  The rights of a Defaulting Lender shall be limited as provided herein until such time as the Defaulting Lender (a) has made all payments to Agent of the amounts that it had failed to pay causing it to become a Defaulting Lender, (b) has made any other payments as it would have been required to make as a Lender during the period that it was a Defaulting Lender other than in respect of the principal amount of Revolving Loans, which payments as to the principal amount of Revolving Loans shall be settled and funded based on the outstanding principal balance of the Revolving Loans on the date that Defaulting Lender makes all of the payments required to be made under Section 4.2(a) above or shall be settled and funded by such Lender at such other time thereafter as Agent may specify, and (c) is otherwise in compliance with the terms of this Agreement.  Upon the making of such payment or payments by Defaulting Lender with respect to the event that is the basis for it having become a Defaulting Lender, such Lender shall (i) cease to be a Defaulting Lender, (ii) only be entitled to receive the payment of interest (and no other amounts) accrued during the period that such Lender was a Defaulting Lender to the extent previously received and retained by Agent from or for the account of Borrowers relating to the funds constituting Loans funded by such Lender prior to the date that such Lender became a Defaulting Lender (and not previously paid to such Lender), (iii) have its Commitment reinstated for all purposes and (iv) fund Loans and settle in respect of the Loans and other Obligations in accordance with the terms hereof.  The existence of a Defaulting Lender and the operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower or Guarantor of its duties and obligations hereunder.  Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Administrative Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent (such acceptance not to be unreasonably withheld). In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Debt) without any premium or penalty of any kind whatsoever; provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Agent’s, any Lender’s or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

4.3           Number and Amount of LIBOR Loans; Determination of Rate.  For ease of administration, all LIBOR Revolving Loans having the same length and beginning date of their Interest Periods shall be aggregated together, and such Loans shall be allocated among Lenders on a Pro Rata basis.  No more than seven (7) aggregated LIBOR Loans may be outstanding at any time, and each aggregate LIBOR Loan when made, continued or converted shall be in a minimum amount of $2,000,000, or an increment of $1,000,000 in excess thereof.

Upon determining the LIBOR Lending Rate for any Interest Period requested by Borrowers, Agent shall promptly notify Administrative Borrower thereof by telephone or electronically and, if requested by Administrative Borrower, shall confirm any telephonic notice in writing.

4.4           Administrative Borrower.

(a)           Each Borrower hereby irrevocably appoints and constitutes HHG (“Administrative Borrower”) as its agent to request and receive Loans and Letters of Credit pursuant to this Agreement and the Loan Documents from Agent or any Lender in the name or on behalf of such Borrower.  Agent and Lenders may disburse the Loans to such bank account of Administrative Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Loan Party.  Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(b)           Administrative Borrower hereby accepts the appointment by Borrowers to act as the agent of Borrowers pursuant to this Section 4.4.  Administrative Borrower shall ensure that the disbursement of any Revolving Loans to each Borrower requested by or paid to or for the account of Borrowers, or the issuance of any Letters of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower.

(c)           Each Borrower and Guarantor hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the Loan Documents.

(d)           Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Administrative Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower or Guarantor.

(e)           No purported termination of the appointment of Administrative Borrower as agent as aforesaid shall be effective, except after ten (10) days' prior written notice to Agent.

4.5           One Obligation.  The Loans, LC Obligations and other Obligations shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Collateral; provided, however, that, Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6           Effect of Termination.  On the effective date of any termination of the Commitments, all Obligations shall be immediately due and payable, and any Lender may upon notice to the applicable Loan Parties and subject to the terms thereof terminate its and its Affiliates’ Bank Products (including, with the consent of Agent, any Cash Management Services).  All undertakings of Loan Parties contained in the Loan Documents shall survive any termination of the Commitments, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents, in each case, until Full Payment of the Obligations.  Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its discretion, deems necessary to protect against any such damages.  The provisions of Sections 2.3, 3.4, 3.6, 3.7, 3.9, 5.5, 5.9, 12, 15.2, 15.11 and this Section, and the obligation of each Loan Party and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

SECTION 5.  PAYMENTS

5.1           General Payment Provisions.  All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 2:00 p.m. New York City time on the due date.  Any payment after such time shall be deemed made on the next Business Day.  Administrative Borrower, on behalf of Borrowers, may, at the time of payment, specify to Agent the Obligations to which such payment is to be applied, but Agent shall in all events retain the right to apply such payment in such manner as Agent, subject to the provisions hereof, may determine to be appropriate.  If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees.  Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by the LIBOR Loan Prepayment Fee and all amounts due under Section 3.9.  Subject to Section 5.6.1, any payment or prepayment of Loans shall be applied to each Lender’s Loans on a Pro Rata basis.  Subject to the immediately preceding sentence, any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans in a manner that reduced, to the extent practicable, any associated breakage costs.

5.2           Repayment of Revolving Loans.  Revolving Loans shall be due and payable in full on the Revolving Commitment Termination Date, unless payment is sooner required hereunder.  Revolving Loans may be prepaid from time to time, without penalty or premium.  Notwithstanding anything herein to the contrary, if an Overadvance exists, Borrowers shall, on the sooner of Agent’s written demand or the first (1st) Business Day after any Borrower has knowledge thereof, repay the outstanding Revolving Loans and/or Cash Collateralize LC Obligations in an amount sufficient to reduce the principal balance of Revolving Loans to the lesser of (a) the Borrowing Base and (b) the Revolving Loan Commitments (after giving effect, in the case of this clause (b) only, to any Availability Reserves set forth in clauses (a), (b) and (h) of the definition of Availability Reserves).

5.3           Mandatory Prepayments.

5.3.1         Upon any Permitted Asset Disposition (excluding a Permitted Asset Disposition referred to in clause (g) of Section 10.2.7), Borrowers shall remit the Net Proceeds thereof in excess of $3,000,000 with respect to each such disposition to Agent for application to the Revolving Loans; provided, however, Borrowers may use such Net Proceeds to purchase replacement assets so long as each of the following conditions (collectively, the “Reinvestment Conditions”) are satisfied: (i) no Default or Event of Default shall have occurred and be continuing on the date of receipt of such Net Proceeds,  (ii) Borrowers shall have certified to Agent in writing their intention to replace the assets being disposed within 180 days after receipt of such Net Proceeds, (iii) such replacement or reinvestment is actually completed within 180 days after the applicable Permitted Asset Disposition and (iv) any Net Proceeds remaining after such replacement or reinvestment or to the extent such replacement or reinvestment is not completed within 180 days after the applicable Permitted Asset Disposition shall be remitted to Agent promptly thereafter. Notwithstanding the foregoing, 100% of the Net Proceeds of any Permitted Asset Disposition shall be immediately remitted to Agent for application to the Obligations upon the occurrence and during the continuance of an Event of Default.

5.3.2         Within five (5) Business Days of any issuance of Capital Stock in a capital markets transaction by a Borrower, to the extent such issuance occurs during the continuance of an Event of Default, Borrowers shall remit the net cash proceeds thereof to Agent for application to the Revolving Loans;

5.3.3         Concurrently with the receipt of any proceeds of insurance or condemnation awards paid in respect of any assets of Borrowers, Borrowers shall prepay the Revolving Loans in an amount equal to the amount such proceeds exceed $500,000, subject to Section 8.7.2; and

5.3.4         Concurrently with the receipt of any key man life insurance proceeds, if any, Borrowers shall prepay the Revolving Loans in an amount equal to such proceeds.

5.4           Payment of LIBOR Loans and Other Obligations.

5.4.1        LIBOR Loans.  LIBOR Loans may be prepaid upon the terms and conditions set forth herein.  For LIBOR Loans in connection with which Borrowers have or may incur obligations under any Hedging Agreement with a Bank Product Provider, additional obligations may be associated with prepayment in accordance with the terms and conditions of the applicable Hedging Agreements.  Administrative Borrower shall give Agent, no later than 12:00 noon New York City time at least two (2) Business Days notice of any proposed prepayment of any LIBOR Loans, specifying the proposed date of payment of such LIBOR Loans, and the principal amount to be paid.  Each partial prepayment of the principal amount of LIBOR Loans shall be in an integral multiple of $1,000,000 and accompanied by the payment of all charges outstanding on such LIBOR Loans and of all accrued interest on the principal repaid to the date of payment.  Borrowers acknowledge that prepayment or acceleration of a LIBOR Loan during an Interest Period shall result in the Lenders incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities.  Therefore, all full or partial prepayments of LIBOR Loans on any date other than on the last day of an Interest Period shall be accompanied by, and Borrowers hereby promise to pay to Agent for the Pro Rata benefit of the Lenders, on each such date or the date all sums payable hereunder become due and payable, by acceleration or otherwise, in addition to all other sums then owing, an amount (“LIBOR Loan Prepayment Fee”) determined by Agent pursuant to the following formula:

(a)           the then current LIBOR Rate applicable to an Interest Period with a maturity date closest to the end of the Interest Period with respect to the LIBOR Loans being prepaid as to which prepayment is made, subtracted from

(b)           the LIBOR Lending Rate applicable to the LIBOR Loan being prepaid.

If the result of this calculation is zero (0) or a negative number, then there shall be no LIBOR Loan Prepayment Fee.  If the result of this calculation is a positive number, then the resulting percentage shall be multiplied by:

(i)           the amount of the LIBOR Loan being prepaid.

The resulting amount shall be divided by:

(ii)           360

and multiplied by:

(iii)           the number of days remaining in the Interest Period as to which the prepayment is being made.

The resulting amount of these calculations shall be the LIBOR Loan Prepayment Fee without duplication of any amounts payable in accordance with Section 3.9.  Upon the request of Administrative Borrower, Agent shall deliver to Administrative Borrower a written statement setting forth in reasonable detail the calculations set forth above, which shall be conclusive absent manifest error.

5.4.2        Other Obligations.  Obligations other than Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, promptly on written demand.

5.5           Marshaling; Payments Set Aside.  None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Loan Party or against any Obligations.  If any Loan Party makes a payment to Agent or Lenders, or if Agent or any Lender receives payment from the proceeds of Collateral, exercise of setoff or otherwise, and such payment is subsequently invalidated or required to be repaid to a trustee, receiver or any other Person, then the Obligations originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been received and any enforcement or setoff had not occurred.

5.6           Post-Default Allocation of Payments.

5.6.1        Allocation.   Notwithstanding anything herein to the contrary (but subject always to Applicable Law), during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Loan Party, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)           first, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

(b)           second, to interest and all other amounts owing to Agent on Swingline Loans or Protective Advances;

(c)           third, to all Obligations constituting fees (excluding amounts relating to Bank Products);

(d)           fourth, to all Obligations constituting interest (excluding amounts relating to Bank Products);

(e)           fifth, to all other Obligations or to Cash Collateralize LC Obligations (but not including any Obligations in connection with any Bank Product Debt); and

(f)           last, to Bank Product Debt.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category.  If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category.   Amounts distributed with respect to any Bank Product Debt shall be the lesser of the applicable Bank Product Amount last reported to Agent or the actual Bank Product Debt as calculated by the methodology reported to Agent for determining the amount due.  Agent shall have no obligation to calculate the amount to be distributed with respect to any Bank Product Debt, but may rely upon written notice of the amount (setting forth a reasonably detailed calculation) from the relevant Bank Product Provider.  In the absence of such notice, Agent may assume the amount to be distributed is the Bank Product Amount last reported to it.  The allocations set forth in this Section are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Loan Party.  This Section is not for the benefit of or enforceable by any Loan Party.

5.6.2        Erroneous Application.  Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7           Application of Payments; Payments Generally.

5.7.1        Application of Payments.  The ledger balance (including both (a) collected funds and (b) payments conditional upon final collection) in each Dominion Account that is a blocked account as of the end of a Business Day (if applied to the Obligations pursuant to a Cash Dominion Trigger Event or otherwise) shall be applied to the Obligations at the beginning of the next Business Day; provided, that, for the purposes of calculating interest on the Obligations, all payments will be applied to the Obligations two (2) Business Days following the date of receipt of such payments in each such Dominion Account.  Each Loan Party irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable, notwithstanding any entry by Agent in its records.  If, as a result of Agent’s receipt of Payment Items or proceeds of Collateral, a credit balance exists, in any such Dominion Account, the balance shall not accrue interest in favor of any Loan Party and shall be made available to Borrowers as long as no Default or Event of Default exists.

5.7.2        Authorization to Charge Loan Account.  Borrowers hereby authorize Agent, from time to time, without prior notice to Borrowers, to charge all principal, interest, fees, premiums, reimbursable expenses and other sums payable under the Loan Documents if Borrowers fail to pay as and when due and payable under any Loan Document (including any amounts due and payable in respect of Bank Products) to Borrowers’ Loan Account, which amounts thereafter shall constitute (and shall be deemed a request for) a Loan hereunder and shall accrue interest at the rate then applicable to Loans that are Base Rate Loans.  Alternatively, at Agent’s election, Borrowers hereby authorize Administrative Borrower to charge any deposit account of the Borrowers maintained with the Agent for any of the foregoing amounts as and when it becomes due and payable under any Loan Document.

5.8           Loan Account; Account Stated.

5.8.1        Loan Account.  Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of Borrowers resulting from each Loan or issuance of a Letter of Credit from time to time.  Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Loan Parties to pay any amount owing hereunder.  Agent may maintain a single Loan Account in the name of Administrative Borrower, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

5.8.2        Entries Binding.  Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein.  If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within thirty (30) days after receipt or inspection that specific information is subject to dispute.

5.9           Taxes.

5.9.1        Taxes Generally.  If any Taxes (except Excluded Taxes) shall be payable by any party due to the execution, delivery, issuance or recording of any Loan Documents, or the creation or repayment of any Obligations, Borrowers shall upon receipt of written notice regarding the amount thereof (including the basis for such amount in reasonable detail), promptly pay (and shall promptly reimburse Agent and Lenders for their payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold harmless Indemnitees against all liability in connection therewith.  If Borrowers shall be required by Applicable Law to withhold or deduct any Taxes (except Excluded Taxes) with respect to any sum payable under any Loan Documents, (a) the sum payable to Agent or such Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made; (b) Borrowers shall make such withholding or deductions; and (c) Borrowers shall pay the full amount withheld or deducted to the relevant taxing or other authority in accordance with Applicable Law.

5.9.2        Refunds.  If Agent has received a refund or reimbursement of any Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 5.9, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 5.9 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses in connection therewith of the Agent and Lenders and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of the Agent, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other Person.

5.10         Withholding Tax Exemption.  At least five (5) Business Days prior to the first date for payment of interest or fees hereunder to a Foreign Lender, the Foreign Lender shall deliver to Administrative Borrower and Agent two duly completed copies of IRS Form W-8BEN or W-8ECI (or any subsequent replacement or substitute form therefor), certifying that such Lender can receive payment of Obligations without deduction or withholding of any United States federal income taxes.  Each Foreign Lender shall deliver to Administrative Borrower and Agent two additional copies of such form before the preceding form expires or becomes obsolete or after the occurrence of any event requiring a change in the form, as well as any amendments, extensions or renewals thereof as may be reasonably requested by Administrative Borrower or Agent, in each case, certifying that the Foreign Lender can receive payment of Obligations without deduction or withholding of any such taxes, unless an event (including any change in treaty or law) has occurred that renders such forms inapplicable or prevents the Foreign Lender from certifying that it can receive payments without deduction or withholding of such taxes.  During any period that a Foreign Lender does not or is unable to establish that it can receive payments without deduction or withholding of such taxes, other than by reason of an event (including any change in treaty or law) that occurs after it becomes a Lender, Agent may withhold taxes from payments to such Foreign Lender at the applicable statutory and treaty rates, and Borrowers shall not be required to pay any additional amounts under this Section as a result of such withholding.

5.11         Nature and Extent of Each Borrower’s Liability.

5.11.1      Joint and Several Liability.

(a)           All Borrowers shall be liable for all amounts due to Agent and Lenders under this Agreement, regardless of which Borrower actually receives the Loans or Letters of Credit hereunder or the amount of such Loans received or the manner in which Agent and Lenders account for such Loans, Letters of Credit or other extensions of credit on its books and records.  The Obligations with respect to Loans made to a Borrower, and the Obligations arising as a result of the joint and several liability of a Borrower hereunder, with respect to Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of all Borrowers.  The Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letters of Credit or other extensions of credit made to the other Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (ii) the absence of any attempt to collect the Obligations from the other Borrowers or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or Lenders with respect to any provisions of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to Agent, for itself and on behalf of Lenders, (iv) the failure by Agent or Lenders to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers, (v) the election of Agent or Lenders in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) the disallowance of all or any portion of the claim(s) of Agent or Lenders for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (vii) any other circumstances which might constitute a legal or equitable discharge or defense of the other Borrowers.  With respect to the Obligations arising as a result of the joint and several liability of a Borrower hereunder with respect to Loans, Letters of Credit or other extensions of credit made to the other Borrowers hereunder, each Borrower waives, until Full Payment of the Obligations and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Agent or Lenders now has or may hereafter have against Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Agent and Lenders.  Upon any Event of Default and for so long as the same is continuing, Agent and Lenders may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations.  Each Borrower consents and agrees that Agent and Lenders shall be under no obligation to marshal any assets in favor of Borrower(s) or against or in payment of any or all of the Obligations.

(b)           Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement.

5.11.2     Waivers.

(a)           Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Loan Party, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower.  It is agreed among each Borrower, Agent and Lenders that the provisions of this Section are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Loans and issue Letters of Credit.  Notwithstanding anything to the contrary in any Loan Document, each Borrower expressly waives all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off, as well as all defenses available to a surety, guarantor or accommodation co-obligor.

(b)           Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non judicial sale or enforcement, without affecting any rights and remedies under this Section 5.11.  If, in the exercise of any rights or remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Loan Party, whether because of any applicable laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action by Agent or such Lender and waives any claim based upon such action, even if the action may result in loss of any rights of subrogation that any Borrower might otherwise have had but for such action.  Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.  Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person.  If Agent bids at any foreclosure or trustee’s sale or at any private sale, Agent may bid all or a portion of the Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of such Borrower’s Obligations to Agent and Lenders, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.11.3      Joint Enterprise.  Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically.  Borrowers hereby represent and warrant to Agent and Lenders that (a) Borrowers’ business is a mutual and collective enterprise; (b) Borrowers make up a related organization of various entities constituting a single economic and business enterprise in which Borrowers share an identity of interests such that any benefit received by any one of them benefits the other Borrowers; and (c) certain of Borrowers render services to or for the benefit of other Borrowers, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers (including, inter alia, the payment by Borrowers of creditors of the other Borrowers and guarantees by Borrowers of indebtedness of the other Borrowers and the provision of administrative, marketing, payroll and management services to or for the benefit of the other Borrowers).  Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease the administration of their relationship with Lenders, all to the mutual advantage of Borrowers.  Borrowers acknowledge and agree that Agent’s and Lenders’ willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Borrowers and at Borrowers’ request.

5.11.4      Subordination.  Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have at any time against any other Loan Party arising from any payments made hereunder, to the Full Payment of all Obligations.

SECTION 6.  CONDITIONS PRECEDENT

6.1           Conditions Precedent to Initial Loans.  In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied (except to the extent permitted in writing by Agent to be delivered or complied with post-closing):

6.1.1        Loan Documents.  This Agreement and the other Loan Documents (except to the extent permitted in writing by Agent to be delivered post-closing), which shall be in form and substance satisfactory to Agent, shall have been duly executed by each Loan Party that is to be a party thereto, each Loan Party shall be in compliance with all terms thereof and each of the Loan Documents shall be in full force and effect on the Closing Date.  Agent on behalf of the Secured Parties shall, upon the filing of the applicable documentation, have a Lien in the Collateral of the type and priority described in each Loan Document.

6.1.2        UCC Filings.  Agent shall have filed all filings or recordations necessary to perfect its Liens in such of the Collateral as Agent desires to perfect a Lien upon, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

6.1.3        OFAC Compliance.  Agent shall have completed all searches with respect to Borrowers and Guarantors required by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the results of which shall be satisfactory.

6.1.4        Dominion Accounts.  To the extent required under Section 7.2.1, Agent shall have received duly executed Control Agreements with respect to each Dominion Account, in form and substance, and with financial institutions, reasonably satisfactory to Agent.

6.1.5        Officer’s Certificates re Solvency and No Defaults.   Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of Administrative Borrower certifying that, after giving effect to the initial Loans and transactions hereunder, (a) each Borrower individually and HHG and its Subsidiaries on a consolidated basis are Solvent; (b) no Default or Event of Default exists; (c) the representations and warranties set forth in Section 9 are true and correct as of such date (unless they refer to an earlier date); and (d) Loan Parties have complied in all material respects with all agreements and conditions to be satisfied by it under the Loan Documents.

6.1.6        Resolutions, Organizational Documents, Incumbency Certificate.  Agent shall have received a certificate of a duly authorized officer of each Loan Party, certifying (a) that attached copies of such Loan Party’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown, (b) that an attached copy of board and shareholders (including, in the case of each Jersey incorporated company, for the purposes of Article 74 of the Companies (Jersey) Law 1991) resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility, and (c) to the title, name and signature of each Person authorized to sign the Loan Documents.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Loan Party in writing.

6.1.7        Opinion.  Agent shall have received a written opinion of Foley & Lardner LLP, as well as any local counsel to Loan Parties, in form and substance satisfactory to Agent together with such director’s certificates as local counsel may require.

6.1.8        Good Standing Certificates.  Agent shall have received copies of the charter documents of each Loan Party, certified as appropriate by the Secretary of State or another official of such Loan Party’s jurisdiction of organization.  Agent shall have received good standing certificates for each Loan Party that is organized under the laws of a state of the United States, issued by the Secretary of State or other appropriate official of (a) such Loan Party’s jurisdiction of organization and (b) each jurisdiction where such Loan Party’s conduct of business or ownership of Property necessitates qualification, except where the failure to maintain such qualification could not reasonably be expected to result in a Material Adverse Effect.

6.1.9        Insurance.  Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Loan Documents, in form and substance reasonably satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee and an additional insured.

6.1.10      Due Diligence.

(a)           Agent shall have completed its business, financial and legal due diligence of Loan Parties, including a roll-forward of its previous field examination, with results satisfactory to Agent.  No material adverse change in the financial condition of any Loan Party, or in the quality or value of a material portion of the Collateral shall have occurred since May 31, 2010.

(b)           Agent shall have received, in form and substance reasonably satisfactory to Agent and Lenders, on or before the Closing Date, a pro-forma balance sheet of Borrowers reflecting the initial transactions contemplated hereunder, including, but not limited to, the Loans and Letters of Credit to be provided by Agent and Lenders to Borrowers on the Closing Date and the use of the proceeds of the initial Loans as provided herein.

(c)           Agent shall have received, in form and substance reasonably satisfactory to Agent and Lenders, projections of Loan Parties’ consolidated balance sheets, results of operations and cash flow for (i) the Fiscal Year ended December 31, 2010 on a month by month basis, (ii) the Fiscal Year ended December 31, 2011 on a quarter by quarter basis and (iii) each Fiscal Year thereafter until the Revolving Commitment Termination Date, on an annual basis.

6.1.11      Payment of Fees.  Loan Parties shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date to the extent incurred prior thereto.

6.1.12      Borrowing Base Certificate.  Agent shall have received a Borrowing Base Certificate prepared as of the Signing Date. In the event that the Closing Date occurs on or later than August 16, 2010, Agent shall have received a Borrowing Base Certificate prepared as of the Closing Date.

6.1.13      Payoff of Existing Credit Agreements.  All principal, premium, if any, interest, fees and other amounts, due or outstanding under the existing credit agreement of each Loan Party shall have been (or shall simultaneously be) paid in full, the commitments thereunder terminated, and the termination and release of any interest in and to any assets and properties of Loan Parties, duly authorized, executed and delivered by the existing lenders, including, but not limited to, (a) UCC termination statements for all UCC financing statements previously filed by such existing lenders or their predecessors, as secured parties, and Loan Parties, as debtors, and (b) satisfactions, releases and discharges of any mortgages, deeds of trust to secure debt or other security interests by Loan Parties in favor of such existing lenders, in form acceptable for recording with the appropriate Governmental Authority.

6.1.14      Excess Availability.  Upon making the initial Loans (including such Loans made to finance the fees, costs, and expenses then payable under this Agreement) and issuing any Letters of Credit on the date of making the initial Loans, cash on hand of HHG on a consolidated basis plus Excess Availability shall not be less than $20,000,000.

6.1.15      Notices Pursuant to Loan Documents.  Agent shall have received a copy of all notices required to be sent and other documents required to be executed under the Loan Documents, in each case, as of the Closing Date.

6.1.16      Searches/Discharge of Liens.  Agent shall have received and reviewed UCC, tax lien and judgment search results for the jurisdiction of organization of each Loan Party, which search results shall be in form and substance reasonably satisfactory to Agent.  Agent shall have received evidence that all Liens (other than Permitted Liens) against the assets of Loan Parties have been or will be discharged on or before the Closing Date.

6.1.17      Possessory Collateral.  Agent shall have received all possessory collateral required to be delivered to Agent pursuant to the Loan Documents (except to the extent permitted by Agent in writing to be delivered post closing), duly endorsed in a manner satisfactory to Agent indicating Agent’s security interest therein.

6.1.18      Third Party Waivers and Consents.  Agent shall have received, in form and substance reasonably satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from the third persons set forth on Schedule 6.1.18 hereto in order to permit, protect and perfect its Lien upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Loan Documents.

6.1.19      Audits and Appraisals.

(a)           Agent or its Affiliates shall have conducted a field examination of Borrowers’ assets, liabilities, cash management systems, books and records, and the results of such field examination shall be reasonably satisfactory to Agent in all respects; and

(b)           The Agent shall have received appraisals conducted on certain Inventory and Equipment of the Loan Parties, and the results of such appraisals shall be reasonably satisfactory to Agent in all respects.

6.1.20      USA PATRIOT Act.  The Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

6.1.21      UK Security Documents.  The Lenders shall have received the UK Security Documents in form and substance satisfactory to Agent.

6.1.22      UK Certificates.  A certificate from a director of each of UK Borrower and HGRJ:

(i)           attaching a certified copy of the resolution of the board of directors of each of UK Borrower and HGRJ in the form referred to in paragraph 6.1.6(b) above;

(ii)           written resolution of the single member amending its bylaws or Articles (as the case may be), including to remove the directors’ discretion to decline registration of shares subject to security of any lender and approving its entry into the Loan Documents to which it is expressly to be a party;

(iii)           including a specimen of the signature of each person authorized by the resolution referred to in sub-paragraph (i) above in relation to the Loan Documents to which it is expressly to be a party;

(iv)           attaching a certified copy of its register of members evidencing ownership of the entire issued share capital of UK Borrower or HGRJ (as applicable) together with a confirmation of the board of directors that the share register is accurate and up-to-date and noting the security interest of Agent in all such Capital Stock;

(v)           attaching a certified copy of its certificate of incorporation;

(vi)           attaching a certified copy of its memorandum and articles of association or other constitutional documents; and

(vii)           including a declaration of Solvency;

6.1.23      Other UK Documents.  The Lenders shall have received the following other UK  Documents in form and substance satisfactory to Agent:

(i)           all share certificates, transfers and stock transfer forms or equivalent duly executed by UK Borrower in blank in relation to the assets subject to or expressed to be subject to the Liens contained in the UK Security Documents and other documents of title to be provided under the UK Security Documents;

(ii)           certified copies of the executed English law deeds of release in respect of the Liens granted by UK Borrower and certified copies of corresponding forms 403(a) filed at UK Companies House;

(iii)           searches at the Companies Registry and the Winding Up Registry of the UK satisfactory to the Agent;

(iv)           a copy of all notices required to be sent under the UK Security Documents duly acknowledged by the addressees;

(v)           all other documents and instruments necessary to establish and open the requisite UK Dominion Accounts and other cash management arrangements deemed necessary or desirable by Agent to ensure the creation of an enforceable first priority Lien (other than Permitted Liens) with respect to all Accounts of the UK Borrower;

(vi)           in relation to Real Estate situated in England and Wales at Madeleine Smith House, 6-7 Blythswood Square, Glasgow, Scotland G2 4AD subject to security under the UK Security Documents given by the UK Borrower, appropriate Lien Waivers.

6.1.24      Charges.  Evidence satisfactory to the Agent that no outstanding charges (other than Permitted Liens) are registered against UK Borrower (other than in favor of Agent for the benefit of Lenders);

6.1.25      Pledge Agreements.  Agent shall have obtained a pledge of (i) one hundred percent (100%) of the issued and outstanding Capital Stock of HGRM, HGHI, HGRJ and HGR UK and (ii) not less than sixty five percent (65%) of the issued and outstanding Capital Stock of Hudson Europe BV, Hudson Belgium N.V., Hudson Global Resources SAS and Hudson Highland (APAC) Pty Ltd. (together with such original share certificates, signed but otherwise blank and undated instruments of transfer, and such other documents, notices and acknowledgments as Agent may request to effectuate such pledges, each in form and substance satisfactory to Agent in all respects).

6.1.26      Governmental and Third Party Approvals.  All governmental and third party approvals necessary in connection with this Agreement shall have been obtained and be in full force and effect, and all waiting periods shall have expired without any action being taken or threatened by any Governmental Authority that would restrain or otherwise impose adverse conditions on this Agreement.

6.1.27      Closing Certificate.  If the Signing Date precedes the Closing Date, Agent shall have received a closing certificate signed by a knowledgeable Senior Officer of Administrative Borrower dated the Closing Date, stating that (i) all representations and warranties set forth in this Agreement and the other Loan Documents are true and correct on and as of such date, (ii) Loan Parties are on such date in compliance with all the terms and provisions set forth in this Agreement and the other Loan Documents and (iii) on such date, no Default or Event of Default has occurred or is continuing.

The acceptance by Borrowers of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by Borrowers to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied (other than such conditions that are subject to delivery to or the satisfaction of Lenders or Agent), with the same effect as delivery to Agent, for itself and on behalf of Lenders, of a certificate signed by a Senior Officer of Borrowers, dated the Closing Date, to such effect.  Execution and delivery to Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this Section 6.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 6.1, and (iii) all documents sent to such Lender for approval, consent, or satisfaction were acceptable to such Lender; provided, however, that if the Signing Date is different from the Closing Date, then such confirmation shall be deemed made on the date of the making of the initial Loans or Letters of Credit to Borrowers. Execution and delivery by Agent of a counterpart of this Agreement shall be deemed confirmation by Agent that (i) all conditions precedent in this Section 6.1 have been fulfilled to the satisfaction of Agent, (ii) the decision of Agent to execute and deliver an executed counterpart of this Agreement was made by Agent independently and without reliance on any Lender as to the satisfaction of any condition precedent set forth in this Section 6.1, and (iii) all documents sent to Agent for approval, consent, or satisfaction were acceptable to Agent; provided, however, that if the Signing Date is different from the Closing Date, then such confirmation shall be deemed made on the date of the making of the initial Loans or Letters of Credit to Borrowers.

6.2           Conditions Precedent to All Credit Extensions.  Agent, Issuing Bank and Lenders shall not be required to fund any Loans or arrange for issuance of any Letters of Credit to or for the benefit of Borrowers, unless the following conditions are satisfied:

6.2.1        No Default or Event of Default.  No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

6.2.2        Representations and Warranties.  The representations and warranties of each Loan Party in the Loan Documents shall be true and correct in all material respects on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

6.2.3        Other Conditions Precedent.  All conditions precedent in any other Loan Document shall be satisfied;

6.2.4        No Material Adverse Effect.  No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect since the date of the most recent Compliance Certificate;

6.2.5        Solvency.  Each Borrower and HHG and its Subsidiaries on a consolidated basis shall be Solvent both before and after giving effect to such funding, issuance or grant; and

6.2.6        LC Conditions.  With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Administrative Borrower, on behalf of Borrowers, for funding of a Loan or issuance of a Letter of Credit to or for the benefit of Borrowers shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding or issuance, both before and after giving effect to such funding or issuance.

6.3           Limited Waiver of Conditions Precedent.  If Agent, Issuing Bank or Lenders fund any Loans or arrange for issuance of any Letters of Credit to or for the benefit of Borrowers when any conditions precedent are not satisfied (regardless of whether the lack of satisfaction was known or unknown at the time), it shall not operate as a waiver of (a) the right of Agent, Issuing Bank and Lenders to insist upon satisfaction of all conditions precedent with respect to any subsequent funding or issuance; nor (b) any Default or Event of Default due to such failure of conditions or otherwise.

SECTION 7.  COLLATERAL

7.1           Grant of Security Interest.  To secure the prompt payment and performance of all Obligations, each Borrower and Guarantor hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all Property (other than the Excluded Property and any assets situated in Jersey) of such Borrower and Guarantor, including all of the following Property (other than Excluded Property), whether now owned or hereafter acquired, and wherever located (save for any Jersey situate assets):

(a)           all Accounts;

(b)           all Chattel Paper, including electronic chattel paper;

(c)           all Commercial Tort Claims;

(d)           all Deposit Accounts and Securities Accounts;

(e)           all Documents;

(f)           all General Intangibles, including Payment Intangibles, Software and Intellectual Property;

(g)           all Goods, including Inventory, Equipment and fixtures;

(h)           all Instruments;

(i)           all Investment Property;

(j)           all Subsidiary Stock, to the extent required under Section 6.1.25;

(k)           all Letter-of-Credit Rights;

(l)           all Supporting Obligations;

(m)           all monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(n)           all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(o)           all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

7.2           Lien on Deposit Accounts and Securities Accounts; Cash Collateral.

7.2.1        Deposit Accounts and Securities Accounts.  To further secure the prompt payment and performance of all Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all of such Borrower’s right, title and interest in and to each Deposit Account and Securities Account of such Borrower (excluding funds held in trust or escrow) and any deposits or other sums (excluding funds held in trust or escrow) at any time credited to any such Deposit Account or Securities Account, including any sums (excluding funds held in trust or escrow) in any Dominion Account or in any accounts into which such sums are swept, including the Agent Payment Account; provided, however, that unless a Cash Dominion Trigger Event has occurred and is continuing, Borrowers may maintain on deposit with financial institutions other than Agent and its Affiliates (a “Non-Agent Deposit Account”) up to $2,000,000 in the aggregate in all such Non-Agent Deposit Accounts at any time, which such Non-Agent Deposit Accounts shall not be subject to the security interest or control of Agent.  Notwithstanding the foregoing, Borrowers will cause all proceeds of accounts receivable to be forwarded to a lockbox or, with Agent’s consent, deposited into a special account, blocked account or other deposit account with respect to which the depository bank has entered into a written agreement with Agent granting to Agent a security interest in, and control over, the funds from time to time on deposit therein (each, a “Dominion Account”).  Each Borrower and Guarantor will authorize and direct each bank or other depository to deliver to the Agent Payment Account, in accordance with Sections 8.4.1 and 8.4.2, all balances in each Dominion Account maintained by such Borrower with such depository for application to the Obligations then outstanding.  During a Cash Dominion Trigger Event, each Borrower irrevocably appoints Agent as such Borrower’s attorney-in-fact to collect such balances to the extent any such delivery is not so made.

7.2.2        Cash Collateral.  Any Cash Collateral may be invested in Cash Equivalents, but Agent shall have no duty to do so, regardless of any agreement, understanding or course of dealing with any Borrower or Guarantor, and shall have no responsibility for any investment or loss.  Each Borrower and Guarantor hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in the Cash Collateral Account or elsewhere.  Subject to the terms of this Agreement, Agent may apply Cash Collateral to the payment of any Obligations, in such order as Agent may elect, as they become due and payable.  The Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent.  Subject to the terms of this Agreement, no Loan Party or other Person claiming through or on behalf of any Borrower or Guarantor shall have any right to any Cash Collateral, until Full Payment of all Obligations or the termination or cancellation of such Obligations that are Cash Collateralized.

7.3           Reserved.

7.4           Other Collateral.

7.4.1        Commercial Tort Claims.  Each Borrower and Guarantor shall promptly notify Agent in writing if any Borrower or Guarantor has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $1,000,000) and, upon Agent’s request, shall promptly execute such documents and take such actions as Agent deems necessary to confer upon Agent (for the benefit of Secured Parties) a duly perfected, first priority Lien (subject to Permitted Liens) upon such claim.

7.4.2        Certain After-Acquired Collateral.  Each Borrower and Guarantor shall promptly notify Agent in writing if, after the Closing Date, any Borrower or Guarantor obtains any interest in any Collateral consisting of Deposit Accounts (subject to Section 7.2.1), Chattel Paper, Documents, Instruments, applied-for, granted or registered Intellectual Property, Investment Property or Letter-of-Credit Rights in each case having a fair market value in excess of $750,000 and, upon Agent’s reasonable request, shall promptly execute such documents and take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien (subject to Permitted Liens) upon such Collateral, including requesting any necessary possession, control agreement or Lien Waiver.  If any Collateral having a fair market value in excess of $750,000 is in the possession of a third party, at Agent’s request, Loan Party shall request a written acknowledgment from such third party, which shall be in form and substance reasonably satisfactory to Agent, that such third party holds the Collateral for the benefit of Agent.

7.5           No Assumption of Liability.  The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Loan Parties relating to any Collateral.

7.6           Further Assurances.  Promptly upon request, Borrowers and Guarantors shall deliver such instruments, assignments, title certificates, or Loan Documents or agreements, and shall take such actions, as Agent reasonably deems necessary under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Section 7.  Each Borrower and Guarantor authorizes Agent to file any financing statement that indicates the Collateral as “all assets” or “all personal property” of such Borrower or Guarantor, or words to similar effect.

SECTION 8.  COLLATERAL ADMINISTRATION

8.1           Borrowing Base Certificates.  By the fifteenth (15th) day of each month, Administrative Borrower, on behalf of Borrowers, shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous month, and at such other times as Agent may reasonably request; provided, however, upon a Weekly Reporting Trigger, such Borrowing Base Certificates shall be delivered on Friday of each week prepared as of the close of business of the previous week.  Upon and after the date which is ninety (90) days after any Weekly Reporting Trigger, Borrowing Base Certificates may resume being submitted on a monthly basis unless and until another Weekly Reporting Trigger occurs.  All calculations of Excess Availability in any Borrowing Base Certificate shall originally be made by Administrative Borrower, on behalf of Borrowers, and certified by a Senior Officer of Administrative Borrower; provided, that, Agent may from time to time review and adjust any such calculation in its Permitted Discretion (a) to reflect its reasonable estimate of declines in value of any Collateral included in the Borrowing Base, due to collections received in any Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve or the past due trade payables or other past due Debt of any Loan Party.

8.2           Administration of Accounts.

8.2.1        Records and Schedules of Accounts.  Each Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent, on such periodic basis as Agent may reasonably request, a sales and collections report, in form and substance reasonably satisfactory to Agent.  Each Borrower shall also provide to Agent, on or before the fifteenth (15th) day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute (other than in the Ordinary Course consistent with historical practices), and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request; provided, however, upon a Weekly Reporting Trigger, such documentation shall be delivered on Friday of each week prepared as of the close of business of the previous week.  If Accounts in an aggregate face amount of  $1,000,000 or more cease to be Eligible Accounts, each Loan Party shall notify Agent of such occurrence promptly (and in any event within one (1) Business Day) after such Loan Party has knowledge thereof.

8.2.2        Taxes.  If an Account of any Loan Party includes a charge for any Taxes, Agent is authorized, in its discretion during an Event of Default to pay the amount thereof to the proper taxing authority for the account of such Loan Party and upon providing notice (with reasonable detail regarding such Taxes) to such Loan Party, to charge such Loan Party therefor; provided, however, that, neither Agent nor Lenders shall be liable for any Taxes that may be due from any Loan Party or with respect to any Collateral.

8.2.3        Account Verification.  Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Loan Party to verify the validity, amount or any other matter relating to any Accounts of Loan Party by mail, telephone or otherwise; provided, however, so long as a Default or Event of Default is not existing, Agent will notify Administrative Borrower of its intent to verify Accounts generally and the approximate timing of such verification, although Agent shall be under no obligation to notify any Loan Party of its intention to verify a particular Account.  Loan Parties shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

8.3           Agent as Depository.  By not later than sixty (60) days after the Closing Date, each Borrower shall (i) have terminated its existing deposit accounts with Wells Fargo Bank and Barclays Bank and (ii) establish and maintain its master collection and operating accounts with Agent or one or more of its Affiliates, and shall utilize Agent or one or more of its Affiliates as its principal depository bank, including for the maintenance of administrative, cash management, collection activity, and other deposit accounts for the conduct of its business and the business of the other Loan Parties (it being understood and agreed, however, that Borrowers may maintain Non-Agent Deposit Accounts as permitted under Section 7.2.1 hereof).

8.4           Maintenance of Dominion Accounts.

8.4.1        Control Agreements.  Borrowers shall maintain Dominion Accounts pursuant to arrangements acceptable to Agent.  Except as permitted pursuant to Section 7.2.1, Borrowers shall obtain a Control Agreement from each Dominion Account bank, establishing Agent’s control over and Lien in such Dominion Account, requiring that (i) all items of payment deposited in such Dominion Account and proceeds thereof are held by such Dominion Account Bank as agent or bailee in possession for or to the order of Agent, (ii) the Dominion Account bank has no rights of setoff or recoupment or any other claim against the applicable Dominion Account, other than for payment of its service fees and other charges directly related to the administration of such Dominion Account and for returned checks or other items of payment (provided that, for the avoidance of doubt, nothing herein shall be construed to mean that RBS, in its capacity as Agent and as a Lender, shall not have the rights of setoff described in Section 11.4 hereof), and (iii) upon receipt of written notice from Agent, such Dominion Account bank will immediately forward by daily sweep all amounts in the applicable Dominion Account to the Agent Payment Account.

8.4.2        Control.  Unless a Cash Dominion Trigger Event shall have occurred, Agent will not exercise its control over any Dominion Account.  If Agent has exercised its control over any Dominion Account, Agent shall discontinue the exercise of its control over such Dominion Account at such time as no Cash Dominion Trigger Event has existed for a period of forty-five (45) consecutive days; provided, that, nothing herein shall affect Agent’s right to reinstate its control over any such Dominion Account upon any subsequent occurrence, and during the continuation, of Cash Dominion Trigger Event.

8.4.3        Responsibility.  Neither Agent nor Lenders assume any responsibility to Loan Parties for any Dominion Account or Control Agreements, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.4.4        Proceeds of Collateral.  Except as permitted pursuant to Section 8.6, Loan Parties shall request in writing and otherwise take all reasonable steps to ensure that all payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account subject to a Control Agreement.  If any Loan Party receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account or remit to the Agent Payment Account.

8.5           Administration of Equipment.

8.5.1        Records and Schedules of Equipment.  Each Borrower and Guarantor shall (and shall cause each other Loan Party to) keep accurate and complete records of its Equipment, and shall submit to Agent, on such periodic basis as Agent may reasonably request, a current schedule thereof, in form and substance reasonably satisfactory to Agent.  Promptly upon reasonable request, each Borrower and Guarantor shall (and shall cause each other Loan Party to) deliver to Agent evidence of their ownership or interests in any Equipment.

8.5.2        Dispositions of Equipment.  No Loan Party shall sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than (a) a Permitted Asset Disposition; (b) replacement of Equipment that is worn, damaged or obsolete with other Equipment of like function, if the replacement Equipment is acquired within 180 days after such disposition (to the extent the Reinvestment Conditions have been satisfied) and is free of Liens (other than Permitted Liens); and (c) any disposition that is otherwise permitted under Section 10.2.7 hereof.

8.5.3        Condition of Equipment.  The Equipment material to each Borrower’s business is in reasonably good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of such Equipment is preserved at all times, reasonable wear and tear excepted.  Each Borrower and Guarantor shall (and shall cause each other Loan Party to) ensure that the Equipment material to each Borrower’s business (or material to each Loan Party’s business) is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with the manufacturer’s published and recommended specifications.  No Loan Party shall permit any Equipment having a fair market value in excess of $1,000,000 to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver or similar instrument.

8.6           Administration of Deposit Accounts.  Schedule 8.6 sets forth as of the Signing Date all Deposit Accounts and Securities Accounts maintained by Borrowers, including all Dominion Accounts.  Except as set forth in Sections 7.2.1 and 8.4 hereof, each Borrower shall (and shall cause each other Loan Party to) take all actions necessary to establish Agent’s control of each such Deposit Account (including each Dominion Account).  Each Borrower shall (and shall cause each other Loan Party to) be the sole account holder of each Deposit Account and Securities Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or Securities Account or any Property deposited therein.  Except as set forth in Sections 7.2.1 and 8.4 hereof, each Borrower shall (and shall cause each other Loan Party to) promptly notify Agent of any opening or closing of a Deposit Account or a Securities Account and shall not open or close any Deposit Account or other bank account in the United Kingdom (including any UK Dominion Account) except with the prior written consent of the Agent, and will amend Schedule 8.6 to reflect same.

8.7           General Provisions.

8.7.1        Location of Collateral.  All tangible items of material Collateral, other than Inventory in transit, shall at all times be kept by Loan Parties at the business locations set forth in Schedule 8.7.1 and Loan Parties shall keep all material books and records relating to Accounts at the business locations set forth on Schedule 8.7.1; except, that, Loan Parties may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.7, (b) move Collateral or books and records to another location in the United States (with respect to US Borrowers) or the United Kingdom (with respect to UK Borrower), upon thirty (30) Business Days prior written notice to Agent; provided that Agent may in its Permitted Discretion request a Lien Waiver for such new location to the extent that either material Collateral is to be located at such new location or material Collateral from an existing location subject to a Lien Waiver is to be relocated to such new location and (c) maintain Collateral at other locations having an aggregate value not to exceed $1,000,000 at any single location.

8.7.2        Insurance of Collateral; Condemnation Proceeds.

(a)           Each Borrower and Guarantor shall (and shall cause each other Loan Party to) maintain insurance with respect to all tangible items of Collateral, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks, in such amounts, with such endorsements, and with such insurers (rated A or better by A.M. Best Rating Guide) as are reasonably satisfactory to Agent.  All proceeds under each policy shall be payable to Agent.  From time to time upon request, Loan Parties shall deliver to Agent certificates, policies or endorsements as Agent shall reasonably require as proof of such insurance and any updated flood plain searches.  Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as sole loss payee or additional insured, as appropriate; (ii) requiring thirty (30) days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Loan Party or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If any Loan Party fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor.  Each Loan Party agrees to deliver to Agent, promptly as rendered, copies of all claim reports made to insurance companies where the claim made is in excess of $500,000.  While no Event of Default exists, Loan Parties may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent.  If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

(b)           Any Net Proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent; provided, however, that so long as the Reinvestment Conditions have been satisfied,  Borrowers may use the Net Proceeds of any such insurance award to purchase replacement assets.  Subject to clause (c) below, any such proceeds or awards that relate to Inventory shall be applied to payment of the Revolving Loans, and then to any other Obligations outstanding.  Subject to clause (c) below, any proceeds or awards that relate to Equipment shall be applied first to Revolving Loans and then to other Obligations.

(c)           If requested by Loan Parties in writing prior to or within fifteen (15) days after Agent’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or other Collateral, Loan Parties may use such proceeds or awards to repair or replace such Equipment or other Collateral (and until so used, the proceeds shall be held by Agent as Cash Collateral) as long as (i) no Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans reasonably satisfactory to Agent; (iii) replacement buildings are constructed on the sites of the original casualties and are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens; (v) Loan Parties comply with disbursement procedures for such repair or replacement as Agent may reasonably require; and (vi) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed  $2,000,000.

8.7.3        Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Loan Parties.  Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Loan Parties’ sole risk.

8.7.4        Defense of Title to Collateral.  Each Borrower and Guarantor shall (and shall cause each other Loan Party to) at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.8           Power of Attorney.  Each Loan Party hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Loan Party’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Agent, or Agent’s designee, may, without notice and in either its or a Loan Party’s name, but at the cost and expense of Loan Parties:

(a)           Endorse a Loan Party’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)           During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) take control, in any manner, of any proceeds of Collateral; (v) prepare, file and sign a Loan Party’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Loan Party, and notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Loan Party’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use the information recorded on or contained in any data processing Equipment and computer hardware and software relating to any Collateral; (x) make and adjust claims under policies of insurance; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit or banker’s acceptance for which a Loan Party is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Loan Party’s obligations under the Loan Documents.

(c)           The Loan Parties each acknowledge that this power of attorney is an irrevocable power of attorney for the purposes of Article 5(2) of the Powers of Attorney (Jersey) Law 1995 and for so long as any security remains effective this power of attorney shall not be revoked by: (i) the Loan Parties without the consent of Agent; or (ii) the incapacity, bankruptcy or dissolution of any Loan Party.

8.9           Pledge of Stock of Subsidiaries.  On January 1 of each year, Agent shall have a  pledge (or negative pledge in accordance with Section 10.1.10 hereof) of Capital Stock (not to exceed 65% of the issued and outstanding Capital Stock of any Subsidiary that is not  formed in the United States ) of the direct or indirect Subsidiaries of HHG representing, in the aggregate, not less than eighty five (85%) percent of the consolidated revenues of HHG and its Subsidiaries on a consolidated basis  for the twelve month period ending on December 31; provided, however, for purposes of determining compliance with the foregoing, the pledge in favor of Agent of the Capital Stock of Hudson Highland (APAC) Pty Limited shall be deemed a pledge of each of its direct and indirect  Subsidiaries  in Australia and New Zealand so long as the shares and assets of such  Subsidiaries are pledged to the  financier of Hudson Global Resources (Aust) Pty Ltd and its direct or indirect Subsidiaries.

SECTION 9.  REPRESENTATIONS AND WARRANTIES

9.1           General Representations and Warranties.  To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, Loans and Letters of Credit, each Loan Party represents and warrants that as of the Signing Date:

9.1.1        Organization and Qualification.  Each Loan Party and each Subsidiary thereof is duly organized, validly existing, and (with respect to each Loan Party that is organized under the laws of a state of the United States) in good standing under the laws of the jurisdiction of its organization, except to the extent expressly permitted under Section 10.2.10 hereof or to the extent that the failure to do so (for Subsidiaries) would not reasonably be expected to have a Material Adverse Effect.  Each Loan Party is duly qualified, authorized to do business and in good standing as a foreign corporation or company in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

9.1.2        Power and Authority.  Each Loan Party is duly authorized to execute, deliver and perform the Loan Documents to which it is a party.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate, limited liability company or partnership action (as applicable), and do not (a) require any consent or approval of any holders of Capital Stock of any Loan Party, other than those already obtained; (b) contravene the Organic Documents of any Loan Party; (c) violate or cause a default under any Applicable Law or Material Contract the consequence of which could reasonably be expected to have a Material Adverse Effect; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Loan Party.

9.1.3        Enforceability.  Each Loan Document is a legal, valid and binding obligation of each Loan Party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles, and save as a Loan Document which is not a Jersey security agreement for the purpose of the Security Interests (Jersey) Law 1983 purports to be taking security in respect to Jersey situate intangible moveable assets.

9.1.4        Capital Structure.  Schedule 9.1.4 shows, as of the Signing Date, for each Loan Party, Pledged Subsidiary and Negative Pledged Subsidiary, its name, its jurisdiction of organization, its authorized and issued Capital Stock, and, except as to HHG, the holders of its Capital Stock, and all material agreements binding on such holders with respect to their Capital Stock.  Each Loan Party has good title to its Capital Stock in its Pledged Subsidiaries and Negative Pledged Subsidiaries, subject only to Agent’s Lien, Permitted Liens and, in the case of the Capital Stock in each of Hudson Global Resources (NZ) Limited and Hudson Global Resources (Aust) Pty Ltd, Liens in favor of the Commonwealth Bank of Australia, and all such Capital Stock are duly issued, fully paid and non-assessable.  Except as set forth on Schedule 9.1.4, on the Signing Date, there are no outstanding options to purchase, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to any Capital Stock of any Loan Party, Pledged Subsidiary or Negative Pledged Subsidiary.

9.1.5        Corporate Names; Locations.  During the two (2) years preceding the Signing Date, except as shown on Schedule 9.1.5, no Loan Party has been known as or used any corporate, fictitious or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person.  The chief executive offices and other material places of business of Loan Parties and Pledged Subsidiaries are shown on Schedule 8.7.1.

9.1.6        Title to Properties; Priority of Liens.  Each Loan Party has good and marketable title to (or valid leasehold interests in) all of its Real Estate necessary to the conduct of its business, and good title to all of its owned personal Property, including all Property reflected in any financial statements delivered to Agent, for itself and on behalf of Lenders, in each case free of Liens except Permitted Liens.  Except as set forth on Schedule 9.1.6, each Loan Party has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  To the extent perfection can be accomplished by (a) filing a UCC financing statement or (b) taking possession of the Collateral, and subject to compliance with registration obligations under the Companies Act 2006, all Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens.

9.1.7        Accounts.  Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made pursuant to the Loan Documents by Loan Parties with respect thereto.  Loan Parties warrant that, to the best of its knowledge, each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate is in fact an Eligible Account.

9.1.8        Financial Statements.  The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholder’s equity, of HHG and its Subsidiaries that have been and are hereafter delivered to Agent, for itself and on behalf of Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Loan Parties and Subsidiaries at the dates and for the periods indicated.  All projections delivered from time to time to Agent, for itself and on behalf of Lenders, have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time (it being understood that such projections are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and no assurances can be given that such projections will be realized).  Since May 31, 2010,  there has been no change in the condition, financial or otherwise, of any Loan Party or Subsidiary that could reasonably be expected to have a Material Adverse Effect.  No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading.

9.1.9        Solvency.  Immediately (with respect to HHG and its Subsidiaries on a consolidated basis and with respect to the UK Borrower) and not later than thirty (30) days (with respect to US Borrower), after the consummation of the transactions contemplated by this Agreement and immediately before and following the making of each Loan (other than, with respect to US Borrower, any Loan advanced on the Closing Date) and the issuance of each Letter of Credit, if any (other than, with respect to US Borrower, any Letter of Credit issued on the Closing Date), and after giving effect to the application of the proceeds of such Loan or such issuance of a Letter of Credit, each Borrower and HHG and its Subsidiaries on a consolidated basis shall be Solvent.

9.1.10      Taxes.  Each Loan Party has filed all federal, state and local tax returns and other similar reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested.  The provision for Taxes on the books of each Loan Party and Subsidiary is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.11      Brokers.  There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.12      Intellectual Property.  Each Loan Party owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others, except to the extent such failure could not reasonably be expected to have a Material Adverse Effect.  To any Loan Party’s knowledge, there is no pending or threatened in writing Intellectual Property Claim with respect to any Loan Party that could reasonably be expected to have a Material Adverse Effect.  Except as disclosed on Schedule 9.1.12, no Loan Party pays or owes any Royalties or other compensation to any Person with respect to any Intellectual Property listed on Schedule 9.1.12, except to the extent the failure to pay such Royalties could not reasonably be expected to have a Material Adverse Effect.  All applied-for, granted or registered material Intellectual Property used by any Loan Party on the Signing Date (other than Intellectual Property licensed by a Loan Party) is shown on Schedule 9.1.12. All licensed Intellectual Property used by any Loan Party, for which such Loan Party pays in excess of $500,000 per year for such license, is shown on Schedule 9.1.12.

9.1.13      Governmental Approvals.  Each Loan Party has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except as could not reasonably be expected to have a Material Adverse Effect.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Loan Parties have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

9.1.14      Compliance with Laws.  Each Loan Party has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.  As of the Signing Date and thereafter, there are no citations, notices or orders of material noncompliance issued to any Loan Party under any Applicable Law, except where such citations, notices or orders could not reasonably be expected to have a Material Adverse Effect.  No Inventory has been produced in violation of the FLSA, except where such violation could not reasonably be expected to have a Material Adverse Effect.

9.1.15      Compliance with Environmental Laws.  Except as disclosed on Schedule 9.1.15, no Loan Party’s past or present operations, Real Estate or other Properties are subject to any federal, national, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up.  As of the Signing Date, no Loan Party has received any Environmental Notice, and any such notice received thereafter shall promptly be delivered to Agent.  No Loan Party has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it, except as could not reasonably be expected to have a Material Adverse Effect.

9.1.16      Burdensome Contracts.  No Loan Party is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.  No Loan Party is party or subject to any Restrictive Agreement, except as shown on Schedule 9.1.16, or as expressly permitted under this Agreement, none of which prohibit the execution or delivery of any Loan Documents by a Loan Party nor the performance by a Loan Party of any obligations thereunder.

9.1.17      Litigation.  Except as shown on Schedule 9.1.17, there are no proceedings or investigations pending or, to any Loan Party’s knowledge, threatened in writing against any Loan Party, or any of their businesses, operations or Properties, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect.  No Loan Party is in default with respect to any order, injunction or judgment of any Governmental Authority, except as could not reasonably be expected to have a Material Adverse Effect.

9.1.18      No Defaults.  No event or circumstance exists that constitutes an Event of Default.

9.1.19      ERISA.  Except as disclosed on Schedule 9.1.19, no Loan Party has any Multiemployer Plan or Foreign Plan.  Each Loan Party is in compliance with the requirements of all Applicable Law, including ERISA, relating to each Multiemployer Plan and Foreign Plan, except to the extent the failure to comply could not be reasonably expected to have a Material Adverse Effect.  No fact or situation exists that could reasonably be expected to result in a Material Adverse Effect in connection with any Multiemployer Plan or Foreign Plan.  No Loan Party has any material withdrawal liability in connection with a Multiemployer Plan or Foreign Plan.  All employer and employee contributions to Foreign Plans, to the extent required by law or the terms of such plans, have been made or accrued in accordance with normal accounting principles.  Each Foreign Plan required to be registered has been registered and is maintained in good standing with all applicable regulatory authorities.

9.1.20      UK Pension Schemes.  All pension schemes of the UK Borrower and its Subsidiaries that are organized under the laws of England are operated in compliance with all pension and/or retirement benefit legislation (whether national, federal, provincial, territorial, foreign or otherwise) applicable to the UK Borrower or any such Subsidiary and are fully funded to the extent required by any such applicable pension legislation based on reasonable actuarial assumptions applicable in England, except to the extent that any such non-compliance or absence of funding not reasonable be expected to have a material adverse effect.

9.1.21      Trade Relations.  There exists no actual or threatened (in writing) termination, limitation or modification of any business relationship between any Loan Party and any customer or supplier, or any group of customers or suppliers, which termination, limitation or modification would have a Material Adverse Effect.  There exists no condition or circumstance that could reasonably be expected to impair materially the ability of any Loan Party to conduct its business at any time hereafter in substantially the same manner as conducted on the Signing Date.

9.1.22      Labor Relations.  Except as described on Schedule 9.1.21, no Loan Party is party to or bound by any collective bargaining agreement, management agreement or consulting agreement.  There are no material grievances, disputes or controversies with any union or other organization of any Loan Party’s employees, or, to any Loan Party’s knowledge, any asserted or threatened (in writing) strikes, work stoppages or demands for collective bargaining by any Loan Party’s employees that in any of the foregoing cases would have a Material Adverse Effect.

9.1.23      Payable Practices.  Since March 31, 2010, no Loan Party has made any material change in its accounts payable practices from those in effect on the Signing Date.

9.1.24      Not a Regulated Entity.  No Loan Party is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.25      Margin Stock.  No Loan Party is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Loan proceeds or Letters of Credit will be used by Loan Parties to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.1.26      Plan Assets.  No Loan Party is an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. Sec.2510.3-101 of any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA or any “plan” (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the funding of any Loans gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

9.1.27     Centre of Main Interest and Establishment.  For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), the centre of main interest (as that term is used under Article 3(1) of the Regulation) of the UK Borrower is situated in England and Wales and it has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.

9.2           Complete Disclosure.  To the best of our knowledge, no Loan Document contains any untrue statement of a material fact as to the Loan Parties or HHG and its Subsidiaries on a consolidated basis, nor fails to disclose any material fact as to the Loan Parties or HHG and its Subsidiaries on a consolidated basis, necessary to make the statements contained therein (taken as a whole) not materially misleading on the date when made (it being understood that any projections are subject to uncertainties and contingencies, many of which are beyond the control of the Loan Parties and no assurances can be given that such projections will be realized).  There is no fact or circumstance since March 31, 2010  that any Loan Party has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

9.3           Amendment of Schedules.  Administrative Borrower may amend any one or more of the Schedules to this Agreement (subject to prior notice to Agent) and any representation, warranty, or covenant contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so amended and any Default or Event of Default that exists solely as a result of the failure to amend such Schedule shall from and after the date of any such amendment be waived automatically without further action by Agent or the Lenders; provided, however, that in no event shall the failure to make an immaterial amendment to any such Schedule constitute a Default or Event of Default and; provided further, no Default or Event of Default shall exist or have occurred by virtue of any changes disclosed on such Schedules if the disclosed items would not have resulted in a Default or Event of Default if disclosed on the Signing Date or Closing Date, as applicable.

SECTION 10.  COVENANTS AND CONTINUING AGREEMENTS

10.1         Affirmative Covenants.  Until Full Payment of the Obligations (other than contingent obligations not yet due), each Borrower and Guarantor shall (and shall cause each other Loan Party to), and, where specifically indicated below, shall cause each Subsidiary to:

10.1.1      Inspections; Appraisals.

(a)           Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and during normal business hours, to (i) visit and inspect the Properties of any Loan Party and, upon not less than 45 days notice, any Pledged Subsidiary or Negative Pledged Subsidiary, and (ii) inspect, audit and make extracts from any Loan Party’s, Pledged Subsidiary’s or Negative Pledged Subsidiary’s books and records (provided that, to the extent that the books and records of any Pledged Subsidiary or Negative Pledged Subsidiary are located at any location other than that of a Loan Party, Agent shall provide not less than 45 days notice prior to such inspection), and discuss with its officers, employees, agents, advisors and independent accountants such Loan Party’s, Pledged Subsidiary’s or Negative Pledged Subsidiary’s business, financial condition, assets, prospects and results of operations.  Lenders may participate in any such visit or inspection, at their own expense.  Neither Agent nor any Lender shall have any duty to any Loan Party, Pledged Subsidiary or Negative Pledged Subsidiary to make any inspection, nor to share any results of any inspection, appraisal or report with any Loan Party, Pledged Subsidiary or Negative Pledged Subsidiary.  To the extent any appraisal or other information is shared by Agent or a Lender with any Loan Party, Pledged Subsidiary or Negative Pledged Subsidiary, such Loan Party, Pledged Subsidiary or Negative Pledged Subsidiary acknowledges that it was prepared by Agent and Lenders for their purposes and no Loan Party, Pledged Subsidiary or Negative Pledged Subsidiary shall be entitled to rely upon it.

(b)           Reimburse Agent for all reasonable charges, costs and expenses of Agent in connection with examinations of any Loan Party’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to three (3) times per Loan Year; provided, however, such reimbursement shall be limited to two (2) times per Loan Year if and so long as (x) Borrowers have achieved a Fixed Charge Coverage Ratio of greater than 1.25:1.00 as of the end of the most recent Fiscal Quarter for the twelve months then ended and (y) average Excess Availability over the three month period prior to any date of determination as calculated by Agent is greater than 35% of the Borrowing Base; provided, however, that, if an examination is initiated during a Default or Event of Default, all reasonable charges, costs and expenses therefor shall be reimbursed by Loan Parties without regard to such limits.  Subject to the foregoing, Loan Parties shall pay Agent’s then standard charges for each day that an employee of Agent or its Affiliates is engaged in any examination activities, and shall pay the standard charges of Agent’s internal appraisal group.  This Section shall not be construed to limit Agent’s right to conduct examinations or to obtain appraisals at any time in its discretion, nor to use third parties for such purposes.

10.1.2      Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in a manner to allow financial statements to be prepared in accordance with GAAP, and furnish to Agent, for itself and on behalf of Lenders:

(a)           as soon as available, and in any event within ninety (90) days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated and consolidating bases for HHG and its Subsidiaries, which consolidated statements shall be audited and certified (without qualification as to “going concern” except with respect to Permitted Acquisitions) by a firm of independent certified public accountants of recognized standing selected by Loan Parties and acceptable to Agent (it being understood that KPMG LLP is acceptable), and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

(b)           as soon as available, and in any event within thirty (30) days after the end of each month (but within sixty (60) days after the last month in a Fiscal Year), unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on consolidated and consolidating bases for HHG and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by a Senior Officer of Administrative Borrower, on behalf of Borrowers and the other Loan Parties, as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to audit and normal year end adjustments and the absence of footnotes;

(c)           concurrently with delivery (which delivery may be made electronically) of financial statements under Section 10.1.2(a) and under Section 10.1.2(b) above (with respect to any month which ends at the end of a Fiscal Quarter), or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by a Senior Officer of Administrative Borrower, on behalf of Borrowers and the other Loan Parties;

(d)           Reserved;

(e)           not later than sixty (60) days after the beginning of each Fiscal Year, projections of Loan Parties’ consolidated balance sheets, results of operations, cash flow and Availability for the then current Fiscal Year, month by month;

(f)           at Agent’s request (but no more frequently than monthly unless a Weekly Reporting Trigger has occurred), a listing of each Loan Party’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(g)           promptly after the sending or filing thereof, copies of financial statements and reports that HHG sends to its shareholders; and copies of any final regular or periodic reports that HHG files with the Securities and Exchange Commission (it being acknowledged that each Form 10K and Form 10Q publicly filed with the SEC shall be deemed to be delivered to Agent upon such public filing); and all registration statements (other than exhibits thereto and any registration statements on Form S-8 or its equivalent);

(h)           promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan; and

(i)           not later than ten (10) days after Agent’s written request, such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or any Loan Party’s, financial condition or business.

10.1.3      Notices.  Notify Agent, for itself and on behalf of Lenders, in writing, promptly after a Loan Party’s obtaining knowledge thereof, of any of the following that affects a Loan Party:  (a) the existence of any Default or Event of Default; and (b) the discharge of or any withdrawal or resignation by Loan Parties’ independent accountants.

10.1.4      Landlord and Storage Agreements.  In each case, upon request by Agent, provide Agent with (a) copies of all material existing agreements, and (b) promptly after execution thereof, copies of all material future agreements, in each case between a Loan Party and any landlord party to a Landlord Waiver or Lien Waiver.  To the extent required by a Landlord Waiver, Loan Parties shall designate a representative to accompany Agent to the extent Agent enters upon the premises for any reason.

10.1.5      Compliance with Laws.  Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, if any Environmental Release occurs which could reasonably be expected to have a Material Adverse Effect at or on any Properties of any Loan Party or Subsidiary, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6      Taxes.  Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested or except as set forth on Schedule 10.1.6 hereto.

10.1.7      Insurance.  In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (rated A or better by Best Rating Guide) reasonably satisfactory to Agent, (a) with respect to the Properties and business of Loan Parties and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated, and (b) if requested by Agent, business interruption insurance in an amount  and with deductibles reasonably satisfactory to Agent.

10.1.8      Licenses.  (a) Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Loan Parties in full force and effect, except as could not reasonably be expected to have a Material Adverse Effect; (b) promptly notify Agent of any proposed modification to any such material License, or entry into any new material License; (c) pay all Royalties when due except where the failure to pay the same would not have a Material Adverse Effect; and (d) notify Agent of any default or breach asserted by any Person to have occurred under any material License, except where such default or breach could not reasonably be expected to have a Material Adverse Effect.

10.1.9      Future Subsidiaries.  Promptly notify Agent upon any Person organized in the United States or the United Kingdom becoming a Subsidiary and, if such Person is a Subsidiary organized in the United States or United Kingdom, cause it to guaranty the Obligations in a manner reasonably satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall reasonably require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all or substantially all Property of such Person, including, if requested by Agent, delivery of such legal opinions, in form and substance reasonably satisfactory to Agent, as it shall deem appropriate.

10.1.10    Negative Pledge.  Ensure that no shares of the issued and outstanding Capital Stock of entities having operations in Australia, France, the Netherlands, Belgium and New Zealand (collectively, the “Negative Pledged Subsidiaries”) shall be pledged to any other Person other than Agent; provided, however, the shares of any direct or indirect Subsidiary of Hudson Highland (APAC) Pty Ltd. or Hudson Global Resources (Aust) Pty Ltd. may be pledged to a financier of that Subsidiary and such pledges constitute Permitted Liens.

10.2         Negative Covenants.  Until Full Payment of the Obligations (other than contingent obligations not yet due), no Borrower or Guarantor shall and, where specifically indicated below, shall cause each Subsidiary not to:

10.2.1      Permitted Debt.  No Loan Party shall create, incur, guarantee or suffer to exist any Debt, except:

(a)           the Obligations;

(b)           Permitted Purchase Money Debt and any Refinancing Debt in respect of such indebtedness;

(c)           Debt (other than the Obligations and Permitted Purchase Money Debt), but only to the extent outstanding or committed on the Signing Date and not satisfied with proceeds of the initial Loans and any Refinancing Debt in respect thereof;

(d)           Bank Product Debt and any Refinancing Debt in respect thereof;

(e)           Permitted Contingent Obligations and any Refinancing Debt in respect thereof;

(f)           Refinancing Debt as long as each Refinancing Condition is satisfied;

(g)           Debt that is not included in any of the other clauses of this Section, is not secured by a Lien and does not exceed $4,000,000 in the aggregate at any time outstanding;

(h)           unsecured Debt that is incurred in connection with a Permitted Acquisition solely for the purpose of financing such Permitted Acquisition so long as (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) such unsecured Debt is not incurred for working capital purposes, (iii) such unsecured Debt does not mature prior to the date that is 12 months after the Revolving Commitment Termination Date, (iv) such Debt is subordinated in right of payment to the Obligations on terms and conditions reasonably satisfactory to Agent, and (v) the only interest that accrues with respect to such Debt is payable in kind;

(i)           Intercompany Debt (including intercompany guaranty obligations) of any Loan Party to any other Loan Party or Subsidiary or Affiliate of a Loan Party to the extent (i) each such entity is not rendered insolvent and (ii) such Debt is subject to an Intercompany Subordination Agreement in form and substance satisfactory to Agent;

(j)           Debt of any Loan Party to any employee in connection with the redemption or repurchase of Capital Stock arising from the death, termination or retirement of such employee;

(k)           Debt set forth on Schedule 10.2.1;

(l)           Debt owed by, and letters of support extended in favor of, another Loan Party for purposes of permitting such Loan Party to comply with capital requirements under Applicable Law so long as such Loan Party is solvent;

(m)           Debt permitted under Section 10.2.8;

(n)           Debt in respect of Capital Leases not to exceed $2,000,000 in the aggregate at any one time;

(o)           Debt consisting of Investments permitted pursuant to Section 10.2.5;

(p)           Debt incurred to pay premiums under policies of insurance and related interest due thereunder;

(q)           Debt in respect of letters of credit or surety or other bonds issued for the account of a Loan Party or any of its Subsidiaries in the Ordinary Course of Business;

(r)           endorsements of instruments or other payment items for deposit in the Ordinary Course of Business;

(s)           Debt that is deferred compensation and similar arrangements in the Ordinary Course of Business;

(t)           Debt incurred in a Permitted Acquisition or permitted disposition under agreements providing for indemnification, the adjustment to purchase price or similar adjustments to the extent permitted in Section 10.2.8;

(u)           Debt attributable to credit card “charge-backs” incurred in the Ordinary Course of Business;

(v)           To the extent approved by Agent, Debt arising under Hedging Agreements;

(w)           Debt and cash management obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements, in the Ordinary Course of Business;

(x)           Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business or other cash management services in the Ordinary Course of Business; and

(y)           Earn-outs in connection with a Permitted Acquisition to the extent unsecured and not in excess of $15,000,000 in the aggregate and any time.

For purposes of determining compliance with this Section 10.2.1, in the event that an item of Debt meets the criteria of one or more of the categories of Debt described in clauses (a) through (y) above, Loan Parties may, in their sole discretion, classify and reclassify or later divide, classify or reclassify such item of Debt (or any portion thereof) and will only be required to include the amount and type of such Debt in one of the above clauses.

10.2.2      Permitted Liens.  Loan Parties shall not create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a)           Liens securing the Obligations;

(b)           Purchase Money Liens securing Permitted Purchase Money Debt or the interests of lessors under equipment leases;

(c)           Liens for Taxes not yet due or being Properly Contested;

(d)           Statutory or common law Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business (including any statutory or common law landlords’ lien under leases to which a Loan Party is a party and any Lien on any landlord’s estate or interest in any property leased by a Loan Party), but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Loan Party or Subsidiary;

(e)           Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under contracts, as long as such Liens at all times junior to Agent’s Liens;

(f)           Liens arising by virtue of a judgment or judicial order against any Loan Party, or any Property of a Loan Party, as long as such Liens are (i) in existence for less than twenty (20) consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;

(g)           easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not materially interfere with the Ordinary Course of Business;

(h)           banker’s liens and normal and customary rights of setoff (or similar rights and remedies) upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(i)           existing Liens shown on Schedule 10.2.2 and Liens securing Refinancing Debt; provided, that, any Liens relating to such Refinancing Debt shall only attach to the Property which was subject to the Liens so refinanced;

(j)           Liens securing Debt permitted under Section 10.2.1(e);

(k)           pledges or deposits in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(l)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the Ordinary Course of Business which are not overdue for a period of more than 60 days or which are being Properly Contested;

(m)           Liens on policies of insurance to secure loans made by insurance companies to finance the premiums for such policies;

(n)           Liens securing Debt or other obligations in respect of Capital Leases on assets subject to such leases, provided that such Capital Leases are otherwise permitted under this Agreement;

(o)           Liens on one or more deposit accounts of a Loan Party established and maintained for the administration of credit card and other similar merchant services transactions in the Ordinary Course of Business;

(p)           Liens arising from precautionary UCC financing statements (or similar filings) filed in connection with leases;

(q)           Liens securing deferred compensation and similar arrangements not prohibited under this Agreement;

(r)           Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the Ordinary Course of Business to the extent not prohibited under this Agreement;

(s)           Liens securing reimbursement obligations incurred in the Ordinary Course of Business for letters of credit, which Liens encumber only goods, or documents of title covering goods, which are purchased in transactions for which such letters of credit are issued;

(t)           Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(u)           leases or subleases and licenses or sublicenses granted to others in the Ordinary Course of Business and not interfering in any material respect with the business of the Loan Party; and

(v)           other Liens securing Debt in an aggregate amount not to exceed $1,000,000.

10.2.3      Reserved.

10.2.4      Dividends and Distributions.  No Borrower shall declare, pay or make any dividend or distribution on any shares of the Capital Stock to the extent such dividend or distribution would render such Borrower insolvent; nor shall HHG declare, pay or make any dividend or distribution on any shares of its Capital Stock, except that:

(a)           HHG may make a Restricted Payment with respect to its Capital Stock payable solely in additional shares of its Capital Stock;

(b)           HHG may make dividends or distributions to its shareholders in an aggregate amount not to exceed  $5,000,000 in any Fiscal Year, so long as (i) no Default or Event of Default shall have occurred and be continuing, (ii) Borrowers’ average Liquidity for the immediately preceding ninety (90) days is not less than  $17,000,000, (iii) after giving effect to such Restricted Payments and any Revolving Loans funded in connection therewith, Borrowers shall have a minimum pro forma Liquidity as of the date of consummation of such Restricted Payments and on an average basis for the ninety (90) days immediately thereafter of not less than  $15,000,000 and (iv) the Fixed Charge Coverage Ratio on a trailing twelve (12) month basis based upon the most recent financial statements furnished and as projected on a pro forma basis for the twelve (12) months immediately following the making of such Restricted Payment will be equal to or greater than 1.25 to 1.0;

(c)           so long as no Default or Event of Default shave have occurred and be continuing, Borrowers may make a Restricted Payment to HHG to permit HHG to redeem or repurchase Capital Stock in HHG (or outstanding options to acquire Capital Stock in HHG) held by any of its stockholders upon the death, disability or termination of employment of any such stockholder, provided that the aggregate of all such redemptions and repurchases shall not exceed  $5,000,000 in the aggregate after the Signing Date; and

(d)           any Loan Party may make a Restricted Payment to HHG to pay professional fees, franchise taxes and other ordinary course of business operating expenses (excluding salaries and other employee compensation) incurred by HHG solely in its capacity as parent corporation of Loan Parties.

10.2.5      Restricted Investments.  Loan Parties shall not make any Restricted Investment other than:

(a)           Investments of any Loan Party in any other Loan Party to the extent such Investment would not render such Borrower insolvent;

(b)           Investments of any Loan Party in any Subsidiary in an aggregate amount outstanding at any time not to exceed $5,000,000 provided there is no Event of Default and the investor is solvent at the time the Investment is made and after giving effect thereto;

(c)           Investments in, and letters of support in favor of, Subsidiaries or Affiliates made (i) for purposes of permitting such Subsidiary or Affiliate to comply with capital requirements under Applicable Law provided there is no Event of Default at the time the Investment is made and after giving effect thereto or (ii) in connection with tax planning, provided that, with respect to this clause (ii), (x) there is no Event of Default at the time the Investment is made and immediately after giving effect thereto, and (y) Loan Parties shall have Excess Availability plus Qualified Cash in an amount not less than $10,000,000 at the time such Investment for tax planning purposes is made and immediately after giving effect thereto;

(d)           Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss

(e)           Investments permitted by Section 10.2.1;

(f)           Investments set forth on Schedule 10.2.5, including any increases therein to the extent committed prior to the Signing Date and indicated on such schedule;

(g)           Guaranties of leases (other than Capital Leases) entered into in the Ordinary Course of Business;

(h)           Investments in joint ventures set forth on Schedule 10.2.5; and

(i)            Provided no Event of Default exists at the time of such Investment, other Investments in an aggregate amount outstanding at any time not to exceed $3,000,000.

(j)           advances or prepayments to suppliers;

(k)           non-cash Investments in connection with recapitalizations;

(l)            Investments in the Ordinary Course of Business consisting of endorsements for collection or deposit;

(m)          advances in connection with purchases of goods or services in the Ordinary Course of Business;

(n)           Investments consisting of Federal Deposit Insurance Corporation insured deposit accounts which are maintained in the Ordinary Course of Business in connection with cash management systems;

(o)           Investments consisting of accounts receivable created, acquired or made by any account debtor in the Ordinary Course of Business and payable or dischargeable in accordance with customary trade terms

(p)          Investments resulting from pledges and deposits constituting Permitted Liens;

(q)          Investments made in the Ordinary Course of Business in connection with obtaining, maintaining or renewing customer contracts so long as the aggregate amount of all such Investments made after the Signing Date does not exceed $500,000; provided, however, that any returns on such Investments recovered by a Loan Party shall be deemed to reduce, on a dollar for dollar basis, the amount of such Investments for purposes of calculating compliance with the foregoing limit; and

(r)           Permitted Acquisitions pursuant to Section 10.2.6 hereof.

For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

10.2.6      Permitted Acquisitions.  So long as no Default or Event of Default has occurred and is continuing and shall not have occurred immediately after giving effect to any of the transactions otherwise permitted pursuant to this Section 10.2.6, each Loan Party may acquire all or a substantial part of the assets or property or Capital Stock of any Person or any business unit or division of any Person (the “Target”), subject to the satisfaction of each of the following conditions (in each case, a “Permitted Acquisition”):

(a)           Agent shall receive at least 15 Business Days’ prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

(b)           the Target’s assets shall only comprise a business of the type engaged in by Loan Parties as of the Signing Date or ancillary businesses reasonably related to the business engaged in by Loan Parties as of the Signing Date;

(c)           the total cash and non-cash consideration (including, without limitation, assumption of Debt) for all Permitted Acquisitions under this Section 10.2.6 shall not exceed $25,000,000 for cash consideration and $25,000,000 for non-cash consideration in the aggregate during each fiscal year;

(d)           the Target shall have EBITDA of not less than $500,000 in aggregate for the four (4) Fiscal Quarters (taken as a whole) preceding the date of the Permitted Acquisition, calculation of which shall be reasonably acceptable to Agent;

(e)           at or prior to the closing of any Permitted Acquisition, Agent will be granted a first priority perfected security interest and lien (subject to any Permitted Liens) in all assets (to the extent the same are acquired by a Loan Party as of the date of such Permitted Acquisition) or Capital Stock in the Target on the same terms and conditions set forth in Section 7, and the Collateral shall not be subject to any liens or encumbrances other than Permitted Liens, and the Target shall have executed such documents and taken such actions as may be reasonably required by Agent in connection therewith; provided, however, the foregoing requirement shall only apply to any Target which is formed or located in the United States or the United Kingdom;

(f)           concurrently with delivery of the notice referred to in clause (a) above, Administrative Borrower shall have delivered to Agent, in form and substance reasonably satisfactory to Agent, a pro forma consolidated balance sheet, income statement and cash flow statement of Loan Parties and their Subsidiaries, based on recent financial statements and assumptions believed by Loan Parties to be reasonable at the time made and which shall, among other things and without limitation, project continued compliance with all financial covenants set forth in this Agreement;

(g)           on or prior to the date of such Permitted Acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement and related material agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent;

(h)           Borrowers, on a pro forma basis, after giving effect to the Permitted Acquisition, shall have Liquidity of not less than $15,000,000; provided, however, if the aggregate cash purchase price for all Permitted Acquisitions consummated during the previous six (6) month is $10,000,000 or less, then Borrowers shall have Liquidity of not less than $10,000,000; and

(i)           concurrently with consummation of the Permitted Acquisition under this Section 10.2.5, Administrative Borrower shall have delivered to Agent a certificate stating that the foregoing conditions have been satisfied other than those conditions requiring satisfaction by Agent.

Notwithstanding the foregoing, the Accounts of the Target shall not be included in the Borrowing Base without the prior written consent of Agent; provided, however, to the extent the Borrowing Base would increase by more than 15% as a result of the inclusion of the Accounts of Target, then Borrowers shall have received the prior written consent of Required Lenders.

10.2.7      Disposition of Assets.  No Loan Party shall make any Asset Disposition, other than

(a)           an Asset Disposition of Inventory in the Ordinary Course of Business;

(b)           an Asset Disposition of Equipment and other Property that, in the aggregate during any twelve (12) month period, has a fair market value of $4,000,000 or less;

(c)           an Asset Disposition of Inventory or other Property that is obsolete, surplus, unmerchantable, worn-out or otherwise unsalable in the Ordinary Course of Business;

(d)           an Asset Disposition that is a termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from a Loan Party’s default;

(e)           an Asset Disposition that is approved in writing by Agent and Required Lenders as a “Permitted Asset Disposition”;

(f)           dispositions of Property (including but not limited to Intellectual Property rights) that is no longer necessary, used or useful for such Loan Party’s business as conducted prior thereto or thereafter contemplated;

(g)           dispositions of Property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property;

(h)           a disposition of Equipment under Section 8.5.2;

(i)           a transfer of Property by a Subsidiary of any Loan Party to a Loan Party;

(j)           dispositions of Property between and among Loan Parties;

(k)           dispositions permitted by Section 10.2.5, 10.2.6 and/or 10.2.10;

(l)           sale-leaseback transactions in connection with financing of equipment or other property used in the Ordinary Course of Business of a Loan Party that is not prohibited under this Agreement;

(m)           licensing, on a non-exclusive basis, of Intellectual Property in the Ordinary Course of Business;

(n)           voluntary termination by a Loan Party of a Hedging Agreement; and

(o)           transfers of cash or Cash Equivalents that are in the Ordinary Course of Business provided that transferor is not rendered insolvent.

10.2.8      Loans.  No Loan Party shall make any loans or other advances of money to any Person, except (a) investments permitted pursuant to Sections 10.2.1 and 10.2.5; (b) advances to an officer, director or employee for salary, travel expenses, commissions, entertainment and similar items in the Ordinary Course of Business; (c) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (d) deposits with financial institutions and other Persons permitted hereunder; and (e) as long as no Default or Event of Default exists and each Company remains solvent after the making of such loan, intercompany loans by a Loan Party to another Loan Party or a Subsidiary of a Loan Party.

10.2.9      Restrictions on Payment of Certain Debt.  Other than Refinancing Debt to the extent the Refinancing Conditions have been satisfied, no Loan Party shall make any voluntary prepayment, redemption, retirement, defeasance or acquisition) with respect to any Borrowed Money (other than the Obligations) prior to its due date under the agreements evidencing such Debt as in effect on the Signing Date (or as amended thereafter which amendments shall be, for purposes of this Section, with the consent of Agent if such amendment could reasonably be expected to have a Material Adverse Effect).

10.2.10    Fundamental Changes.  No Loan Party shall (a) other than Permitted Acquisitions, merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions; except, that, with respect to this Section 10.2.10(a), (i) any wholly-owned Subsidiary of any Loan Party (other than any Borrower or Guarantor) may merge with and into or consolidate with any other wholly-owned Subsidiary of any Loan Party (provided that any Borrower or Guarantor may merge with and into or consolidate with any other wholly-owned Subsidiary of any Loan Party in the event that such Borrower or such Guarantor shall be the surviving entity), and (ii) any Borrower may merge with and into or consolidate with any other Borrower and any Guarantor may merge with and into or consolidate with any other Guarantor; provided, that, in each case, each of the following conditions is satisfied:  (A) Agent shall have received not less than ten (10) Business Days’ prior written notice of the intention of such entities to so merge or consolidate, which notice shall set forth in reasonable detail satisfactory to Agent, the Persons that are merging or consolidating, which Person will be the surviving entity, the principal locations of the assets of the persons that are merging or consolidating, and the material agreements and documents relating to such merger or consolidation, (B) Agent shall have received such other information with respect to such merger or consolidation as Agent may reasonably request, (C) as of the effective date of the merger or consolidation and after giving effect thereto, no Event of Default shall exist, (D) Agent shall have received, true, correct and complete copies of all material agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), and (E) the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Loan Documents to which it is a party in writing, in form and substance satisfactory to Agent, and Borrowers and Guarantors shall execute and deliver such other agreements, documents and instruments as Agent may reasonably request in connection therewith; or (b) change its tax, charter or other organizational identification number; or (c) change its name or conduct business under any fictitious name; or (d) change its form or state of organization; except, that, with respect to any change under Section 10.2.10(b), (c) and (d) above, any Loan Party may make such change so long as (i) Agent shall have received, at least ten (10) days prior to the filing thereof, written notice, and (ii) promptly after the filing thereof, Agent shall have received certified copies of all documentation filed with the appropriate Governmental Authority evidencing such change.

10.2.11    Subsidiaries.  No Loan Party shall (a)  form or acquire any Subsidiary in the United States or the United Kingdom after the Signing Date, except in accordance with Sections 10.1.9, 10.2.5 and 10.2.6 (provided that Loan Parties shall notify Agent of the formation of any Subsidiary); or (b) permit any existing Subsidiary in the US or UK to issue any additional Capital Stock except director’s qualifying shares or Capital Stock issued to a Loan Party or to the immediate parent of such Subsidiary; provided, that, any such Capital Stock issued to a Loan Party shall be promptly pledged by such Loan Party to Agent and Secured Parties.

10.2.12    Organic Documents.  No Loan Party shall amend, modify or otherwise change any of its Organic Documents as in effect on the Signing Date, except as could not be reasonably expected to have a Material Adverse Effect.

10.2.13    Tax Consolidation.  No Loan Party shall file or consent to the filing of any consolidated income tax return with any Person other than Loan Parties and Subsidiaries.

10.2.14    Accounting Changes.  Make any material change in accounting treatment or reporting practices, except as required or permitted by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.15    Restrictive Agreements.  No Loan Party shall become a party to any Restrictive Agreement, except (a) a Restrictive Agreement as in effect on the Signing Date and shown on Schedule 9.1.16 (and renewals, amendments and replacements thereof); (b) a Restrictive Agreement relating to secured or unsecured Debt permitted hereunder (and renewals, amendments and replacements thereof); (c) customary provisions in leases, Licenses and other contracts restricting assignment thereof; and (d) customary provisions in purchase and sale agreements to be executed by Loan Parties in connection with a Permitted Asset Disposition.

10.2.16    Hedging Agreements.  No Loan Party shall enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.17    Conduct of Business.  No Loan Party shall engage in any business, other than the business of any Loan Party as conducted on the Signing Date and any business reasonably related, ancillary or complementary to the business in which any Loan Party is engaged on the Signing Date.

10.2.18    Affiliate Transactions.  No Loan Party shall enter into or be party to any transaction with an Affiliate, except:

(a)           transactions contemplated or otherwise permitted by the Loan Documents;

(b)           payment of reasonable compensation (including severance pay as applicable) and employee benefits to officers and employees for services actually rendered;

(c)           payment of customary directors’ fees and indemnities and other reasonable management, consulting, monitoring and advisory fees;

(d)           transactions solely among Loan Parties subject to the solvency of such Loan Parties following such transaction;

(e)           transactions permitted by Section 10.2.5 (c) and (k);

(f)           transactions with Affiliates that were consummated prior to the Signing Date;

(g)           transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms (fully disclosed to Agent if they involve one or more payments by a Borrower in excess of $1,000,000 in the aggregate during any Fiscal Year) and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

10.2.19    Plans.  No Loan Party shall become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Signing Date.

10.3          Financial Covenants.  Until Full Payment of the Obligations (other than contingent obligations not yet due), Borrowers shall:

10.3.1      Minimum EBITDA.  Upon a Fixed Charge Coverage Trigger Event and thereafter, achieve EBITDA for the applicable 12 month period, calculated on a combined basis with respect to HGRM and HGR UK of at least $500,000 during the Fiscal Years 2010 and 2011 and $1,000,000 thereafter, in each case calculated at the end of each Fiscal Quarter for the four Fiscal Quarters then ending.

10.3.2      Fixed Charge Coverage Ratio.  Upon a Fixed Charge Coverage Trigger Event, achieve a Fixed Charge Coverage Ratio of at least 1.1 to 1.0, calculated at the end of each Fiscal Quarter.

SECTION 11.  EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1         Events of Default.  Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)           Any Loan Party fails to pay any Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b)           Any representation or warranty of any Loan Party made in or in connection with any Loan Documents or transactions contemplated thereby or in any amendment or modification thereof or waiver thereunder, is incorrect or misleading in any material respect when given or deemed given;

(c)           Any Loan Party breaches or fails to perform any covenant contained in Sections 7.2, 8.1, 8.4, 8.7.2, 10.1.1, 10.1.2, 10.2 or 10.3;

(d)           Any Loan Party breaches or fails to perform any other covenant contained in any Loan Documents (including any UK Security Document), and such breach or failure is not cured within twenty (20) days after a Senior Officer of such Loan Party has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that, such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by a Loan Party;

(e)           Any Guarantor repudiates, revokes or attempts to revoke its Guaranty; any Loan Party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f)           (i) except as provided in clause (ii) below, any breach or default of a Loan Party or Pledged Subsidiary occurs under any document, instrument or agreement (including any Material Contract) to which it is a party or by which it or any of its Properties is bound, relating to any Borrowed Money (other than the Obligations) having an aggregate outstanding principal amount in excess of $5,000,000, if the maturity of or any payment with respect to such Borrowed Money has been accelerated or demanded due to such breach or (ii) with respect to any credit agreement between the Commonwealth Bank of Australia ABN (or any successor lender thereto) and Hudson Global Resources (Aust) Pty Limited, Hudson Highland (APAC) Pty Limited  or any other Affiliate of a Loan Party, (x) any payment default or (y) any event of default capable of resulting in remedial action that is not cured or waived within thirty (30) days of the occurrence thereof;

(g)           Any judgment or order for the payment of money is entered against a Loan Party in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Loan Party,  $3,000,000 (net of any insurance coverage therefor acknowledged in writing by the insurer), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise, unless such judgment is discharged or satisfied in full, in each case within thirty (30) days;

(h)           Any loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $3,000,000;

(i)           Any Loan Party is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; there is a cessation of any material part of a Loan Party’s business for a material period of time; any material Collateral or Property of a Loan Party is taken or impaired through condemnation; any Loan Party agrees to or commences any liquidation, dissolution or winding up of its affairs (except as permitted by Section 10.2.10); or any Loan Party ceases to be Solvent;

(j)           (i) Any Insolvency Proceeding is commenced by any Loan Party; (ii) an Insolvency Proceeding is commenced against any Loan Party and such Loan Party consents to the institution of the proceeding against it, the petition commencing the proceeding is not timely controverted by such Loan Party, such petition is not dismissed within forty-five (45) days after its filing, or an order for relief is entered in the proceeding; (iii) a trustee (including an interim trustee) is appointed to take possession of any substantial Property of or to operate any of the business of any Loan Party; or (iv) any Loan Party makes an offer of settlement, extension or composition to its unsecured creditors generally;

(k)           A Reportable Event occurs that constitutes grounds for termination by the Pension Benefit Guaranty Corporation of any Multiemployer Plan or appointment of a trustee for any Multiemployer Plan; any Multiemployer Plan is terminated or any such trustee is requested or appointed; any Loan Party is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from any withdrawal therefrom; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;

(l)           Any Loan Party or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of such Loan Party’s business, or (ii) any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral;

(m)           A Change of Control occurs; or

(n)           Any event occurs or condition exists that has a Material Adverse Effect.

11.2         Remedies upon Default.  If an Event of Default described in Section 11.1(j) occurs with respect to any Loan Party, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind.  In addition, if any Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)           declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Loan Parties to the fullest extent permitted by law;

(b)           terminate, reduce or condition any Commitment, or make any adjustment to the Borrowing Base;

(c)           require Loan Parties to Cash Collateralize LC Obligations, Bank Product Debt and other Obligations that are contingent or not yet due and payable, and, if Loan Parties fail promptly to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolving Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)           exercise any other rights or remedies afforded under any Loan Document, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Loan Parties to assemble Collateral, at Loan Parties’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Loan Party, Loan Parties agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable.  Each Loan Party agrees that ten (10) days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable.  Agent shall have the right to conduct such sales on any Loan Party’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law.  Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

11.3         License.  Upon the occurrence and during the continuance of an Event of Default (and provided Agent has obtained any necessary consents of third parties), Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person), under the same quality control standards required under the license, any or all Intellectual Property of Loan Parties, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral if an Event of Default exists.  Each Loan Party’s rights and interests under Intellectual Property shall inure to Agent’s benefit, except as would otherwise invalidate such Intellectual Property.

11.4         Setoff.

11.4.1      Setoff Generally.  Agent, Lenders and their Affiliates are each authorized by Loan Parties at any time during an Event of Default, without notice to Loan Parties or any other Person, to set off and to appropriate and apply any deposits (general or special), funds, claims, obligations, liabilities or other Debt at any time held or owing by Agent, any Lender or any such Affiliate to or for the account of any Loan Party against any Obligations, whether or not demand for payment of such Obligation has been made, any Obligations have been declared due and payable, are then due, or are contingent or unmatured, or the Collateral or any guaranty or other security for the Obligations is adequate.

11.4.2      Setoff Under Jersey Law.  For the avoidance of doubt and without prejudice to any other rights that the Agent and/or Lenders may have, for the purposes of the Bankruptcy (Netting, Contractual Subordination and Non-Petition Provisions) (Jersey) Law 2005 (the “Netting Law”), this Agreement constitutes an “agreement” and this Section 11.4 is a “set-off provision” as defined in the Netting Law.

11.5         Remedies Cumulative; No Waiver; Commercial Reasonableness.

11.5.1      Cumulative Rights.  All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Loan Parties contained in the Loan Documents are cumulative and not in derogation or substitution of each other.  In particular, the rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that Agent and Lenders may have, whether under any agreement, by law, at equity or otherwise.

11.5.2      Waivers.  The failure or delay of Agent or any Lender to require strict performance by Loan Parties with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing.  All rights and remedies shall continue in full force and effect until Full Payment of all Obligations.  No modification of any terms of any Loan Documents (including any waiver thereof) shall be effective, unless such modification is specifically provided in a writing directed to Loan Parties and executed by Administrative Borrower, on behalf of Borrowers, and Agent or the requisite Lenders, and such modification shall be applicable only to the matter specified.  No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default that may exist at such time, unless expressly stated.  If Agent or any Lender accepts performance by any Loan Party under any Loan Documents in a manner other than that specified therein, or during any Default or Event of Default, or if Agent or any Lender shall delay or exercise any right or remedy under any Loan Documents, such acceptance, delay or exercise shall not operate to waive any Default or Event of Default nor to preclude exercise of any other right or remedy.  It is expressly acknowledged by Loan Parties that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

11.5.3      Commercial Reasonableness.  To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Loan Party acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (a) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral.  Each Loan Party acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section.  Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Loan Party or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

SECTION 12.  AGENT

12.1         Appointment, Authority and Duties of Agent.

12.1.1      Appointment and Authority.  Each Lender appoints and designates RBS as Agent hereunder (and for the avoidance of doubt, its agent and as security trustee for the Lenders).  Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent’s benefit and the Pro Rata benefit of Lenders.  Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized and binding upon all Lenders.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Loan Party or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) exercise all rights and remedies given to Agent with respect to any Collateral under the Loan Documents, Applicable Law or otherwise.  The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto.  Agent alone shall be authorized to determine whether any Accounts constitute Eligible Accounts, or whether to impose or release any Availability Reserve, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

12.1.2      Duties.  Agent shall not have any duties except those expressly set forth in the Loan Documents, nor be required to initiate or conduct any Enforcement Action except to the extent directed to do so by Required Lenders while an Event of Default exists.  The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

12.1.3      Agent Professionals.  Agent may perform its duties through agents and employees.  Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.  Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4      Instructions of Required Lenders.  The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law.  Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 against all Claims that could be incurred by Agent in connection with any act.  Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Person by reason of so refraining.  Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders.  Notwithstanding the foregoing, instructions by and consent of all Lenders shall be required in the circumstances described in Section 15.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Loans held by one Lender without accelerating and demanding payment of all other Loans, nor to terminate the Commitments of one Lender without terminating the Commitments of all Lenders.  In no event shall Agent be required to take any action that, in its reasonable opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2         Agreements Regarding Collateral and Field Examination Reports.

12.2.1      Lien Releases; Care of Collateral.  Lenders authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations, (b) that is the subject of an Asset Disposition which Loan Parties certify in writing to Agent is a Permitted Asset Disposition (or permitted under Section 10.2.7) or a Lien which Loan Parties certify is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry), (c) that does not constitute a material part of the Collateral, (d) in connection with the release of any Guarantor pursuant to the terms hereof, or (e) in all other cases but subject to 15.1.1(d), with the written consent of Required Lenders.  Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by a Loan Party, or is cared for, protected, insured or encumbered, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2      Possession of Collateral.  Agent and Lenders appoint each other Lender as agent for the purpose of perfecting Liens (for the benefit of Secured Parties) in any Collateral that, under the UCC or other Applicable Law, can be perfected by possession.  If any Lender obtains possession of any such Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with such Collateral in accordance with Agent’s instructions.

12.2.3      Reports.  Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field audit or other examination or any appraisal prepared by or on behalf of Agent with respect to any Loan Party or Collateral (“Report”).  Each Lender agrees (a) that neither RBS nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Loan Parties’ books and records as well as upon representations of Loan Parties’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations.  Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as any Claims arising in connection with any third parties that obtain all or any part of a Report through such Lender.

12.3         Reliance By Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.

12.4         Action Upon Default.  Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or a Loan Party specifying the occurrence and nature thereof.  If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing.  Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate its Obligations, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.  Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

12.5         Ratable Sharing.  If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent, Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable.  If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

12.6         Indemnification of Agent Indemnitees.

12.6.1      Indemnification.  EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY LOAN PARTIES (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF LOAN PARTIES UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE.  If Agent is sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person for any alleged preference from a Loan Party or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by Lenders to the extent of each Lender’s Pro Rata share.

12.6.2      Proceedings.  Without limiting the generality of the foregoing, if at any time (whether prior to or after the Commitment Termination Date) any proceeding is brought against any Agent Indemnitees by a Loan Party, or any Person claiming through a Loan Party, to recover damages for any act taken or omitted by Agent in connection with any Obligations, Collateral, Loan Documents or matters relating thereto, or otherwise to obtain any other relief of any kind on account of any transaction relating to any Loan Documents, each Lender agrees to indemnify and hold harmless Agent Indemnitees with respect thereto and to pay to Agent Indemnitees such Lender’s Pro Rata share of any amount that any Agent Indemnitee is required to pay under any judgment or other order entered in such proceeding or by reason of any settlement, including all interest, costs and expenses (including attorneys’ fees) incurred in defending same.  In Agent’s discretion, Agent may reserve for any such proceeding, and may satisfy any judgment, order or settlement, from proceeds of Collateral prior to making any distributions of Collateral proceeds to Lenders.

12.7         Limitation on Responsibilities of Agent.  Agent shall not be liable to Lenders for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct.  Agent does not assume any responsibility for any failure or delay in performance or any breach by any Loan Party or Lender of any obligations under the Loan Documents.  Agent does not make to Lenders any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Loan Party.  No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectibility of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Loan Party or Account Debtor.  No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Loan Party of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8         Successor Agent and Co-Agents.

12.8.1      Resignation; Successor Agent.  Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least thirty (30) days written notice thereof to Lenders and Administrative Borrower.  Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Administrative Borrower.  If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders.  Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 15.2.  Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent.  Any successor by merger or acquisition of the stock or assets of RBS shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

12.8.2      Separate Collateral Agent.  It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction.  If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or security trustee or co-collateral agent or security trustee, and shall provide Administrative Borrower with notice of same.  If Agent so appoints a collateral agent or security trustee or co-collateral agent or security trustee, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent and security trustee.  Every covenant and obligation necessary to the exercise thereof by such agent  and security trustee shall run to and be enforceable by it as well as Agent.  Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent and security trustee.  If any collateral agent or security trustee or co-collateral agent or security trustee shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent or security trustee, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent. or security trustee.

12.8.3      Agent as UK Security Trustee.

(a)           In this Agreement, any rights and remedies exercisable by, any documents to be delivered to, or any other indemnities or obligations in favor of the Agent shall be, as the case may be, exercisable by, delivered to, or be indemnities or other obligations in favor of, the Agent (or any other person acting in such capacity) in its capacity as the security trustee to the extent that the rights, deliveries, indemnities or other obligations relate to the UK Security Documents or the security thereby created.  Any obligations of the Agent (or any other Person acting in such capacity) in this Agreement shall be obligations of the Agent in its capacity as the security trustee to the extent that the obligations relate to the UK Security Documents or the security thereby created.  Additionally, in its capacity as the security trustee, the Agent (or any other Person acting in such capacity) shall have (i) all the rights, remedies and benefits in favor of the Agent contained in the provisions of the whole of this Section 12 and (ii) all the rights, remedies and powers granted to it and be subject to all the obligations and duties owed by it under the UK Security Documents governed by English law or Jersey Law and/or any of the other Loan Documents.

(b)           Each Lender hereby appoints the Agent and the Agent agrees to act as trustee under and in relation to UK Security Documents and to hold the assets subject to the security thereby created as trustee for the Lenders on the trusts and other terms contained in UK Security Documents and each Lender hereby irrevocably authorizes the Agent to exercise such rights, remedies, powers and discretions as are specifically delegated to it by the terms of UK Security Documents together with all such rights, remedies, powers and discretions as are reasonably incidental thereto.

(c)           Any reference in this Agreement to Liens stated to be in favor of the Agent shall be construed so as to include a reference to Liens granted in favor of the Agent in its capacity as the security trustee.

(d)           Nothing in this Section 12 shall require the Agent to act as a trustee at common law or to be holding any property on trust, in any jurisdiction outside the United States or the United Kingdom which may not operate under principles of trust or where such trust would not be recognized or its effects would not be enforceable.

(e)           The perpetuity period under the rule against perpetuities (as applicable to any of the Loan Documents in respect of which the Agent acts as security trustee and for the purposes of the UK Perpetuities and Accumulations Act 2009) shall be a period of 125 years from the Closing Date.

12.9         Due Diligence and Non-Reliance.  Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Loan Party and its own decision to enter into this Agreement and to fund Loans and participate in LC Obligations hereunder.  Each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Loan Party as such Lender feels necessary.  Each Lender further acknowledges and agrees that the other Lenders and Agent have made no representations or warranties concerning any Loan Party, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations.  Each Lender will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Loan Party or any credit or other information concerning the affairs, financial condition, business or Properties of any Loan Party (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.

12.10       Replacement of Certain Lenders.  In the event that any Lender (a) fails to fund its Pro Rata share of any Loan or LC Obligation hereunder, and such failure is not cured within two (2) Business Days, (b) defaults in performing any of its obligations under the Loan Documents, or (c) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, then, in addition to any other rights and remedies that any Person may have, Agent may, by notice to such Lender within one hundred twenty (120) days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent, pursuant to appropriate Assignment and Acceptance(s) and within fifteen (15) days after Agent’s notice.  Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same.  Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge and, solely with respect to a Lender described in clause (a) above, excluding any breakage fees).

12.11       Remittance of Payments and Collections.

12.11.1    Remittances Generally.  All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 12:00 noon New York City time on a Business Day, payment shall be made by Lender not later than 2:00 p.m. New York City time on such day, and if request is made after 12:00 noon New York City time, then payment shall be made by Lender not later than 11:00 a.m. New York City time on the next Business Day.  Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent.  Any such payment shall be subject to Agent’s right of offset for any amounts due from such Lender under the Loan Documents.

12.11.2    Failure to Pay.  If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation.  In no event shall Loan Parties be entitled to receive credit for any interest paid by a Lender to Agent.

12.11.3    Recovery of Payments.  If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from a Loan Party and such related payment is not received, then Agent may recover such amount from each Lender that received it.  If Agent determines at any time that an amount received under any Loan Document must be returned to a Loan Party or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender.  If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, Lenders shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.12       Agent in its Individual Capacity.  As a Lender, RBS shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include RBS in its capacity as a Lender.  Each of RBS and its Affiliates may accept deposits from, maintain deposits or credit balances for, invest in, lend money to, provide Bank Products to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Loan Party and their Affiliates, as if RBS were any other bank, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders.  In their individual capacity, RBS and its Affiliates may receive information regarding Loan Party, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that RBS and its Affiliates shall be under no obligation to provide such information to Lenders, if acquired in such individual capacity and not as Agent hereunder.

12.13       Agent Titles.  Each Lender, other than RBS, that is designated (on the cover page of this Agreement or otherwise) by RBS as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.

12.14       No Third Party Beneficiaries.  This Section 12 up to and including 12.14 is an agreement solely among Lenders and Agent, and does not confer any obligations, duties, rights or benefits upon Loan Parties or any other Person.  As between Loan Parties and Agent, any action that Agent may take under any Loan Documents shall be conclusively presumed to have been authorized and directed by Lenders as herein provided.

12.15       Parallel Debt Provisions (Dutch Law).

12.15.1    Parallel Debt.  Each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Agent as a separate and independent obligation an amount equal to the total amount owed from time to time by such Loan Party to any Secured Party in respect of its Principal Obligations as they may exist from time to time. The payment undertaking of each Loan Party to the Agent under this Section 12.15.1 is hereinafter referred to as a "Parallel Debt". Each Parallel Debt will be payable in the currency or currencies of the relevant Principal Obligations.

12.15.2    Parallel Debt as Independent Payment Obligation.  For the avoidance of doubt it is confirmed that Section 12.15.1 means that each Parallel Debt constitutes a payment obligation of the relevant Loan Party to the Agent which is separate and independent from, and without prejudice to, its Principal Obligations and shall become due and payable to the Agent as soon as, and to the extent that, any amount owed by such Loan Party to the relevant Secured Party under its Principal Obligations becomes due and payable.

12.15.3    Acknowledgment of Parallel Debt Obligation.  Each of the parties to this Agreement acknowledges that each Parallel Debt represents the Agent’s own claim to receive payment of such Parallel Debt from the relevant Loan Party and that the amount which may become due and payable by a Loan Party under its Parallel Debt pursuant to this Section 12.15 shall never exceed the total amount which becomes due and payable by such Loan Party to the Secured Parties under its Principal Obligations.

12.15.4    Reductions to Parallel Debt Obligations.  Notwithstanding any of the other provisions of this Section 12.15:

(a)           any amount due and payable by a Loan Party under its Parallel Debt shall, to the extent such Loan Party shall have paid any amounts to any Secured Party under its Principal Obligations or any Secured Party otherwise receives any amount in payment of such Principal Obligations (other than by virtue of Section 12.15.6), be decreased by equivalent amounts as if such amounts were received directly in payment of such Parallel Debt on the date of receipt by the relevant Secured Party of such amount in payment of such Principal Obligations; and

(b)           to the extent that any Loan Party shall have paid any amounts to the Agent under its Parallel Debt or the Agent shall have otherwise received monies in payment of such Parallel Debt, the Principal Obligations of such Loan Party to the relevant Secured Party shall be decreased by equivalent amounts as if such amounts were received directly in payment of such Principal Obligations on the date of receipt by the Agent of such amount in payment of such Parallel Debt.

12.15.5    Role of Agent.  For the purpose of this Section 12.15 the Agent acts in its own name and on behalf of itself but for the benefit of the Secured Parties and any security right granted to the Agent to secure the Parallel Debt is granted to the Agent in its capacity of sole creditor of the Parallel Debt.

12.15.6    Payments Received.  All payments received by the Agent shall be applied towards payment of the relevant Parallel Debt, whereupon the Agent shall distribute such amounts to the Secured Parties who are creditors in accordance with the terms of this Agreement.

SECTION 13.  BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Loan Parties, Agent and Lenders and their respective successors and assigns, except, that, (a) no Loan Party shall have the right to assign its rights or delegate its obligations under any Loan Documents, and (b) any assignment by a Lender must be made in compliance with Section 13.3.  Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3.  Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2         Participations.

13.2.1      Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents.  Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Loan Parties shall be determined as if such Lender had not sold such participating interests, and Loan Parties and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents.  Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Administrative Borrower agrees otherwise in writing.

13.2.2      Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases any Loan Party or substantial portion of the Collateral.

13.2.3      Benefit of Set-Off.  Loan Parties agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it.  By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

13.3         Assignments.

13.3.1      Permitted Assignments.  A Lender may assign to any Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender be at least $5,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance.  Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided, however, that, any payment by Loan Parties to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy such Loan Parties’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2      Effect; Effective Date.  Upon delivery to Agent of an assignment notice in the form of Exhibit D and a processing fee of $5,000, such assignment shall become effective as specified in the notice, if it complies with this Section 13.3.  From the effective date of such assignment, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new Notes, as appropriate.

13.4         Tax Treatment.  If any interest in a Loan Document is transferred to a Transferee that is organized under the laws of any jurisdiction other than the United States or any state or district thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 5.10.

13.5         Representation of Lenders.  Each Lender represents and warrants to each Loan Party, Agent and other Lenders that none of the consideration used by it to fund its Loans or to participate in any other transactions under this Agreement constitutes for any purpose of ERISA or Section 4975 of the Code assets of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code and the interests of such Lender in and under the Loan Documents shall not constitute plan assets under ERISA.

13.6         Securitization.  Loan Parties hereby acknowledge that any or all of the Lenders and their Affiliates may, from time to time, sell, pledge or otherwise securitize all or any part of the Loans (each, a “Securitization”), through the pledge of Loans as collateral security for loans to any such Lender or its Affiliates, or through the direct sale of Loans or the issuance of direct or indirect interests in Loans, which loans to any Lender or its Affiliates or direct or indirect interests will be rated by Moody’s, Standard & Poor’s or one or more other rating agencies (the “Rating Agencies”).  Loan Parties agree to cooperate with each of the Lenders and their Affiliates to effect each such Securitization, including, without limitation, by: (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as shall be reasonably requested by any Lender in connection with any such Securitization; provided, that, (i) any such amendment or additional documentation shall not impose material additional costs on Loan Parties, and (ii) any such amendment or additional documentation shall not materially and adversely affect the rights, or materially increase the obligations, of Loan Parties under the Loan Documents, or change or affect in a manner adverse to Loan Parties the financial terms of the Loans; (b) providing such financial and other information as may be reasonably requested by the Lenders in connection with the rating of the Loans or any such Securitization; and (c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Lenders and their Affiliates, the Rating Agencies and each party providing credit support or otherwise participating in such Securitization (each, a “Securitization Party”) for any and all losses, claims, damages and/or liabilities (collectively, the “Liabilities”) to which any such Securitization Party may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of any Loan Party to Agent or any Lender in connection with any Loan Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by any Lender or their successors or assigns of any Loans, and (ii) agreeing to reimburse each Lender and its Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

13.7         Pricing and Structural Changes Required for Syndication.  If requested, the Loan Parties agree to assist Agent in the syndication of the Revolving Loans, including, without limitation, participating in the preparation of a syndication memorandum and Lender presentation and assistance with Lender follow-up requests for information.

SECTION 14.  GUARANTY.

14.1         Guaranty.  Each Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations.  Each payment made by any Guarantor pursuant to this Guaranty shall be made in lawful money of the United States in immediately available funds.

14.2         Waivers.  Each Guarantor hereby absolutely, unconditionally and irrevocably waives (a) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice under this Section 14, (b) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice under this Section 14, (c) any requirement that Agent or any Lender protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against any other Loan Party, or any Person or any Collateral, (d) any other action, event or precondition to the enforcement hereof or the performance by each such Guarantor of the Obligations, and (e) any defense arising by any lack of capacity or authority or any other defense of any Loan Party or any notice, demand or defense by reason of cessation from any cause of Obligations other than Full Payment of the Obligations by Loan Parties and any defense that any other guarantee or security was or was to be obtained by Agent.

14.2.1      Jersey Law Waivers.  Without limiting the generality of Section 5.11.2 hereof, each Guarantor hereby, irrevocably and unconditionally, waives and abandons any right which it may have under the existing or future laws of Jersey (whether by virtue of the droit de discussion or division or otherwise) to require that any of the Lenders or the Agent:

(a)           before enforcing this Agreement, takes any action, exercises any recourse or seeks a declaration of bankruptcy (where “bankrupt” and “bankruptcy” include any state of bankruptcy, insolvent winding up, receivership, administrative receivership or similar status under the laws of any relevant jurisdiction) against any Loan Party or any other Person, makes any claim in a bankruptcy, liquidation, administration or insolvency of any Loan Party or any other Person or enforces or seeks to enforce any other right, claim, remedy or recourse against any Loan Party or any other Person or any of their assets;

(b)           in order to preserve any of its rights against a Guarantor or any other Person, joins a Guarantor or any other Person as a party to any proceedings against any Loan Party or any other Person or takes any other procedural steps; or

(c)           divides or apportions the liability of a Guarantor under any document with any other Person.

Each Guarantor will hold in trust for and immediately pay or transfer to the Agent any payment or distribution or benefit of security received by it contrary to this Section 14.2.1 or in accordance with directions given to it by the Agent.

14.3         No Defense.  No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any Loan Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.

14.4         Guaranty of Payment.  The Guaranty hereunder is one of payment and performance, not collection, and the obligations of each Guarantor hereunder are independent of the Obligations of the other Loan Parties, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce the terms and conditions of this Section 14, irrespective of whether any action is brought against any other Loan Party or other Persons or whether any other Loan Party or other Persons are joined in any such action or actions.  Each Guarantor waives any right to require that any resort be had by Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Agent or any Lender in favor of any Loan Party or any other Person.  No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Agent’s right to proceed in any other form of action or proceeding or against any other Person unless Agent has expressed any such right in writing.  Without limiting the generality of the foregoing, no action or proceeding by Agent against any Loan Party under any document evidencing or securing indebtedness of any Loan Party to Agent shall diminish the liability of any Guarantor hereunder, except to the extent Agent receives actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of any Guarantor in respect of any Loan Party.

14.5         Liabilities Absolute.  The liability of each Guarantor hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any other Obligation or otherwise (other than Full Payment of the Obligations, subject to Section 14.8 hereof).  Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired, released, limited or otherwise affected by (other than Full Payment of the Obligations, subject to Section 14.8 hereof):

(a)           any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any Loan Document, including any increase in the Obligations resulting from the extension of additional credit to Borrowers, including (without limitation) pursuant to Section 2.1.7 of this Agreement, or otherwise;

(b)           any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

(c)           the failure of Agent or any Lender to assert any claim or demand or to enforce any right or remedy against Borrowers or any other Loan Party or any other Person under the provisions of this Agreement or any Loan Document or any Loan Document or instrument executed an delivered in connection herewith or therewith;

(d)           any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Loan Party to creditors of any Loan Party other than any other Loan Party;

(e)           any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any Loan Party; and

(f)           any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guaranty hereunder and/or the obligations of any Guarantor, or a defense to, or discharge of, any Loan Party or any other Person or party hereto or the Obligations or otherwise with respect to the Advances, Letters of Credit or other financial accommodations to Borrowers pursuant to this Agreement and/or the Loan Documents.

14.6         Waiver of Notice.  Agent shall have the right to do any of the above without notice to or the consent of any Guarantor and each Guarantor expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such Guarantor which might arise as a result of such actions.

14.7         Agent’s Discretion.  Agent may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any Guarantor, and without incurring responsibility to any Guarantor or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.

14.8         Reinstatement.

(a)           The Guaranty provisions herein contained shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon Agent or any Lender for repayment or recovery of any amount or amounts received by Agent or such Lender in payment or on account of any of the Obligations and Agent or such Lender repays all or part of said amount for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Agent or such Lender or the respective property of each, or any settlement or compromise of any claim effected by Agent or such Lender with any such claimant (including any Loan Party); and in such event each Guarantor hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and each Guarantor shall be and remain liable to Agent and/or Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Agent or such Lenders.

(b)           Agent shall not be required to marshal any assets in favor of any Guarantor, or against or in payment of Obligations.

(c)           No Guarantor shall be entitled to claim against any present or future security held by Agent from any Person for Obligations in priority to or equally with any claim of Agent, or assert any claim for any liability of any Loan Party to any Guarantor in priority to or equally with claims of Agent for Obligations, and no Guarantor shall be entitled to compete with Agent with respect to, or to advance any equal or prior claim to any security held by Agent for Obligations.

(d)           If any Loan Party makes any payment to Agent, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Guarantor hereunder.

(e)           All present and future monies payable by any Loan Party to any Guarantor, whether arising out of a right of subrogation or otherwise, are assigned to Agent for its benefit and for the ratable benefit of Lenders as security for such Guarantor’s liability to Agent and Lenders hereunder and are postponed and subordinated to Agent’s prior right to Full Payment of Obligations.  Except to the extent prohibited otherwise by this Agreement, all monies received by any Guarantor from any Loan Party shall be held by such Guarantor as agent and trustee for Agent.  This assignment, postponement and subordination shall only terminate upon the Full Payment of the Obligations and this Agreement is irrevocably terminated.

14.9         Action Upon Event of Default.  Upon the occurrence and during the continuance of any Event of Default, Agent may and upon written request of the Required Lenders shall, without notice to or demand upon any Loan Party or any other Person, declare any Obligations of such Guarantor hereunder immediately due and payable, and shall be entitled to enforce the Obligations of each Guarantor.  Upon such declaration by Agent, Agent and Lenders are hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisions or final) at any time held and other indebtedness at any time owing by Agent or Lenders to or for the credit or the account of any Guarantor against any and all of the Obligations of each Guarantor now or hereafter existing hereunder, whether or not Agent or Lenders shall have made any demand hereunder against any other Loan Party and although such Obligations may be contingent and unmatured.  The rights of Agent and Lenders hereunder are in addition to other rights and remedies (including other rights of set-off) which Agent and Lenders may have.  Upon such declaration by Agent, with respect to any claims of any Guarantor against any Loan Party (the “Designated Claims”), Agent shall have the full right on the part of Agent in its own name or in the name of such Guarantor to collect and enforce such Designated Claims by legal action, proof of debt in bankruptcy or other liquidation proceedings, vote in any proceeding for the arrangement of debts at any time proposed, or otherwise, Agent and each of its officers being hereby irrevocably constituted attorneys-in-fact for each Guarantor for the purpose of such enforcement and for the purpose of endorsing in the name of each Guarantor any instrument for the payment of money.  Each Guarantor will receive as trustee for Agent and will pay to Agent forthwith upon receipt thereof any amounts which such Guarantor may receive from any Loan Party on account of the Designated Claims, except as permitted hereunder.  Each Guarantor agrees that at no time hereafter will any of the Designated Claims be represented by any notes, other negotiable instruments or writings, except and in such event they shall either be made payable to Agent, or if payable to any Guarantor, shall forthwith be endorsed by such Guarantor to Agent.  Each Guarantor agrees that no payment on account of the Designated Claims or any security interest therein shall be created, received, accepted or retained during the continuance of any Event of Default nor shall any financing statement be filed with respect thereto by any Guarantor.

14.10       Statute of Limitations.  Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by any Loan Party or others (including any Lenders) with respect to any of the Obligations shall, if the statute of limitations in favor of any Guarantor against Agent or Lenders shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

14.11       Interest.  All amounts due, owing and unpaid from time to time by any Guarantor under this Section 14 shall bear interest at the interest rate per annum then chargeable with respect to Base Rate Loans constituting Revolving Loans.

14.12       Guarantor’s Investigation.  Each Guarantor acknowledges receipt of a copy of each of this Agreement and the Loan Documents.  Each Guarantor has made an independent investigation of Loan Parties and of the financial condition of Loan Parties.  Neither Agent nor any Lender has made, and Agent and Lenders do not hereby make, any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Loan Party nor has Agent or any Lender made any representations or warranties as to the amount or nature of the Obligations of any Loan Party to which this Section 14 applies as specifically herein set forth, nor has Agent or any Lender or any officer, agent or employee of Agent or any Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and such Guarantor expressly disclaims reliance on any such representations or warranties.

14.13       Termination.  The provisions of this Section 14 shall remain in effect until Full Payment of all Obligations and irrevocable termination of the Commitments.

SECTION 15.  MISCELLANEOUS

15.1         Consents, Amendments and Waivers.

15.1.1      Amendment.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent, with Agent’s receipt of the consent from Required Lenders, and each Loan Party party to such Loan Document; provided, however, that:

(a)           without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)           without the prior written consent of Issuing Bank, no modification shall be effective with respect to any LC Obligations or Section 2.3;

(c)           without the prior written consent of each affected Lender, no modification shall be effective that would (i) increase the Commitment of such Lender; or (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender; and

(d)           without the prior written consent of all Lenders (except a Defaulting Lender), no modification shall be effective that would (i) extend the Revolving Commitment Termination Date; (ii) alter Section 5.6, 7.1 (except to add Collateral), or 15.1.1; (iii) amend the definitions of Borrowing Base (and the defined terms used in such definition), Pro Rata or Required Lenders; (iv) increase any advance rate, decrease the Availability Block, or increase total Commitments; (v) release Collateral with a book value greater than  $10,000,000 during any calendar year, except as currently contemplated by the Loan Documents; or (vi) except as contemplated herein, release any Loan Party from liability for any Obligations, if such Loan Party is Solvent at the time of the release.

15.1.2      Limitations.  The agreement of Loan Parties shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves.  Only the consent of the parties to the Fee Letter or any agreement relating to a Bank Product shall be required for any modification of such agreement, and no Affiliate of a Lender that is party to a Bank Product agreement shall have any other right to consent to or participate in any manner in modification of any other Loan Document.  The making of any Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing.  Any waiver or consent granted by Lenders hereunder shall be effective only if in writing, and then only in the specific instance and for the specific purpose for which it is given.

15.1.3      Payment for Consents.  No Loan Party will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent prior to a specified date and time.

15.2         Indemnity.  EACH LOAN PARTY SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event shall any Loan Party have any obligation hereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

15.3         Notices and Communications.

15.3.1      Notice Address.  Any notice or request hereunder may be given to any Loan Party or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 15.3.1:

If to Agent, Lenders or to
Issuing Bank at:	RBS Business Capital,
a division of RBS Asset Finance, Inc.
100 Sockanosset Cross Rd
Cranston, RI 02920
	Attention:	Gail Wentworth
	Telephone:	401-734-5220
	Telecopier:	401-734-5380
	E-mail:	Gail.Wentworth@rbscitizens.com

With a copy to:	Hahn & Hessen, LLP
488 Madison Avenue
New York, New York 10022
	Attention:	Daniel D. Batterman, Esq.
	Telephone:	212-478-7260
	Telecopier:	212-478-7400
	E-mail:	dbatterman@hahnhessen.com

If to a Lender other than RBS, as specified on the signature pages hereof.

If to any Borrower
or any Loan Party
c/o Administrative Borrower:	HUDSON HIGHLAND GROUP, INC.
560 Lexington Avenue, 5th Floor
New York, New York 10022
	Attention:	Mary Jane Raymond
	Telephone:	212-351-7232
	Telecopier:	917-256-8403
	E-mail:	maryjane.raymond@hudson.com

With a copy to:	Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, WI 53202-5306
	Attention:	Benjamin F. Garmer III
	Telephone:	414-297-5675
	Telecopier:	414-297-4900
	E-mail:	bgarmer@foley.com

Subject to Section 4.1.4, all notices, requests and other communications by or to a party hereto shall be in writing and shall be given to any Loan Party, at Administrative Borrower’s address shown above, and to any other Person at its address shown above (or, in the case of a Person who becomes a Lender after the Signing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 15.3.1.  Each such notice, request or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three (3) Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged; or (d) if given by electronic transmission, when transmitted to the applicable e-mail address, if confirmation of receipt is received.  Any written notice, request or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.  Any notice received by Administrative Borrower shall be deemed received by all Loan Parties.

15.3.2      Electronic Communications; Voice Mail.  Except as otherwise provided herein, electronic mail (which may include links to internet websites for purposes of downloading or accessing materials referenced in such electronic mail) and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2 (including, for the avoidance of doubt, delivery of certain filings with the Securities and Exchange Commission), administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.4.  Agent and Lenders make no assurances as to the privacy and security of electronic communications.  Electronic and voice mail may not be used as effective notice under the Loan Documents.

15.3.3      Non-Conforming Communications.  Agent and Lenders may, in good faith, rely upon any notices purportedly given by or on behalf of any Loan Party even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Each Loan Party shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of a Loan Party, other than any liabilities, losses, costs and expenses resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final, non-appealable judgment by a court of competent jurisdiction.

15.4         Performance of Loan Parties’ Obligations.  Agent may, in its discretion at any time and from time to time, at Loan Parties’ expense, pay any amount or do any act required of a Loan Party under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or, after an Event of Default, realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by Loan Parties,  promptly on demand (but in any event not later than the next Business Day), promptly upon receipt of a written invoice setting forth such amount in reasonable detail with interest from the date incurred to the date of payment thereof at the Default Rate applicable to Base Rate Revolving Loans.  Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

15.5         Credit Inquiries.  Each Loan Party hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Loan Party or Subsidiary.

15.6         Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

15.7         Cumulative Effect; Conflict of Terms.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise specifically provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

15.8         Counterparts; Facsimile Signatures.  Any Loan Document may be executed in counterparts, each of which taken together shall constitute one instrument.  Loan Documents may be executed and delivered by facsimile, and they shall have the same force and effect as manually signed originals.  Agent may require confirmation by a manually-signed original, but failure to request or deliver same shall not limit the effectiveness of any facsimile signature.

15.9         Entire Agreement.  Time is of the essence of the Loan Documents.  The Loan Documents embody the entire understanding of the parties with respect to the subject matter thereof and supersede all prior understandings regarding the same subject matter.

15.10       Obligations of Lenders.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender.  Amounts payable hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of the Loan Documents.  It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes.  Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan Documents shall be deemed to constitute Agent and Lenders to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Loan Party.  Each Loan Party acknowledges and agrees that in connection with all aspects of any transaction contemplated by the Loan Documents, Loan Parties, Agent, Issuing Bank and Lenders have an arms-length business relationship that creates no fiduciary duty on the part of Agent, Issuing Bank or any Lender, and each Loan Party, Agent, Issuing Bank and Lender expressly disclaims any fiduciary relationship.

15.11       Confidentiality. During the term of this Agreement and for two (2) years thereafter, Agent and Lenders agree to take reasonable precautions to maintain the confidentiality of any information that Loan Parties deliver to Agent and Lenders; except, that, Agent and any Lender may disclose such information (a) to their respective officers, directors, employees, Affiliates and agents, including legal counsel, auditors and other professional advisors; (b) to any Loan Party, Subsidiary, Lender, Transferee or any of their respective Affiliates from time to time to the extent deemed necessary by Agent or such Lender in its Permitted Discretion for or in connection with the transactions contemplated by the Loan Documents; (c) pursuant to the order of any court or administrative agency; (d) upon the request of any Governmental Authority exercising regulatory authority over Agent or such Lender; (e) which ceases to be confidential, other than by an act or omission of Agent or any Lender, or which becomes available to Agent or any Lender on a nonconfidential basis; (f) to the extent reasonably required in connection with any litigation relating to any Loan Documents or transactions contemplated thereby, or otherwise as required by Applicable Law; (g) to the extent reasonably required for the exercise of any rights or remedies under the Loan Documents; (h) to any actual or proposed party to a Bank Product or to any Transferee, as long as such Person agrees to be bound by the provisions of this Section; (i) to the National Association of Insurance Commissioners or any similar organization, or to any nationally recognized rating agency that requires access to information about a Lender’s portfolio in connection with ratings issued with respect to such Lender; (j) to any investor or potential investor in an Approved Fund that is a Lender or Transferee, but solely for use by such investor to evaluate an investment in such Approved Fund, or to any manager, servicer or other Person in connection with its administration of any such Approved Fund; or (k) with the consent of Loan Parties.  Notwithstanding the foregoing, Agent and Lenders may issue and disseminate to the public general information describing this credit facility, including the names and addresses of Loan Parties and a general description of Loan Parties’ businesses, and may use Loan Parties’ names in advertising and other promotional materials.

15.12       Reserved.

15.13       GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF LAW OR OTHER RULE THAT WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK  (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

15.14       Consent to Forum.

15.14.1    Forum.  EACH LOAN PARTY HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH LOAN PARTY IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in any other court.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

15.14.2    Reserved.

15.15       Waivers by Loan Parties.  To the fullest extent permitted by Applicable Law, each Loan Party waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding, claim or counterclaim of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) except as otherwise provided in the Loan Documents, presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Loan Party may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) except as otherwise provided in the Loan Documents, notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof.  Each Loan Party acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with Loan Parties.  Each Loan Party has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

15.16       Patriot Act Notice.  Agent and Lenders hereby notify Loan Parties that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Loan Party, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act.  Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Loan Parties’ management and owners, such as legal name, address, social security number and date of birth.

15.17       UK Law.  Any references in this Agreement or in any Other Agreement to specific statutes or to governmental agencies of the United States of America, shall be, when applied to UK Borrower or HGRJ, as applicable, deemed to refer to the applicable provisions or governmental agencies of the United Kingdom or the laws of England and Wales, or to governmental agencies of the Island of Jersey or the laws thereof, as appropriate.

15.18       NO ORAL AGREEMENT.   THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

15.19       Closing and Funding.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the terms and conditions (including without limitation any representations, warranties, covenants and other agreements) of this Agreement (other than this Section 15.19) and each other Loan Document shall not be effective against any party thereto unless and until the conditions set forth in Section 6 have been satisfied (including, without limitation, the conditions set forth in Section 6.1.13).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

HUDSON HIGHLAND GROUP, INC.

By:  /s/ Mary Jane Raymond
Name:  Mary Jane Raymond
Title:  Executive Vice President, Chief Financial Officer

HUDSON GLOBAL RESOURCES MANAGEMENT, INC.

By:  /s/ Frank Lanuto
Name:  Frank Lanuto
Title:  Assistant Treasurer

HUDSON GLOBAL RESOURCES LIMITED

By:  /s/ Martin Piers
Name:  Martin Piers
Title:  European General Counsel and Director

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

GUARANTORS:

HUDSON HIGHLAND GROUP HOLDINGS INTERNATIONAL, INC.

By:  /s/ Frank Lanuto
Name:  Frank Lanuto
Title:  Assistant Treasurer

HUDSON GLOBAL RESOURCES JERSEY LIMITED

By:  /s/ Martin Piers
Name:  Martin Piers
Title:  European General Counsel and Director

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGENT AND LENDERS:

RBS BUSINESS CAPITAL,
a division of RBS Asset Finance, Inc.,
as Agent and Lender

By:  /s/ Steven A. Samson
Name:  Steven A. Samson
Title:  Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ISSUING BANK:

RBS CITIZENS, NATIONAL ASSOCIATION,
as Issuing Bank

By:  /s/ Steven A. Samson
Name:  Steven A. Samson
Title:  Vice President

Exhibit A
to
Loan and Security Agreement

Form of Assignment and Acceptance Agreement

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of _____________, 20__ is made between ________________________ (the “Assignor”) and ____________________ (the “Assignee”).

WITNESSETH:

WHEREAS, RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to HUDSON HIGHLAND GROUP, INC.,  a corporation organized under the laws of the State of Delaware (“HHG”), HUDSON GLOBAL RESOURCES MANAGEMENT, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania (“HGRM”), HUDSON GLOBAL RESOURCES LIMITED, a company incorporated under the laws of England and Wales with registered number 03206355 (“HGR UK”, and together with HHG and HGRM, each a “Borrower” and collectively, jointly and severally, “Borrowers”), HUDSON HIGHLAND GROUP HOLDINGS INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware (“HGHI”), and HUDSON GLOBAL RESOURCES JERSEY LIMITED, a corporation organized under the laws of the Island of Jersey with registered number 84564 (“HGRJ”; together with HGHI, each a “Guarantor” and collectively, “Guarantors”), as set forth in the Loan and Security Agreement, dated August 5, 2010, by and among Borrowers, Guarantors, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”; capitalized terms used but not defined herein have the meanings ascribed thereto in the Loan Agreement), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Loan Documents”);

WHEREAS, as provided under the Loan Agreement, Assignor committed to making Loans (the “Committed Loans”) to Borrowers in an aggregate amount not to exceed $40,000,000 (the “Commitment”); and

WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $______________ (the “Assigned Commitment Amount”) on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions.

Exhibit A - 1

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

1.           Assignment and Acceptance.

(a)           Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (i) the Commitment and each of the Committed Loans of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Loan Documents, so that after giving effect thereto, the Commitment of Assignee shall be as set forth below and the Pro Rata share of Assignee shall be _______ (__%) percent.

(b)           With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount.  Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.  It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.3, 5.5, 12.6, 14.8 and 15.2 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.

(c)           After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee’s Commitment will be $_____________.

(d)           After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor’s Commitment will be $______________ (as such amount may be further reduced by any other assignments by Assignor on or after the date hereof).

2.           Payments.

(a)           As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $____________, representing Assignee’s Pro Rata Share of the principal amount of all Committed Loans.

(b)           Assignee shall pay to Agent the processing fee in the amount specified in Section 13.3.2 of the Loan Agreement.

3.           Reallocation of Payments.  Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and outstanding LC Obligations shall be for the account of Assignor.  Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee.  Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

Exhibit A - 2

4.           Independent Credit Decision.  Assignee  acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of Holdings and its Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and  agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.

5.           Effective Date; Notices.

(a)           As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be _______________, 20__ (the “Effective Date”); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:

(i)           this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

(ii)           the consent of Agent as required for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii)           written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Administrative Borrower and Agent;

(iv)           Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance; and

(v)           the processing fee referred to in Section 2(b) hereof shall have been paid to Agent.

6.           Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Administrative Borrower and Agent for acknowledgment by Agent, a Notice of Assignment in the form attached as Exhibit D to the Loan Agreement.

7.           Agent.  [INCLUDE ONLY IF ASSIGNOR IS AN AGENT]

(a)           Assignee hereby appoints and authorizes Assignor in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement.

Exhibit A - 3

(b)           Assignee shall assume no duties or obligations held by Assignor in its capacity as Agent under the Loan Agreement.]

8.           Withholding Tax.  Assignee (a) represents and warrants to Assignor, Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Loan Documents, (b) agrees to furnish (if it is not a “United States person” within the meaning of section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended) to Agent and Borrowers prior to the time that Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI, as applicable (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new such forms upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

9.           Representations and Warranties.

(a)           Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b)           Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto.  Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, Guarantors or any of their respective Affiliates, or the performance or observance by Borrowers, Guarantors or any other Person, of any of its respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.

Exhibit A - 4

(c)           Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights to general equitable principles.

10.           Further Assurances.  Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Agent, which may be required in connection with the assignment and assumption contemplated hereby.

11.           Miscellaneous.

(a)           Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto.  No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.

(b)           All payments made hereunder shall be made without any set-off or counterclaim.

(c)           Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d)           This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e)           THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.  Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in or with jurisdiction over New York, in any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court.  Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

Exhibit A - 5

(f)           ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:____________________________
Name:__________________________
Title:___________________________

[ASSIGNEE]

By:____________________________
Name:__________________________
Title:___________________________

Exhibit A - 6

Exhibit B
to
Loan and Security Agreement

Form of Borrowing Base Certificate

CERTIFICATION

(A) Borrower hereby certifies that there is no Default or Event of Default under the Loan and Security Agreement or any of the other Loan Documents.

(B) No remittances have been received from or returns and allowances granted to any debtors whose accounts have been assigned to RBS Business Capital, as Agent, other than previously reported.

(C) We hereby grant a security interest to RBS Business Capital, as Agent, in all accounts which came into existence since our last Certificate, all right, title, and interest of the undersigned in and to the goods represented thereby, and all monies due to or to become due thereby.

Date prepared:	I hereby certify that the above information is true and accurate.

Prepared by:	Authorized Signature:

RBS Business Capital	BORROWING BASE CERTIFICATE

	Previously Faxed:	Yes	No	(Circle One)

Company Name: Hudson Highland	Date:		Certificate Number:		101
		Month End Exchange Rate

		Prior Month End Exchange Rate

Hudson Global Resources – Billed				UK Sterling		US Dollars

1.	ACCOUNTS RECEIVABLE		$		$			Bank Use

2.	Increases to Accounts Receivable since last BBC

	(A) New Sales Dated Gross Billings		$
☐ Check if Register is attached
	(B) Other Additions or Corrections from previously completed BBC (* Explain)		$

	(C) TOTAL INCREASES		$		$		+

3.	Decreases to Accounts Receivable since last BBC

	(A) Gross Collections Dated		$
☐ Check if Cash Receipt Journal is attached
	(B) Credit Memos issued since last BBC		$
☐ Check if Credit Memo is attached
	(C) Other Reductions or Corrections since last BBC (* Explain)		$
☐ Check if Discount adjustment
	(D) TOTAL DECREASES		$				$-

4.	Other Adjustments to Accounts Receivable (* Explain)				$		+/-

5.	NEW ACCOUNTS RECEIVABLE BALANCE (Total of Lines 1, 2C, 3D, and 4)		$		$

Note: Use this balance completing Line 1 of next BBC

6.	(A) Ineligible Accounts Receivable		$		$

	(B) Other ineligible Accounts Receivable		$		$
Please explain

7.	Eligible Accounts Receivable (line 5 minus line 6)		$		$

8.	Accounts Receivable availabilty				$
	Less of 8A. A/R advance rate	85.00% )	$0.00
	OR 8B. Loan limit	40,000,000.00)		Requires Input

Hudson Global Resources -Unbilled				UK Sterling		US Dollars

9.	ACCOUNTS RECEIVABLE		$		$

10.	Increases to Accounts Receivable since last BBC

	(A) New Sales Dated Gross Billings		$
☐ Check if Register is attached
	(B) Other Additions or Corrections from previously completed BBC (* Explain)		$

	(C) TOTAL INCREASES		$		$		+

11.	Decreases to Accounts Receivable since last BBC

	(A) Gross Collections Dated		$
☐ Check if Cash Receipt Journal is attached
	(B) Credit Memos issued since last BBC		$
☐ Check if Credit Memo is attached
	(C) Other Reductions or Corrections since last BBC (* Explain)		$
☐ Check if Discount adjustment
	(D) TOTAL DECREASES		$				-

12.	Other Adjustments to Accounts Receivable (* Explain)				$		+/-
.
13.	NEW ACCOUNTS RECEIVABLE BALANCE		$

14.	(A) Ineligible Accounts Receivable		$

	(B) Other ineligible Accounts Receivable		$
Please explain

15.	Eligible Accounts Receivable (line 5 minus line 6)		$

16.	Accounts Receivable availabilty				$
	Less of 8A. A/R advance rate	65.00% )	$0.00
	OR 8B. Loan limit	40,000,000.00)		Requires Input

17.	Total Gross Availbilty (Lesser of: sum of lines 8 and 16 or line limit)				$
	Less of Sum of lines 8 and 16	$0.00)	$0.00
	OR Line Limit	40,000,000.00)		Requires Input

18.	BEGINNING LOAN BALANCE				$

19.	Plus Advance requested				$

20.	Less Cash remitted against loan since last BBC				$

21.	Other Increases/Decreases to the loan balance				$

22.	New Loan Balance (line 17+ line 18 - line 19+/- line 20)				$

23.	Letter of Credit/Bankers Acceptance Holdback				$

24.	Payroll Reserves				$

25. NET AVAILABILITY (LINE 17 minus lines 21 and 22)					$

CERTIFICATION

(A) Borrower hereby certifies that there is no Default or Event of Default under the Loan and Security Agreement or any of the other Loan Documents.

(B) No remittances have been received from or returns and allowances granted to any debtors whose accounts have been assigned to RBS Business Capital, as Agent, other than previously reported.

(C) We hereby grant a security interest to RBS Business Capital, as Agent, in all accounts which came into existence since our last Certificate, all right, title, and interest of the undersigned in and to the goods represented thereby, and all monies due to or to become due thereby.

Date prepared:	I hereby certify that the above information is true and accurate.

Prepared by:	Authorized Signature:

Borrowing Base

	Billed US A/R
	Less: Ineligibles
	- Over 90
	- Pre Bill/ Deferred Revenue
	- Accrued Rebates
	- Credit Add Back
	- Taint/ Cross Age
	- Contras
	- Intercompany
	- Foreign
	- Short Pay/ Charge Backs
	Total Ineligibles

	Net Eligible Billed US A/R
	Advance Rate	85%
A)	US Billed A/R Availability

	Unbilled US A/R
	Less: Ineligibles
	- Over 30
	- Pre Bill/ Deferred Revenue
	- Accrued Rebates
	- Credit Add Back
	- Taint/ Cross Age
	- Contras
	- Intercompany
	- Foreign
	- Short Pay/ Charge Backs
	Total Ineligibles
	Net Eligible Unbilled US A/R
	Advance Rate	65%
B)	US Unbilled A/R Availability

	Billed UK A/R
	Less: Ineligibles
	- Over 90
	- Concentrations
	- Government
	- Credit Add Back
	- Taint/ Cross Age
	- Contras
	- Intercompany
	- Foreign
	- Other/ Cash in Transit
	Total Ineligibles
	Net Eligible Billed UK A/R
	Advance Rate	85%
C)	UK Billed A/R Availability

	Unbilled UK A/R
	Less: Ineligibles
	- Over 30
	- Pre Bill
	- Accrued Rebates
	- Credit Add Back
	- Taint
	- Contras
	- Intercompany
	- Foreign
	- Other
	Total Ineligibles
	Net Eligible Unbilled UK A/R
	Advance Rate	65%
D)	UK Unbilled A/R Availability

	SUM (A) + (B) + (C) + (D)
	Less Reserves:
	- US Accrued Payroll
	- US Accrued Benefits
	- US W/H Taxes
	- UK Priming Payroll
	- UK Accrued Benefits
	- UK Priming Creditors
	Total Reserves
	Availability Block
	Total Availability
	Line Limit
	O/S Line Bal.
	O/S Letters of Credit

	Net Availability

	Liquidity (Qualified Cash + Net Availability)

	Unbilled Cap
	Unbilled Availability
	% Utilized
	O/S % of Availability

	Global Cash
	Qualified US Cash
	Qualified UK Cash

Exhibit C
to
Loan and Security Agreement

Form of Compliance Certificate

To:	RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., as Agent 100 Sockanosset Cross Rd Cranston, RI 02920 Attention: Gail Wentworth

Re: _______________________________________

Ladies and Gentlemen:

I hereby certify to you pursuant to Section 10.1.2 of the Loan Agreement (as defined below) as follows:

1.           I am the duly elected Senior Officer of HUDSON HIGHLAND GROUP, INC. (“HHG”), as Administrative Borrower pursuant to that certain Loan and Security Agreement, dated August 5, 2010 (as amended, modified or supplemented, from time to time, the “Loan Agreement”), by and among RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., in its capacity as agent pursuant to the Loan Agreement acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), HUDSON HIGHLAND GROUP, INC., a corporation organized under the laws of the State of Delaware (“HHG”), HUDSON GLOBAL RESOURCES MANAGEMENT, INC. a corporation organized under the laws of the Commonwealth of Pennsylvania (“HGRM”), HUDSON GLOBAL RESOURCES LIMITED, a corporation organized under the laws of England and Wales (“HGR UK”, and together with HHG and HGRM, each a “Borrower” and collectively, jointly and severally, “Borrowers”), HUDSON HIGHLAND GROUP HOLDINGS INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware (“HGHI”), HUDSON GLOBAL RESOURCES JERSEY LIMITED, a corporation organized under the laws of the Island of Jersey (“HGRJ”; together with HGHI, each a “Guarantor” and collectively, “Guarantors”).  Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan Agreement.

2.           I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of each Borrower individually and HHG and its Subsidiaries on a consolidated basis, during the immediately preceding [month][Fiscal Quarter][Fiscal Year].

3.           The review described in Section 2 above did not disclose the existence during or at the end of such [month][Fiscal Quarter][Fiscal Year], and I have no knowledge of the existence and continuance on the date hereof, of any condition or event which constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto.  Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which any Loan Party has taken, is taking, or proposes to take with respect to such condition or event.

Exhibit C - 1

4.           I certify that, based on the review described in Section 2 above, no Loan Party has at any time during or at the end of such [month][Fiscal Quarter][Fiscal Year], except as specifically described on Schedule II attached hereto or as permitted by the Loan Agreement, done any of the following:

(a)           Changed its respective corporate name or transacted business under any trade name other than as shown on Schedule 9.1.5 to the Loan Agreement.

(b)           Changed the location of its chief executive office, changed its jurisdiction of incorporation, changed its type of organization, changed the location of any material portion of the Collateral, made any Asset Disposition not permitted under the Loan Documents or established any new material places of business.

(c)           Permitted or suffered to exist any security interest in or liens upon any of its properties, whether real or personal, other than as specifically permitted in the Loan Documents.

(d)           Become aware of, obtained knowledge of, or received notification of:

(i)           except as provided in clause (ii) below, any breach or default of a Loan Party or Pledged Subsidiary under any document, instrument or agreement (including any Material Contract) to which it is a party or by which it or any of its Properties is bound, relating to any Borrowed Money (other than the Obligations) having an aggregate outstanding principal amount in excess of $5,000,000, if the maturity of or any payment with respect to such Borrowed Money has been accelerated or demanded due to such breach; or

(ii)           with respect to any credit agreement between the Commonwealth Bank of Australia ABN (or any successor lender thereto) and Hudson Global Resources (Aust) Pty Limited, Hudson Highland (APAC) Pty Limited  or any other Affiliate of a Loan Party, (x) any payment default or (y) any event of default capable of resulting in remedial action that is not cured or waived within thirty (30) days of the occurrence thereof.

5.           I certify that, as of the date hereof:

(a)           No Loan Party has become aware of, obtained knowledge of, or received notification of, any breach or noncompliance of any lease of real property where a material portion of the Collateral is located.

(b)           All rent and other amounts required to be paid under any lease of real property where a material portion of the Collateral is located have been paid.

Exhibit C - 2

6.           Attached hereto as Schedule III are the calculations used in determining, as of the end of such [month][Fiscal Quarter] whether Loan Parties are in compliance with the covenants set forth in Section 10.3 of the Loan Agreement for such [Fiscal Quarter].

7.           The applicable Tier for the Applicable Margin for the next Fiscal Quarter is Tier ___.

The foregoing certifications are made and delivered this day of _________ __, 20__.

Very truly yours,

Hudson Highland Group, Inc.,
as Administrative Borrower

By:____________________________
Name:__________________________
Title:___________________________

Exhibit C - 3

Schedule I
to
Compliance Certificate

[to be provided by Administrative Borrower]

Schedule I - 1

Schedule II
to
Compliance Certificate

[to be provided by Administrative Borrower]

Schedule II - 1

Schedule III
to
Compliance Certificate

[to be provided by Administrative Borrower]

Schedule III - 1

Exhibit D
to
Loan and Security Agreement

Form of Assignment Notice

________ __, 20__

RBS BUSINESS CAPITAL,
a division of RBS Asset Finance, Inc., as Agent
100 Sockanosset Cross Rd
Cranston, RI 02920
Attention: Gail Wentworth

Re:   ________________________________________

Ladies and Gentlemen:

RBS BUSINESS CAPITAL, a division of RBS Asset Finance, Inc., in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to HUDSON HIGHLAND GROUP, INC., a corporation organized under the laws of the State of Delaware (“HHG”), HUDSON GLOBAL RESOURCES MANAGEMENT, INC. a corporation organized under the laws of the Commonwealth of Pennsylvania (“HGRM”), HUDSON GLOBAL RESOURCES LIMITED, a corporation organized under the laws of England and Wales (“HGR UK”, and together with HHG and HGRM, each a “Borrower” and collectively, “Borrowers”), HUDSON HIGHLAND GROUP HOLDINGS INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware (“HGHI”), HUDSON GLOBAL RESOURCES JERSEY LIMITED, a corporation organized under the laws of the Island of Jersey (“HGRJ”; together with HGHI, each a “Guarantor” and collectively, “Guarantors”), as set forth in the Loan and Security Agreement, dated August 5, 2010, by and among Borrowers, Guarantors, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Loan Documents”).  Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan Agreement.

1.           We hereby give you notice of, and request your consent to, the assignment by __________________________ (the “Assignor”) to ___________________________ (the “Assignee”) such that after giving effect to the assignment Assignee shall have an interest equal to ________ (__%) percent of the total Commitments and Assignor shall have an interest equal to _______ (__%) percent of the total Commitments pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”).  We understand that the Assignor’s Commitment shall be reduced by $_____________, as the same may be further reduced by other assignments on or after the date hereof.

Exhibit D - 1

2.           Assignee agrees that, upon receiving the consent of Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest under the Loan Agreement.

3.           The following administrative details apply to Assignee:

(A)          Notice address:

Assignee name:	_____________________
Address:	_____________________
Attention:	_____________________
Telephone:	_____________________
Telecopier:	_____________________

(B)           Payment instructions:

Account No.:	______________________
At:	______________________
Reference:	______________________
Attention:	______________________

4.           You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.

Exhibit D - 2

IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:____________________________
Name:__________________________
Title:___________________________

[NAME OF ASSIGNEE]

By:____________________________
Name:__________________________
Title:___________________________

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:

RBS BUSINESS CAPITAL,
a division of RBS Asset Finance, Inc.,  as Agent

By:_______________________________
Name:_____________________________
Title:______________________________

Exhibit D - 3

Schedule 1.1
to
Loan and Security Agreement

Commitments of Lenders

RBS BUSINESS CAPITAL
Commitment/Revolving Loan Commitment: $40,000,000

Schedule 1.1 - 1

Schedule 1.1(B)
to
Loan and Security Agreement

Material Contracts

Various letters of support issued by Hudson Highland Group, Inc. in favor of certain of its Subsidiaries

Client contract with RBS for comprehensive recruitment services in the UK, including temporary and permanent placements

Receivable Finance Agreement and related documents with Commonwealth Bank of Australia

Microsoft Enterprise Agreement (covering the license fees and maintenance fees for specific Microsoft “shrink-wrapped” software products)

Leases for the following properties:
•	560 Lexington Avenue, New York, NY 10022
•	DL Clark Building, 503 Martindale Street, Suite 200, Pittsburgh, PA 15212
•	10 South Wacker Drive, Suite 2600, Chicago, IL 60606
•	Chancery House, 53-64 Chancery Lane, London WC2A1QS
•	6-7 Blythswood Square, Glasgow G2 4AD
•
In October 2010, Hudson Global Resources Limited expects to relocate its Glasgow office to the following location: 130 St Vincent Street, Glasgow, G2 5SE.  The lease for this location will be effective on or about mid-August 2010.

Schedule 1.1(B) - 1

Schedule 6.1.18
to
Loan and Security Agreement

Third Party Waivers and Consents

Landlord waivers from the landlords of the following properties: (i) 560 Lexington Avenue, New York, NY 10022, (ii) DL Clark Building, 503 Martindale Street, Suite 200, Pittsburgh, PA  15212 and (iii) 6-7 Blythswood Square, Glasgow G2 4AD.

Payoff and termination documentation from Wells Fargo Capital Finance, Inc. and other lenders under the financing arrangement being repaid with the proceeds of the Loan Documents.

Schedule 6.1.18 - 1

Schedule 8.6
to
Loan and Security Agreement

Deposit Accounts and Securities Accounts

Account Name	Owner	Account Number	Depository	Type
Hudson Highland Group, Inc.	Hudson Highland Group, Inc.	2000019130325	Wachovia	Concentration
Hudson Highland Group, Inc.	Hudson Highland Group, Inc.	2079951067299	Wachovia	Accounts Payable
Hudson Highland Group, Inc.	Hudson Highland Group, Inc.	2079951077072	Wachovia	Payroll
Hudson Global Resources	Hudson Highland Group, Inc.	2079951067309	Wachovia	Accounts Payable
Hudson Global Resources	Hudson Highland Group, Inc.	2079951067312	Wachovia	Payroll
Hudson Highland Group, Inc.	Hudson Highland Group, Inc.	1885034192	Goldman Sachs	Investment
Hudson Highland Group, Inc.	Hudson Highland Group, Inc.	1885033629	Goldman Sachs	Investment
Hudson Highland Group, Inc.	Hudson Highland Group, Inc.	1885033990	Goldman Sachs	Investment
Hudson Highland Group, Inc.	Hudson Highland Group, Inc.	1885033989	Goldman Sachs	Investment
Hudson Highland Group, Inc.	Hudson Highland Group, Inc.	12849378	Wells Fargo Brokerage Services	Investment
Hudson Global Resources	Hudson Highland Group, Inc.	2000019130338	Wachovia	Concentration
Hudson Global Resources Limited Wells Fargo Foothill Inc Collection Account	Hudson Global Resources Limited	00594644	Barclays Bank Plc	Current Account
Hudson Global Resources Ltd	Hudson Global Resources Limited	87913188	Barclays Bank Plc	Current Account
Hudson Global Resources Ltd	Hudson Global Resources Limited	62013422	Barclays Bank Plc	Current Account

Schedule 8.6 - 1

Hudson Global Resources Ltd	Hudson Global Resources Limited	52041722	Barclays Bank Plc	Current Account
Hudson Global Resources Limited - Payables	Hudson Global Resources Limited	90076015	Barclays Bank Plc	Current Account
Hudson Global Resources Ltd Temps Payroll Account	Hudson Global Resources Limited	40053007	Barclays Bank Plc	Current Account
Hudson Global Resources Limited BPA Plus	Hudson Global Resources Limited	03724131	Barclays Bank Plc	Deposit Account
Hudson Global Resources (this account is being opened/established)	Hudson Highland Group, Inc.	1315930665	RBS	Account (Cash Collateral Account)
Hudson Highland Group, Inc. (this account is being opened/established)	Hudson Highland Group, Inc.	1315930673	RBS	Master Funding Account

The above accounts that are not with RBS will be closed once the RBS accounts have maintained their functionality.

Schedule 8.6 - 2

Schedule 8.7.1
to
Loan and Security Agreement

Business Locations

Borrower	Chief Executive Office and Material Books and Records Locations	Additional Material Places of Business
Hudson Highland Group, Inc.	560 Lexington Avenue, New York, NY 10022 Some legal books and records retained at this address: 10 South Wacker Drive, Suite 2600, Chicago, IL 60606	10850 West Park Place, Suite 970, Milwaukee, WI 53224 DL Clark Building, 503 Martindale Street, Suite 200, Pittsburgh, PA 15212
Hudson Global Resources Management, Inc.
560 Lexington Avenue, New York, NY  10022

503 Martindale Street, Suite 200,
Pittsburgh, PA  15212

Some legal books and records retained at this address:
10 South Wacker Drive, Suite 2600,
Chicago, IL  60606

6021 University Boulevard, Suite 250, Ellicott City, MD 21043

129 West Trade, 11th Floor, Suite 1110, Charlotte, NC 28202

325 N. St Paul St., Suite 1700, Dallas, TX 75201

Metro Point II, 4610 South Ulster Street, Suite 575, Denver, CO 80237

Gas Company Tower, 555 W. Fifth Street, Suite 3000, Los Angeles, CA 90013

60 South Sixth Street, Suite 3110, RBC Plaza, Minneapolis, MN 55402

560 Lexington Avenue, 4th & 5th Floors, New York, NY 10022

3452 Lake Lynda Drive, Suite 215, Orlando, FL 32817

Bell Atlantic Tower, 1717 Arch Street, Suite 3360, Philadelphia, PA 19103

DL Clark Building, 503 Martindale Street, Suite 200, Pittsburgh, PA 15212

2300 Rexwoods Drive, Suite 380, Raleigh, NC 27607

4301 Anchor Plaza Parkway, Suite 400, Tampa, FL 33634

230 3rd Avenue, 3rd Floor, Waltham, MA 02451

2001 K Street NW, Suite 202, Washington, DC 20006

1265 Drummers Lane, Suite 112, Wayne, PA 19087

Schedule 8.7.1 - 1

Borrower	Chief Executive Office and Material Books and Records Locations	Additional Material Places of Business
Hudson Global Resources Limited
6-7 Blythswood Square, Glasgow G2 4AD

In October 2010, Hudson Global Resources Limited expects to relocate its Glasgow office to the following location:
130 St Vincent Street
Glasgow, G2 5SE
The lease for this location will be effective on or about mid-August 2010.

Some legal books and records kept with:
Chancery House, 53-64 Chancery Lane, London, WC2A1QS

and

Jones Day, 21 Tudor Street, London, EC4Y 0DJ

Grey friars Gate, 5-7 Greyfriars Road, Reading, Berkshire, RG1 1NU, United Kingdom

500 Avebury Boulevard, Milton Keynes, MK9 2BE, United Kingdom

Victoria Square House, Victoria Square Birmingham, B2 4AJ, United Kingdom
1 City Square, Leeds, LS1 2ES, United Kingdom

Fifth Floor, The Chancery, 58 Spring Gardens, Manchester, M2 1EW, United Kingdom

4-5 Golden Square, Aberdeen, Scotland, AB10 1RD

Caledonian Exchange, 19a Canning Street, Edinburgh, Scotland, EH3 8EG

10 Lower Mount Street, Dublin 2, Ireland

Westpoint, 78 Queens Road, Clifton, Bristol, BS8 1QU, United Kingdom
(Please note this is a new office which will open on 1 August 2010)

Hudson Highland Group Holdings International, Inc.	560 Lexington Avenue, New York, NY 10022	N/A
Hudson Global Resources Jersey Limited	26 New Street, St Helier, Jersey, JE2 3RA	N/A
Hudson Global Resources Jersey Limited	26 New Street, St Helier, Jersey, JE2 3RA	N/A
Hudson Europe BV	Emmaplein 8-10, 1075 AW, Amsterdam, Netherlands	N/A
Hudson Belgium N.V.	Moutstraat 56, 9000 Ghent, Belgium	N/A
Hudson Global Resources SAS	176, Avenue Charles de Gaulle - 92200 Neuilly sur Seine, Paris, France	N/A
Hudson Highland (APAC) Pty Ltd	45 Clarence Street, Sydney NSW, Australia	N/A

Schedule 8.7.1 - 2

Schedule 9.1.4
to
Loan and Security Agreement

Names and Capital Structure

Name of Company	Jurisdiction of Organization	Classes of Shares	Authorized	Issued and Outstanding	Holder(s) of Shares (Percentage of Total)	Material agreements binding on Holders with respect to Capital Stock[1]	Options to purchase, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Capital Stock
Hudson Highland Group, Inc.	Delaware	Common	100,000,000	Issued: 32,178,045 Outstanding: 32,172,148 Difference above relates to 5, 617 shares of Treasury Stock	N/A	See next column.
The Company has in effect the 2009 Incentive Stock and Awards Plan, under which the Company may grant to eligible participants stock options, stock appreciation rights, performance shares, performance units, shares of common stock, restricted stock, restricted stock units and other equity-based awards.  Prior to the Company's stockholders approval of the 2009 Incentive Stock and Awards Plan on May 12, 2009, the Company had in effect the Hudson Highland Group, Inc. Long Term Incentive Plan, under which the Company awarded stock options and restricted stock.  The Company also maintains the Hudson Highland Group, Inc. Employee Stock Purchase Plan, pursuant to which eligible employees may purchase shares of the Company’s common stock at the lesser of 85% of the fair market value at the commencement of each plan purchase period or 85% of the fair market value as of the purchase date. The Employee Stock Purchase Plan has been suspended.

		Preferred	10,000,000	None	N/A	See next column.	The Company has granted stockholders preferred share purchase rights pursuant to its stockholder rights agreement.

1 Certain pledge agreements, or other agreements with respect to the Capital Stock, with or in favor of Wells Fargo Capital Finance, Inc. have been or will be terminated on or prior to the Closing Date.

Schedule 9.1.4 - 1

Name of Company	Jurisdiction of Organization	Classes of Shares	Authorized	Issued and Outstanding	Holder(s) of Shares (Percentage of Total)	Material agreements binding on Holders with respect to Capital Stock[1]	Options to purchase, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Capital Stock
Hudson Global Resources Management, Inc.	Pennsylvania	Common of $.01 each	1,000	100	Hudson Highland Group, Inc. (100%)	N/A	None
Hudson Global Resources Limited	England and Wales	Ordinary of £0.01 each	336,600,000	326,588,750	Hudson Global Resources Jersey Limited (100%)	See next column.
The Company has in effect a Hudson Global Resources Share Incentive Plan, a stock purchase plan for its employees, whereby eligible employees may purchase shares on the open market at the end of each month. The Company matches the employee purchases with a contribution of shares equal to 50% of the number of employee shares purchased.

Hudson Highland Group Holdings International, Inc.	Delaware	Common of $.01 each	1,000	100	Hudson Highland Group, Inc. (100%)	N/A	None

Schedule 9.1.4 - 2

Name of Company	Jurisdiction of Organization	Classes of Shares	Authorized	Issued and Outstanding	Holder(s) of Shares (Percentage of Total)	Material agreements binding on Holders with respect to Capital Stock[1]	Options to purchase, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Capital Stock
Hudson Global Resources Jersey Limited	Jersey	Ordinary	1,010,000	1,010,000 issued	Hudson Highland Group, Inc. (100%)	N/A	None
Hudson Europe BV	Netherlands	Ordinary	910	183	Hudson Highland Group, Inc. (100%)	N/A	None
Hudson Belgium N.V.	Belgium	Ordinary	3,269	3,269 issued	Hudson Highland Group, Inc. (3,268 shares – 99.97%) Hudson Highland Group Holdings International, Inc. (1 share - 0.03%)	N/A	None
Hudson Global Resources SAS	France	Ordinary	53,292	53,292 issued	Hudson Highland Group, Inc. (100%)	N/A	None
Hudson Highland (APAC) Pty Ltd	Australia	Ordinary	n/a	8,336,010	Hudson Highland Group Holdings International, Inc. (100%)	N/A	None
Hudson Netherlands BV	Netherlands	Ordinary	9,075,604	1,815,121	Hudson Europe BV (100%)	N/A	None
Balance Ervaring op Projectbasis BV	Netherlands	Ordinary	37,799,892	10,446,021	Hudson Europe BV (100%)	N/A	None
Balance Technisch Management B.V.	Netherlands	Ordinary	1,500,000	300,000	Balance Ervaring op Projectbasis BV (100%)	Restrictions on ability to pledge Capital Stock contained in ING facility.	None

Schedule 9.1.4 - 3

Name of Company	Jurisdiction of Organization	Classes of Shares	Authorized	Issued and Outstanding	Holder(s) of Shares (Percentage of Total)	Material agreements binding on Holders with respect to Capital Stock[1]	Options to purchase, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Capital Stock
Balance Financieel Management B.V.	Netherlands	Ordinary	400,000	80,000	Balance Ervaring op Projectbasis BV (100%)	Restrictions on ability to pledge Capital Stock contained in ING facility.	None
Balance Juridisch Management B.V.	Netherlands	Ordinary	1,020	204	Balance Ervaring op Projectbasis BV (100%)	Restrictions on ability to pledge Capital Stock contained in ING facility.	None
Hudson Global Resources SAS	France	Ordinary	53,292	53,292 issued	Hudson Highland Group, Inc. (100%)	N/A	None
Morgan & Banks Holdings Australasia	Australia	Ordinary	Unlimited	18,346,977	Hudson Highland (APAC) Pty Limited – 100%	Lien on Capital Stock is granted to Commonwealth Bank of Australia. Restrictions on ability to pledge Capital Stock contained in Commonwealth Bank of Australia facility.	None
Hudson Global Resources (Aust) Pty Ltd	Australia	Ordinary	Unlimited	74,964,941	Hudson Highland (APAC) Pty Ltd – 100%	Lien on Capital Stock is granted to Commonwealth Bank of Australia. Restrictions on ability to pledge Capital Stock contained in Commonwealth Bank of Australia facility.	None
Hudson Global Resources (NZ) Limited	New Zealand	Ordinary	Unlimited	1,801,000	Hudson Global Resources (Aust) Pty Ltd – 100%	Lien on Capital Stock is granted to Commonwealth Bank of Australia. Restrictions on ability to pledge Capital Stock contained in Commonwealth Bank of Australia facility.	None

Schedule 9.1.4 - 4

Schedule 9.1.5
to
Loan and Security Agreement

Former Names and Companies

Corporate Name	Fictitious or Trade Names	Merger or Combination	Acquisition of Substantial Part of the Assets of any Person
Hudson Highland Group, Inc.	• Hudson • Highland	N/A	N/A
Hudson Global Resources Management, Inc.	• Hudson Highland Group Global Resources Management, Inc. • Spec American Technical Services, Inc. d/b/a SPEC ATS, Inc. • TMP Worldwide Resourcing Management, Inc.	• Hudson Global Resources Holdings, Inc. • Hudson Global Resources America, Inc. • People.com Consultants, Inc. • Cornell Technical Services, Inc.	N/A
Hudson Global Resources Limited	• Hudson Talent Management	N/A	N/A
Hudson Highland Group, Inc.	• Hudson	N/A	N/A
Hudson Global Resources Management, Inc.	• Hudson Global Resources	N/A	N/A
Hudson Global Resources Limited	• Hudson Talent Management	N/A	N/A
Hudson Highland Group Holdings International, Inc.	N/A	N/A	N/A
Hudson Global Resources Jersey Limited	N/A	N/A	N/A

Schedule 9.1.5 - 1

Schedule 9.1.6
to
Loan and Security Agreement

Claims

None

Schedule 9.1.6 - 1

Schedule 9.1.12
to
Loan and Security Agreement

Patents, Trademarks, Copyrights and Licenses

Licensed Intellectual Property used by any Loan Party for which such Loan Party pays in excess of $500,000 per year for such license: Microsoft Enterprise Agreement.

Hudson Global Resources Limited uses the following material copyrighted talent management tools (each of which is owned by Hudson Belgium NV):

•	Personality questionnaire
•	Reasoning Ability Test
•	Aptitude Test
•	Career Fit Indicator Advanced
•	Personal Competency Audit
•	Team Competency Audit
•	Corporate Culture Audit
•	Employee Satisfaction Audit
•	Psychological Contract Indicator
•	Operating platforms to run tests
•	Competency model
•	Simulation Exercises

Schedule 9.1.12 - 1

HUDSON GLOBAL RESOURCES LIMITED

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
FROM GREAT PEOPLE TO GREAT PERFORMANCE	European Union	Registered	Hudson Highland Group, Inc.	3883139	6/14/2004	3883139	8/19/2005
Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting; business networking.

Class 41: Educational services, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing course materials in connection therewith
									6/14/2014

HUDSON	European Union	Registered	Hudson Highland Group, Inc.	3987518	8/17/2004	3987518	12/13/2005
Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting; business networking

Class 41: Educational services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing course materials in connection therewith
									8/17/2014

HUDSON GLOBAL RESOURCES	European Union	Registered	Hudson Highland Group, Inc.	3143781	4/24/2003	3143781	5/18/2004	Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT AND STAFFING SERVICES	4/24/2013

Schedule 9.1.12 - 2

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON HIGHLAND CENTER FOR HIGH PERFORMANCE	European Union	Registered	Hudson Highland Group, Inc.	3577434	12/10/2003	3577434	3/10/2005
Class 9: CD-ROMs in the field of business management.

Class 16: Printed materials in the field of business management.

Class 35: Business management consulting services

Class 42: Providing on-line non-downloadable software featuring questionnaires and response analysis in the field of business management.
									12/10/2013

HUDSON HIGHLAND PERFORMANCE PEAK	European Union	Registered	Hudson Highland Group, Inc.	3577574	12/10/2003	3577574	4/21/2005
Class 16: Printed materials in the field of business management

Class 42: Providing on-line non-downloadable software featuring questionnaires and response analysis in the field of business management.
									12/10/2013

HUDSON INCLUSION SOLUTIONS	European Union	Registered	Hudson Highland Group, Inc.	3672508	2/19/2004	3672508	6/1/2005
Class 35: Employment hiring, recruiting, placement and staffing services; human resources consulting; business management consulting; business networking.

Class 41: Educational services, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing printed materials, audiotapes, video tapes, and recorded programs in connection therewith.
									2/19/2014

HUDSON TALENT MANAGEMENT	European Union	Pending	Hudson Highland Group, Inc.	8975161	3/23/2010			Class 35: Human resources consulting services.

Schedule 9.1.12 - 3

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
TALENTMAX	European Union	Registered	Hudson Highland Group, Inc.	3816592	5/4/2004	3816592	7/7/2005	Class 09: Computer software; computer software for managing employee performance, competency development, and career planning.	5/4/2014

ePOST	United Kingdom	Registered	Hudson Highland Group, Inc.	2362126	4/29/2004	2362126	1/21/2005	Class 35: Employment hiring and placement services.	4/29/2014

HR ONLINE PERSONNEL ADVICE + SUPPORT & DESIGN	United Kingdom	Registered	Hudson Highland Group, Inc.	2109344	9/5/1996	2109344	6/27/1997	Class 35: Recruitment consultancy services; advisory and consultancy services relating to human resources.	9/5/2016

HUDSON	United Kingdom	Registered	Hudson Highland Group, Inc.	2362405	5/4/2004	2362405	6/2/2006
Class 35: Employment hiring, recruiting, placement and staffing services; human resources consulting; business management consulting services in relation to employment hiring, recruiting, placement and staffing services; recruiting and career networking services.

Class 41: Educational services, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing course materials in connection therewith.
									5/4/2014

MELVILLE CRAIG	United Kingdom	Registered	Hudson Highland Group, Inc.	2400589	9/1/2005	2400589	2/3/2006	Class 35: Employment hiring, recruiting, placement, staffing and executive search services.	9/1/2015

Schedule 9.1.12 - 4

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
MORGAN & BANKS	United Kingdom	Registered	Hudson Global Resources (Aust) Pty Limited	2190531	3/2/1999	2190531	12/24/1999
Class 16: Printed matter and publications, including newsletters, instructional and teaching materials.

Class 35: Business management services being executive selection and search, management consulting, management contracting, labour hire and trade persons contracting, human resources consulting, outplacement services, secretarial and clerical recruitment and contracting, advertising and personnel location, selection, recruitment, placement, hiring and administration.

Class 38: Communication by computer terminals, computer aided transmission of messages and images; electronic mail, communication and transmission of information between and among data carriers and readers by telephone, optical fibre, Internet and telecommunication means.

Class 41: Educational services, being the provision of training and the education and training of business personnel.

Class 42: Quality control services; counselling services, including outplacement counselling services; psychological testing and assessment; vocational guidance services; professional consultancy services relating to the aforesaid.
3/2/2019

Schedule 9.1.12 - 5

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
FROM GREAT PEOPLE TO GREAT PERFORMANCE	United States of America	Registered	Hudson Highland Group, Inc.	78/432941	6/10/2004	3265730	7/17/2007
Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting; business networking.

Class 41: Educational services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity.
7/17/2017

Schedule 9.1.12 - 6

HUDSON HIGHLAND GROUP, INC.

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON GLOBAL RESOURCES	Argentina	Registered	Hudson Highland Group, Inc.	2431009	5/15/2003	1998683	11/16/2004	Class 42: ALL SERVICES IN CLASS 42	11/16/2014

HUDSON GLOBAL RESOURCES	Argentina	Registered	Hudson Highland Group, Inc.	2431007	5/15/2003	2045214	10/3/2005	Class 35: All services in class 35 - advertising; business management; business administration; office functions.	10/3/2015

HUDSON GLOBAL RESOURCES	Argentina	Registered	Hudson Highland Group, Inc.	2431008	5/15/2003	1998682	11/16/2004	Class 41: ALL SERVICES OF CLASS 41--EDUCATION; PROVIDING OF TRAINING; ENTERTAINMENT; SPORTING AND CULTURAL ACTIVITIES	11/16/2014

HUDSON HIGHLAND GROUP	Argentina	Registered	Hudson Highland Group, Inc.	2431004	5/15/2003	2075933	3/29/2006	Class 35: CONSULTING AND ADVISING IN CONNECTION WITH SEARCHING AND SELECTION OF PERSONNEL OF COMPANIES	3/29/2016

HUDSON HIGHLAND GROUP	Argentina	Registered	Hudson Highland Group, Inc.	2431005	5/15/2003	2075935	3/29/2006	Class 41: SERVICES OF PERSONNEL QUALIFICATION, PROFESSIONAL MANAGEMENT, DEVELOPMENT AND ORIENTATION, EXCLUDING EDUCATION PROVIDED BY SCHOOLS, UNIVERSITIES, COLLEGES OR INSTITUTIONS	3/29/2016

HUDSON HIGHLAND GROUP	Argentina	Registered	Hudson Highland Group, Inc.	2431006	5/15/2003	2075936	3/29/2006	Class 42: SERVICES OF ANALYSIS AND INDUSTRIAL INVESTIGATION, PROFESSIONAL SERVICES PROVIDED BY SPECIALISTS IN HUMAN RESOURCES, SELECTION OF PERSONNEL	3/29/2016

Schedule 9.1.12 - 7

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
FROM GREAT PEOPLE TO GREAT PERFORMANCE	Australia	Registered	Hudson Highland Group, Inc.	839398	9/1/2004	839398	9/1/2004
Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting; business networking.

Class 41: Educational services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity.
									9/1/2014

HUDSON	Australia	Registered	Hudson Highland Group, Inc.	1000266	5/3/2004	1000266	5/3/2004
Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting.

Class 41: Educational services, namely, conducting training programs, seminars, lectures, conferences and workshops in the field of diversity and distributing course materials in connection therewith.
									5/3/2014

HUDSON 20:20 SERIES	Australia	Pending	Hudson Highland Group, Inc.	1326697	10/15/2009			Class 16: Periodic reports and articles on employee management issues. Class 35: Periodic reports on employee management issues delivered via the internet.

HUDSON GLOBAL RESOURCES	Australia	Registered	Hudson Highland Group, Inc.	951794	4/24/2003	951794	4/24/2003	Class 35: Employment hiring, recruiting, placement and staffing services.	4/24/2013

Schedule 9.1.12 - 8

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
MBS LOGO	Australia	Registered	Hudson Global Resources (Aust) Pty Limited	807913	9/22/1999	807913	9/22/1999
Class 16: Printed matter and publications, including newsletters, instructional and teaching materials.

Class 35: Business management services being strategic analysis, methodological analysis, personnel assessment, project management, marketing review, outplacement, career transition management, recruitment and placement, contractor management, facilities management of call centers, human resources consulting.

Class 38:  ommunication by computer terminals, computer aided transmission of messages and images; electronic mail, communication and transmission of information between and among data carriers and readers by telephone, optical fibre, Internet and telecommunication means.

Class 41: Education and training services, being education and training services for customer service and call centers, personal development and skills training.
								9/22/2019

MORGAN & BANKS	Australia	Registered	Hudson Global Resources (Aust) Pty Limited	621003	1/21/1994	621003	1/21/1994
Class 35: Business management services being executive selection and search, management consulting, management contracting, labour hire and trade persons contracting, human resources consulting, outplacement services, secretarial and clerical recruitment and contracting, advertising and personnel location, selection, recruitment, placement, hiring and administration.
								1/21/2014

Schedule 9.1.12 - 9

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
MORGAN & BANKS	Australia	Registered	Hudson Global Resources (Aust) Pty Limited	621004	1/21/1994	621004	1/21/1994	Class 41: Educational services, including the provision of training and the education and training of business personnel.	1/21/2014

MORGAN & BANKS	Australia	Registered	Hudson Global Resources (Aust) Pty Limited	784852	2/8/1999	784852	2/8/1999
Class 16: Printed matter and publications, including newsletters, instructional and teaching materials.

Class 38: Communication by computer terminals, computer aided transmission of messages and images; electronic mail, communication and transmission of information between and among data carriers and readers by telephone, optical fibre, Internet and telecommunication means.

Class 42: Professional consultancy services in this class; quality control services; counselling services, including outplacement counselling services; psychological testing and assessment; vocational guidance services.
									2/8/2019

MORGAN & BANKS	Australia	Registered	Hudson Global Resources (Aust) Pty Limited	1109645	4/19/2006	1109645	4/19/2006
Class 35: Business management services being executive selection and search, management consulting, management contracting, labour hire and trade persons contracting, human resources consulting, outplacement services, secretarial and clerical recruitment and contracting, advertising and personnel location, selection, recruitment, placement, hiring and administration.
									4/19/2016

Schedule 9.1.12 - 10

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
MORGAN & BANKS CTM	Australia	Registered	Hudson Global Resources (Aust) Pty Limited	786726	2/25/1999	786726	2/25/1999
Class 16: Printed matter and publications, including newsletters, instructional and teaching materials.

Class 35: Business management services being executive selection and search, management consulting, management contracting, labour hire and trade persons contracting, human resources consulting, outplacement services, secretarial and clerical recruitment and contracting, advertising and personnel location, selection, recruitment, placement, hiring and administration.

Class 38: Communication by computer terminals, computer aided transmission of messages and images; electronic mail, communication and transmission of information between and among data carriers and readers by telephone, optical fibre, Internet and telecommunication means.

Class 42: Professional consultancy services in this class; quality control services; counselling services, including outplacement counselling services; psychological testing and assessment; vocational guidance services.
									2/25/2019

MORGAN & BANKS JOB INDEX	Australia	Registered	Hudson Global Resources (Aust) Pty Limited	784851	2/8/1999	784851	2/8/1999	Class 16: Printed matter and publications, including newsletters, instructional and teaching materials.	2/8/2019

Schedule 9.1.12 - 11

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
TALENTMAX	Australia	Registered	Hudson Highland Group, Inc.	1000267	5/3/2004	1000267	5/3/2004
Class 09: Computer programmes and computer software; pre-recorded computer programmes and computer software; computer programmes and computer software for managing employee performance, competency development and career planning.
									5/3/2014

THE HUDSON REPORT EMPLOYMENT & HR TRENDS (STYLIZED)	Australia	Registered	Hudson Highland Group, Inc.	964523	8/1/2003	964523	8/1/2003	Class 16: Printed matter and publications, including newsletters, instructional and teaching materials.	8/1/2013

HUDSON	Bahrain	Registered	Hudson Highland Group, Inc.	44567	6/8/2005	44567	6/8/2007	Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT, AND STAFFING SERVICES; HUMAN RESOURCES CONSULTING; BUSINESS MANAGEMENT CONSULTING; BUSINESS NETWORKING	6/8/2015

HUDSON	Belarus	Pending	Hudson Highland Group, Inc.	20073040	8/15/2007
Class 35: Employment hiring, recruiting, placement and staffing services; human resources consulting; business management consulting; business networking.

Class 41: Educational services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing course materials in connection therewith.

BALANCE	Benelux	Registered	Hudson Highland Group, Inc.	950399	11/16/1999	663118	11/16/1999	Class 35: Recruitment, selection, posting and deployment of personnel, interim management, employment in project work and permanent jobs, advice on personnel, staff recruitment and selection.	11/16/2019

Schedule 9.1.12 - 12

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
BALANCE & Design	Benelux	Registered	Hudson Highland Group, Inc.	950397	11/16/1999	663116	11/16/1999	Class 35: Recruitment, selection, posting and emitting staff; interim management; employment mediation in project like work and permanent jobs; advice concerning staff; recruiting and selection staff.	11/16/2019

BALANCE & Design (purple)	Benelux	Registered	Hudson Highland Group, Inc.	950398	11/16/1999	663117	11/16/1999	Class 35: Recruitment, selection, posting and deployment of personnel, interim management, employment in project work and permanent jobs, advice on personnel, staff recruitment and selection.	11/16/2019

HUDSON	Benelux	Registered	Hudson Highland Group, Inc.	1101631	1/25/2006	790052	1/26/2006	Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT, AND STAFFING SERVICES; HUMAN RESOURCES CONSULTING; BUSINESS MANAGEMENT CONSULTING; BUSINESS NETWORKING	1/25/2016

MORGAN & BANKS & Design	Benelux	Registered	Hudson Global Resources (Aust) Pty Limited	66585	3/16/1989	459836	12/1/1989	Class 35: ASSISTANCE FOR INDUSTRIAL OR COMMERCIAL ENTERPRISES; EMPLOYMENT AGENCIES; SERVICES RELATING TO THE ACTIVITY OF PERMANENT OR TEMPORARY WORK.	3/16/2019

HUDSON	Brazil	Pending	Hudson Highland Group, Inc.	830406875	10/29/2009			Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting.

HUDSON LEGAL	Brazil	Pending	Hudson Highland Group, Inc.	830406883	10/29/2009			Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting.

FROM GREAT PEOPLE TO GREAT PERFORMANCE	Canada	Registered	Hudson Highland Group, Inc.	1220347	6/14/2004	TMA69 0154	6/19/2007	Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting.	6/19/2022

Schedule 9.1.12 - 13

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON	Canada	Registered	Hudson Highland Group, Inc.	1215473	4/30/2004	TMA636 251	3/29/2005
Employment hiring, recruiting, placement and staffing services; human resources consulting; business management consulting; business networking; and educational services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing course materials in connection therewith.
									3/29/2020

HUDSON GLOBAL RESOURCES	Canada	Registered	Hudson Highland Group, Inc.	1175691	4/23/2003	TMA627 514	12/6/2004	Employment hiring, recruiting, placement and staffing services.	12/6/2019

HUDSON INCLUSION SOLUTIONS	Canada	Registered	Hudson Highland Group, Inc.	1208502	3/4/2004	TMA648 324	9/16/2005
Employment hiring, recruiting, placement and staffing services; human resources consulting; business management consulting; business networking; and education services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing printed materials, audiotapes, video tapes, and recorded programs in connection therewith
									9/16/2020

HUDSON	China	Registered	Hudson Highland Group, Inc.	4109488	6/8/2004	4109488	7/28/2007
Class 41: EDUCATIONAL SERVICES, NAMELY; PROVISION OF TRAINING RELATING TO EMPLOYMENT AND RECRUITMENT SERVICES INCLUDING HUMAN RESOURCES CONSULTING AND PERSONNEL LOCATION, SELECTION, RECRUITMENT, PLACEMENT, HIRING AND ADMINISTRATION; CONSULTANCY, ADVISORY AND INFORMATION SERVICES RELATED TO THE FOREGOING.
									7/27/2017

Schedule 9.1.12 - 14

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON	China	Registered	Hudson Highland Group, Inc.	4109489	6/8/2004	4109489	7/28/2007
Class 35: Employment and recruitment services including human resources consulting and personnel location, selection, recruitment, placement, hiring and  administration; service relating to the collection of curriculum vitae, posting of curriculum vitae and resumes and the provision of information to prospective employers on the worldwide web; advertising and business services including advertising booking, production services, direct mail advertising, radio and television advertising; television commercials; management assistant services; appraisals in business, management and organization; business and market research; market study; providing employment and recruitment information; human resources consulting services; business management consulting services; providing personnel exchange services.
									7/27/2017

HUDSON (Chinese Characters)	China	Registered	Hudson Highland Group, Inc.	4152928	7/5/2004	4152928	9/14/2007
Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT AND STAFFING SERVICES; HUMAN RESOURCES CONSULTING; BUSINESS MANAGEMENT CONSULTING;  PROVIDING PERSONNEL EXCHANGE SERVICE; PROVIDING INFORMATION REGARDING PERSONNEL.
									9/13/2017

HUDSON (Chinese Characters)	China	Registered	Hudson Highland Group, Inc.	4152927	7/5/2004	4152927	9/14/2007	Class 41: EDUCATIONAL SERVICES, NAMELY, CONDUCTING TRAINING PROGRAMS, SEMINARS, LECTURES, CONFERENCES, AND WORKSHOPS IN THE FIELD OF DIVERSITY AND DISTRIBUTING COURSE MATERIALS IN CONNECTION THEREWITH	9/13/2017

Schedule 9.1.12 - 15

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON FROM GREAT PEOPLE TO GREAT PERFORMANCE	China	Pending	Hudson Highland Group, Inc.	7195037	2/11/2009
Class 35: Employment hiring, recruiting, placement and staffing services; human resources consulting; business management consulting; providing personnel exchange service; providing information regarding personnel.

HUDSON FROM GREAT PEOPLE TO GREAT PERFORMANCE	China	Pending	Hudson Highland Group, Inc.	7195036	2/11/2009
Class 41: Educational services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing course materials in connection therewith.

HUDSON GLOBAL RESOURCES	China	Registered	Hudson Highland Group, Inc.	3747108	10/9/2003	3747108	9/14/2005	Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT AND STAFFING SERVICES	9/13/2015

TALENTMAX	China	Registered	Hudson Highland Group, Inc.	4134869	6/23/2004	4134869	10/7/2006
Class 9: Computer software [recorded], computer software for managing employee performance, competency development, and career planning, peripheral devices (computer-), integrated circuit cards [smart cards], electric publications (downloadable), compact disc [visual and audio], modem, audiovisual teaching apparatus, glasses, optical data media.
									10/7/2016

TONY KEITH A Hudson Company (Stylized)	China	Pending	Hudson Highland Group, Inc.	6129908	6/25/2007			Class 35: RECRUITMENT OF PERSONNEL; PERSONNEL DISPATCH; EMPLOYMENT AGENCIES; HUMAN RESOURCES CONSULTING; BUSINESS MANAGEMENT CONSULTING; PROVIDING INFORMATION REGARDING PERSONNEL

Schedule 9.1.12 - 16

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
FROM GREAT PEOPLE TO GREAT PERFORMANCE	European Union	Registered	Hudson Highland Group, Inc.	3883139	6/14/2004	3883139	8/19/2005
Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting; business networking.

Class 41: Educational services, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing course materials in connection therewith
									6/14/2014

HUDSON	European Union	Registered	Hudson Highland Group, Inc.	3987518	8/17/2004	3987518	12/13/2005
Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting; business networking

Class 41: Educational services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing course materials in connection therewith
									8/17/2014

HUDSON GLOBAL RESOURCES	European Union	Registered	Hudson Highland Group, Inc.	3143781	4/24/2003	3143781	5/18/2004	Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT AND STAFFING SERVICES	4/24/2013

Schedule 9.1.12 - 17

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON HIGHLAND CENTER FOR HIGH PERFORMANCE	European Union	Registered	Hudson Highland Group, Inc.	3577434	12/10/2003	3577434	3/10/2005
Class 9: CD-ROMs in the field of business management.

Class 16: Printed materials in the field of business management.

Class 35: Business management consulting services

Class 42: Providing on-line non-downloadable software featuring questionnaires and response analysis in the field of business management.
								12/10/2013

HUDSON HIGHLAND PERFORMANCE PEAK	European Union	Registered	Hudson Highland Group, Inc.	3577574	12/10/2003	3577574	4/21/2005
Class 16: Printed materials in the field of business management

Class 42: Providing on-line non-downloadable software featuring questionnaires and response analysis in the field of business management.
								12/10/2013

HUDSON INCLUSION SOLUTIONS	European Union	Registered	Hudson Highland Group, Inc.	3672508	2/19/2004	3672508	6/1/2005
Class 35: Employment hiring, recruiting, placement and staffing services; human resources consulting; business management consulting; business networking.

Class 41: Educational services, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing printed materials, audiotapes, video tapes, and recorded programs in connection therewith.
								2/19/2014

Schedule 9.1.12 - 18

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON TALENT MANAGEMENT	European Union	Pending	Hudson Highland Group, Inc.	8975161	3/23/2010			Class 35: Human resources consulting services.

TALENTMAX	European Union	Registered	Hudson Highland Group, Inc.	3816592	5/4/2004	3816592	7/7/2005	Class 09: Computer software; computer software for managing employee performance, competency development, and career planning.	5/4/2014

MORGAN & BANKS	France	Registered	Hudson Highland Group, Inc.	8/3618982	12/19/2008	8/3618982	5/29/2009
Class 35: Business management services being executive selection and search, management consulting, management contracting, labor hire and trade persons contracting, human resources consulting, outplacement services, secretarial and clerical recruitment and contracting, advertising and personnel location, selection, recruitment, placement, hiring and administration.
									12/19/2018

MORGAN & BANKS & Design	Germany	Registered	Hudson Global Resources (Aust) Pty Limited	S48215/35 Wz	4/3/1989	1161162	7/18/1990	Class 35: ASSISTANCE FOR INDUSTRIAL OR COMMERCIAL ENTERPRISES; EMPLOYMENT AGENCIES; SERVICES RELATING TO THE ACTIVITY OF PERMANENT OR TEMPORARY WORK.	4/30/2019

FROM GREAT PEOPLE TO GREAT PERFORMANCE	Hong Kong	Not yet filed	Hudson Highland Group, Inc.
Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT, AND STAFFING SERVICES; HUMAN RESOURCES CONSULTING; BUSINESS MANAGEMENT CONSULTING; BUSINESS NETWORKING.

Class 41: EDUCATIONAL SERVICES, NAMELY, CONDUCTING TRAINING PROGRAMS, SEMINARS, LECTURES, CONFERENCES, AND WORKSHOPS IN THE FIELD OF DIVERSITY AND DISTRIBUTING COURSE MATERIALS IN CONNECTION THEREWITH.

Schedule 9.1.12 - 19

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON	Hong Kong	Registered	Hudson Highland Group, Inc.	300229022 AB	6/8/2004	300229022 AB	6/8/2004
Class 35: Employment and recruitment services including human resources consulting and personnel location, selection, recruitment, placement, hiring and administration; services relating to the collection of curriculum vitae; services relating to the posting of curriculum vitae and resumes and the provision of information to prospective employers on the worldwide web; advertising and business services including advertising booking, production services, direct mail advertising; radio and television advertising; production of television commercials; business assistance in management; appraisals in business, management and organisation; business research; market research services; market studies services; compilation, presentation of statistical information; consultancy, advisory and information services related to the foregoing.

Class 41: Education and provision of training relating to employment and recruitment services including human resources consulting and personnel location, selection, recruitment, placement, hiring and administration; publication services relating to marketing and market research services; publication services relating to publication of printed matter in the fields of business management, business networking, human resources, and employment hiring, recruiting, staffing, and placement; consultancy, advisory and information services related to the foregoing.
6/7/2014

Schedule 9.1.12 - 20

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON	Hong Kong	Registered	Hudson Highland Group, Inc.	300229022 AA	6/8/2004	300229022 AA	6/8/2004
Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting; service to assist in establishing a network of business contacts and arranging and conducting such networking events.

Class 41: Educational services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing course materials in connection therewith.
6/7/2014

Schedule 9.1.12 - 21

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON FROM GREAT PEOPLE TO GREAT PERFORMANCE	Hong Kong	Registered	Hudson Highland Group, Inc.	300563625	1/12/2006	300563625	7/12/2006
Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT, AND STAFFING SERVICES; HUMAN RESOURCES CONSULTING; BUSINESS MANAGEMENT CONSULTING; BUSINESS NETWORKING; EMPLOYMENT AND RECRUITMENT SERVICES INCLUDING HUMAN RESOURCES CONSULTING AND PERSONNEL LOCATION, SELECTION, RECRUITMENT, PLACEMENT, HIRING AND ADMINISTRATION; SERVICES RELATING TO THE COLLECTION OF CURRICULUM VITAE; SERVICES RELATING TO THE POSTING OF CURRICULUM VITAE AND RESUMES ON THE WORLDWIDE WEB IN RELATION TO EMPLOYMENT AND RECRUITMENT; SERVICES RELATING TO THE PROVISION OF INFORMATION TO PROSPECTIVE EMPLOYERS ON THE WORLDWIDE WEB IN RELATION TO EMPLOYMENT AND RECRUITMENT; ADVERTISING AND BUSINESS SERVICES INCLUDING ADVERTISING BOOKING, PRODUCTION SERVICES, DIRECT MAIL ADVERTISING; RADIO AND TELEVISION ADVERTISING; TELEVISION COMMERCIALS; MANAGEMENT ASSISTANT SERVICES; APPRAISALS IN BUSINESS, MANAGEMENT AND ORGANISATION; BUSINESS RESEARCH; MARKET RESEARCH SERVICES; MARKET STUDIES SERVICES; COMPILATION, PRESENTATION AND PUBLICATION OF STATISTICAL INFORMATION; CONSULTANCY, ADVISORY AND INFORMATION SERVICES RELATED TO THE FOREGOING.

Class 41: EDUCATIONAL SERVICES, NAMELY, CONDUCTING TRAINING PROGRAMS, SEMINARS, LECTURES, CONFERENCES, AND WORKSHOPS IN THE FIELD OF DIVERSITY AND DISTRIBUTING COURSE MATERIALS IN CONNECTION THEREWITH; EDUCATION AND PROVISION OF TRAINING RELATING TO EMPLOYMENT AND RECRUITMENT SERVICES INCLUDING HUMAN RESOURCES CONSULTING AND PERSONNEL LOCATION, SELECTION, RECRUITMENT, PLACEMENT, HIRING AND ADMINISTRATION; PUBLICATION SERVICES RELATING TO ADVERTISING, MARKETING AND MARKET RESEARCH SERVICES; PUBLICATION SERVICES RELATING TO PUBLICATION OF PRINTED MATTER IN THE FIELDS OF BUSINESS MANAGEMENT, BUSINESS NETWORKING, HUMAN RESOURCES, AND EMPLOYMENT HIRING, RECRUITING, STAFFING, AND PLACEMENT; CONSULTANCY, ADVISORY AND INFORMATION SERVICES RELATED TO THE FOREGOING.
1/11/2016

Schedule 9.1.12 - 22

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON GLOBAL RESOURCES	Hong Kong	Registered	Hudson Highland Group, Inc.	300078363	9/15/2003	300078363	3/3/2004	Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT AND STAFFING SERVICES.	9/14/2013

MORGAN & BANKS	Hong Kong	Registered	Morgan & Banks Limited	3673/99	3/26/1999	200105221 AA	3/26/1999
Class 35: Business management services, executive selection and search services, business management consulting, management personnel contracting out services, recruitment services, human resources consulting, outplacement services, secretarial personnel and clerical personnel recruitment and contracting out services, advertising and personnel location services, selection, recruitment, placement, hiring and  administration of personnel; all included in Class 35.

Class 41: Education and training services for personal development and skills training, being assertiveness training, leadership skills, management skills, team building skills, public speaking; all included in Class 41.
									3/26/2016

Schedule 9.1.12 - 23

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
MORGAN & BANKS	Hong Kong	Registered	Morgan & Banks Limited	3672/99	3/26/1999	200003319 AA	2/8/1999
Class 16: Printed matter and publications, newsletters, instructional and teaching materials; all included in Class 16.

Class 35: Non-business professional consultancy services in the field of employment; all included in Class 35.

Class 38: Communication by computer terminals, computer aided transmission of messages and images; electronic mail services, communication and transmission of information between and among data carriers and readers by telephones, optical fibres, Internet and telecommunication means; all included in Class 38.

Class 41: Vocational guidance services; all included in Class 41.

Class 42: Quality control services; all included in Class 42.

Class 44: Psychological testing and assessment; all included in Class 44.

Class 45: Career counselling; all included in Class 45.
2/8/2016

Schedule 9.1.12 - 24

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
TALENTMAX	Hong Kong	Registered	Hudson Highland Group, Inc.	300232541	6/14/2004	300232541	6/28/2005
Class 9: COMPUTERS; COMPUTER HARDWARE AND SOFTWARE; COMPUTER SOFTWARE FOR MANAGING EMPLOYEE PERFORMANCE, COMPETENCY DEVELOPMENT, AND CAREER PLANNING; COMPUTER PROGRAMS; COMPUTER PERIPHERAL DEVICES; COMPACT DISCS (READ-ONLY MEMORY); MODEMS; DATA PROCESSING APPARATUS.
									6/13/2014

THE HUDSON REPORT EMPLOYMENT & HR TRENDS (STYLIZED)	Hong Kong	Registered	Hudson Highland Group, Inc.	300078994	9/16/2003	300078994	4/6/2004	Class 16: PRINTED MATTER AND PUBLICATIONS, INCLUDING NEWSLETTERS, INSTRUCTIONAL AND TEACHING MATERIALS.	9/15/2013

HUDSON GLOBAL RESOURCES	Indonesia	Registered	Hudson Highland Group, Inc.	J00200331 923-32226	12/11/2003	IDM0000 43082	7/28/2005	Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT AND STAFFING SERVICES.	12/11/2013

MORGAN & BANKS & Design	Italy	Registered	Hudson Global Resources (Aust) Pty Limited	MI1989C01 9171	3/23/1989	871967	11/28/1991	Class 35: ASSISTANCE FOR INDUSTRIAL OR COMMERCIAL ENTERPRISES; EMPLOYMENT AGENCIES; SERVICES RELATING TO THE ACTIVITY OF PERMANENT OR TEMPORARY WORK.	3/23/2019

FROM GREAT PEOPLE TO GREAT PERFORMANCE	Japan	Registered	Hudson Highland Group, Inc.	839398	9/1/2004	839398	9/1/2004
Class 35: Employment agencies; employment counseling and recruitment services; personnel recruitment; human resources consulting; business management consulting; business networking, namely creating employment opportunities through a network of business contacts.

Class 41: Educational services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity.
									9/1/2014

Schedule 9.1.12 - 25

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON	Japan	Registered	Hudson Highland Group, Inc.	2006-37093	4/21/2006	5001051	11/2/2006
Class 35: PERSONAL RECRUITMENT; EMPLOYMENT PLACEMENT, EMPLOYMENT HIRING; PROVIDING EMPLOYMENT INFORMATION; PREPARATION OF FINAL STATEMENTS CONDUCTED BY TEMPORARY STAFF; BOOKKEEPING CONDUCTED BY TEMPORARY STAFF; SHORTHAND SERVICES AND TRANSCRIPTION CONDUCTED BY TEMPORARY STAFF; DOCUMENT REPRODUCTION CONDUCTED BY TEMPORARY STAFF; GENERAL OFFICE WORK CONDUCTED BY TEMPORARY STAFF; OPERATION OF COMPUTERS, TYPEWRITERS, TELEX MACHINES AND OTHER SIMILAR OFFICE MACHINES CONDUCTED BY TEMPORARY STAFF; RECEPTION FOR VISITORS IN BUILDINGS CONDUCTED BY TEMPORARY STAFF; SECRETARIAL SERVICES CONDUCTED BY TEMPORARY STAFF
11/2/2016

Schedule 9.1.12 - 26

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON GLOBAL RESOURCES	Japan	Registered	Hudson Highland Group, Inc.	2003-080147	9/16/2003	5000896	11/2/2006
Class 35: EMPLOYMENT HIRING; EMPLOYMENT PLACEMENT; PERSONNEL RECRUITMENT; PROVIDING EMPLOYMENT INFORMATION; PREPARATION OF FINANCIAL STATEMENTS CONDUCTED BY TEMPORARY STAFF; BOOKKEEPING CONDUCTED BY TEMPORARY STAFF; SHORTHAND SERVICES AND  TRANSCRIPTION CONDUCTED BY TEMPORARY STAFF;  DOCUMENT REPRODUCTION CONDUCTED BY TEMPORARY STAFF; GENERAL OFFICE WORK CONDUCTED BY TEMPORARY STAFF; OPERATION OF COMPUTERS, TYPEWRITERS, TELEX MACHINES AND OTHER SIMILAR OFFICE MACHINES CONDUCTED BY TEMPORARY STAFF; RECEPTION FOR VISITORS IN BUILDINGS CONDUCTED BY TEMPORARY STAFF; SECRETARIAL SERVICES CONDUCTED BY TEMPORARY STAFF.
									11/2/2016

TALENTMAX	Japan	Registered	Hudson Highland Group, Inc.	2004-054702	6/14/2004	4835498	1/28/2005	Class 09: COMPUTER SOFTWARE, AND OTHER ELECTRONIC MACHINES/INSTRUMENTS & THEIR PARTS/FITTINGS.	1/28/2015

FROM GREAT PEOPLE TO GREAT PERFORMANCE	Korea (South)	Registered	Hudson Highland Group, Inc.	839398	9/1/2004	839398	9/1/2004
Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting; business networking.

Class 41: Educational services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing course materials in connection therewith.
									9/1/2014

Schedule 9.1.12 - 27

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON	Korea (South)	Registered	Hudson Highland Group, Inc.	13633/2004	6/19/2004	118034	6/28/2005
Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT AND STAFFING SERVICES; HUMAN RESOURCES CONSULTING; BUSINESS MANAGEMENT CONSULTING; BUSINESS NETWORKING.

Class 41: EDUCATIONAL SERVICES, NAMELY, CONDUCTING TRAINING PROGRAMS, SEMINARS, LECTURES, CONFERENCES, AND WORKSHOPS IN THE FIELD OF DIVERSITY AND DISTRIBUTING COURSE MATERIALS IN CONNECTION THEREWITH.
									6/28/2015

HUDSON GLOBAL RESOURCES	Korea (South)	Registered	Hudson Highland Group, Inc.	27472/2003	12/12/2003	111799	1/27/2005	Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT AND STAFFING SERVICES.	1/27/2015

HUDSON	Kuwait	Registered	Hudson Highland Group, Inc.	71435	7/11/2005	59217	7/11/2005	Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT, AND STAFFING SERVICES; HUMAN RESOURCES CONSULTING; BUSINESS MANAGEMENT CONSULTING; BUSINESS NETWORKING.	7/10/2015

HUDSON	Mexico	Pending	Hudson Highland Group, Inc.	1041879	10/20/2009			Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; commercial management consulting.

HUDSON LEGAL	Mexico	Pending	Hudson Highland Group, Inc.	1041878	10/20/2009			Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; commercial management consulting.

Schedule 9.1.12 - 28

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
FROM GREAT PEOPLE TO GREAT PERFORMANCE	New Zealand	Registered	Hudson Highland Group, Inc.	744903	3/21/2006	744903	2/12/2009
Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting; business networking.

Class 41: Educational services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing course materials in connection therewith.
3/21/2016

Schedule 9.1.12 - 29

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON	New Zealand	Registered	Hudson Highland Group, Inc.	705575	12/8/2003	705575	12/8/2003
Class 35: Employment and recruitment services including human resources consulting and personnel location, selection, recruitment, placement, hiring and administration; curriculum vitae collection; posting of curriculum vitae and resumes and the provision of information to prospective employers on the worldwide web; advertising and business services including advertising booking, production services, direct mail advertising; radio and television advertising; television commercials; management assistant services; appraisals in business, management and organisation; business research; market research, market studies; publication services in this class; compilation, presentation and publication of statistical information; business management consulting services; business networking services; consultancy, advisory and information services related to the foregoing.

Class 41: Education and provision of training relating to employment and recruitment services including human resources consulting and personnel location, selection, recruitment, placement, hiring and administration; consultancy, advisory and information services related to the foregoing.
									12/8/2013

HUDSON 20:20 SERIES	New Zealand	Registered	Hudson Highland Group, Inc.	814253	10/15/2009	814253	4/15/2010	Class 16: Periodic reports and articles on employee management issues. Class 35: Periodic reports on employee management issues delivered via the internet.	10/15/2019

Schedule 9.1.12 - 30

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON GLOBAL RESOURCES	New Zealand	Registered	Hudson Highland Group, Inc.	701491	9/15/2003	701491	9/15/2003	Class 35: Employment hiring, recruiting, placement and staffing services.	4/23/2013

MBT Logo Series	New Zealand	Registered	MORGAN & BANKS NEW ZEALAND LTD	600028	9/30/1999	600028	9/30/1999
Class 35: Advertising, business, promotional and information services included in this class; business planning services; business appraisals; business management and organisation consultancy services, including business personnel and human resource consultancy; personnel recruitment and employment agency services; business research, investigations and enquiries; preparation and dissemination of advertising and publicity leaflets and materials; direct mail advertising; radio and television advertising; television commercials; market research and market studies.
									9/30/2016

TALENTMAX	New Zealand	Registered	Hudson Highland Group, Inc.	711811	5/3/2004	711811	5/3/2004	Class 09: Computer software for managing employee performance, competency development, and career planning; computer hardware.	5/3/2014

THE HUDSON REPORT EMPLOYMENT & HR TRENDS	New Zealand	Registered	Hudson Highland Group, Inc.	684216	8/5/2003	684216	8/5/2003	Class 16: Printed matter and publications, including newsletters, instructional and teaching materials.	8/1/2020

FROM GREAT PEOPLE TO GREAT PERFORMANCE	Norway	Registered	Hudson Highland Group, Inc.	839398	9/1/2004	839398	9/1/2004
Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting; business networking.

Class 41: Educational services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity.
									9/1/2014

Schedule 9.1.12 - 31

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON	Norway	Registered	Hudson Highland Group, Inc.	200406428	6/18/2004	229276	11/14/2005
Class 35: Employment hiring, recruiting, placing and staffing services; human resources consulting; business management consulting; networking services, namely the organization and carrying out of various events with the purpose of establishing relations between professionals and/or employers and job seekers.

Class 41: Educational services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing course materials in connection therewith.
									11/14/2015

HUDSON GLOBAL RESOURCES	Norway	Registered	Hudson Highland Group, Inc.	200408887	9/1/2004	228931	10/26/2005	Class 35: Employment hiring, recruiting, placement and staffing services.	10/26/2015

TALENTMAX	Norway	Registered	Hudson Highland Group, Inc.	200406474	6/22/2004	227360	7/1/2005	Class 9: Computer software for managing employee performance, competency development, and career planning.	7/1/2015

HUDSON	Oman	Registered	Hudson Highland Group, Inc.	36682	6/8/2005	36682	6/21/2006	Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT, AND STAFFING SERVICES; HUMAN RESOURCES CONSULTING; BUSINESS MANAGEMENT CONSULTING; BUSINESS NETWORKING.	6/8/2015

HUDSON	Qatar	Registered	Hudson Highland Group, Inc.	35986	6/14/2005	35986	6/19/2008	Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting; business networking.	6/14/2015

Schedule 9.1.12 - 32

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON	Romania	Registered	Hudson Highland Group, Inc.	M200407433	9/1/2004	63951	9/1/2004
Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT AND STAFFING SERVICES; HUMAN RESOURCES CONSULTING; BUSINESS MANAGEMENT CONSULTING; BUSINESS NETWORKING.

Class 41: EDUCATIONAL SERVICES, NAMELY, CONDUCTING TRAINING PROGRAMS, SEMINARS, LECTURES, CONFERENCES, AND WORKSHOPS IN THE FIELD OF DIVERSITY AND DISTRIBUTING COURSE MATERIALS IN CONNECTION THEREWITH.
									9/1/2014

HUDSON GLOBAL RESOURCES	Romania	Registered	Hudson Highland Group, Inc.	M200407435	9/1/2004	66460	9/1/2004	Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT AND STAFFING SERVICES.	9/1/2014

HUDSON SOLUTIONS	Russian Federation	Pending	Hudson Highland Group, Inc.	2010701794	1/27/2010
Class 35: Employment hiring, recruiting, placement and staffing services; human resources consulting; business management consulting; business networking.

Class 41: Educational services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing course materials in connection therewith.

HUDSON	Saudi Arabia	Registered	Hudson Highland Group, Inc.	98169	7/5/2005	899/12	2/24/2007	Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT, AND STAFFING SERVICES; HUMAN RESOURCES CONSULTING; BUSINESS MANAGEMENT CONSULTING; BUSINESS NETWORKING.	3/11/2015

Schedule 9.1.12 - 33

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
FROM GREAT PEOPLE TO GREAT PERFORMANCE	Singapore	Registered	Hudson Highland Group, Inc.	839398	9/1/2004	839398	9/1/2004
Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting; business networking.

Class 41: Educational services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity.
9/1/2014

Schedule 9.1.12 - 34

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON	Singapore	Registered	Hudson Highland Group, Inc.	T0409213C	6/8/2004	T0409213C	12/8/2003
Class 35: Employment agency and recruitment services including human resources management consulting [employment recruiting consultancy], human resources management consulting [office support staff recruitment services], human resources management consulting [business administration consultancy relating to recruitment and employment of staff], human resources management consultancy [employment consultancy] and selection of personnel, personnel recruitment, personnel placement, interviewing services [for personnel recruitment], personnel management, clerical [administration] services; collection of curriculum vitae [personnel and employment recruitment information]; provision of personnel and employment recruitment information in the field of curriculum vitae and resumes; the provision of information in relation to employment, recruitment and personnel to prospective employers on the worldwide web; advertising and business services including advertising booking, production of advertising matter, direct mail advertising; radio and television advertising; television commercials; business management assistant services; appraisals in business; business appraisals in management and organisation; business research; market research, market studies; market publication services [market analysis services]; provision of marketing reports; publication of market analysis reports; market reporting services; provision of market research information; compilation of business statistical information; presentation and publication of statistical information; consultancy, advisory and information services related to the foregoing; placement and selection of staff; management advice and assistance relating to the placing and recruitment of staff; business management consulting and business assistance relating to business networking services; business assistance relating to the establishment of business contact network.
12/8/2013

Schedule 9.1.12 - 35

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON	Singapore	Registered	Hudson Highland Group, Inc.	T0409219B	6/8/2004	T0409219B	12/8/2003
Class 41: Education and provision of training relating to employment and recruitment services including human resources consulting and personnel location, selection, recruitment, placement, hiring and administration; consultancy, advisory and information services related to the foregoing.
12/8/2013

HUDSON FROM GREAT PEOPLE TO GREAT PERFORMANCE	Singapore	Registered	Hudson Highland Group, Inc.	T0608687D	5/8/2006	T0608687D	5/8/2006
Class 41: Educational services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing course materials in connection therewith.
5/8/2016

HUDSON FROM GREAT PEOPLE TO GREAT PERFORMANCE	Singapore	Registered	Hudson Highland Group, Inc.	T0608686F	5/8/2006	T0608686F	5/8/2006	Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting; business networking.	5/8/2016

HUDSON GLOBAL RESOURCES	Singapore	Registered	Hudson Highland Group, Inc.	T0314849F	9/17/2003	T0314849F	4/23/2003	Class 35: Employment hiring, recruiting, placement and staffing services.	4/23/2013

MORGAN & BANKS	Singapore	Registered	Hudson Global Resources (Aust) Pty Limited	T9902919A	3/24/1999	T9902919A	3/24/1999
Class 35: Business management services being executive selection and search, management consulting, management contracting, labour hire and trade persons contracting, human resources consulting, outplacement services, secretarial and clerical recruitment and contracting, advertising and personnel location, selection, recruitment, placement, hiring and administration.
3/24/2019

Schedule 9.1.12 - 36

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
TALENTMAX	Singapore	Registered	Hudson Highland Group, Inc.	T0409551E	6/14/2004	T0409551E	6/14/2004	Class 9: Computer software; computer software for managing employee performance, competency development, and career planning.	6/14/2014

THE HUDSON REPORT EMPLOYMENT & HR TRENDS (STYLIZED)	Singapore	Registered	Hudson Highland Group, Inc.	T0314844E	9/17/2003	T0314844E	9/17/2003	Class 16: Printed matter and publications, including newsletters, instructional and teaching materials.	9/17/2013

HUDSON	Switzerland	Registered	Hudson Highland Group, Inc.	03039/2004	9/1/2004	526594	10/12/2004
Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT AND STAFFING SERVICES; HUMAN RESOURCES CONSULTING; BUSINESS MANAGEMENT CONSULTING; BUSINESS NETWORKING.

Class 41: EDUCATIONAL SERVICES, NAMELY, CONDUCTING TRAINING PROGRAMS, SEMINARS, LECTURES, CONFERENCES, AND WORKSHOPS IN THE FIELD OF DIVERSITY AND DISTRIBUTING COURSE MATERIALS IN CONNECTION THEREWITH.
									9/1/2014

HUDSON GLOBAL RESOURCES	Switzerland	Registered	Hudson Highland Group, Inc.	03041/2004	9/1/2004	526596	10/12/2004	Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT AND STAFFING SERVICES.	9/1/2014

Schedule 9.1.12 - 37

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON	Turkey	Registered	Hudson Highland Group, Inc.	2004/27948	9/3/2004	2004027948	9/3/2004
Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT AND STAFFING SERVICES; HUMAN RESOURCES CONSULTING; BUSINESS MANAGEMENT CONSULTING; BUSINESS NETWORKING.

Class 41: EDUCATIONAL SERVICES, NAMELY, CONDUCTING TRAINING PROGRAMS, SEMINARS, LECTURES, CONFERENCES, AND WORKSHOPS IN THE FIELD OF DIVERSITY AND DISTRIBUTING COURSE MATERIALS IN CONNECTION THEREWITH.
									9/3/2014

HUDSON GLOBAL RESOURCES	Turkey	Registered	Hudson Highland Group, Inc.	2004/27949	9/3/2004	2004027949	9/3/2004	Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT AND STAFFING SERVICES.	9/3/2014

HUDSON	Ukraine	Registered	Hudson Highland Group, Inc.	20040909284	9/1/2004	65779	8/15/2006
Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT AND STAFFING SERVICES; HUMAN RESOURCES CONSULTING; BUSINESS MANAGEMENT CONSULTING; BUSINESS NETWORKING.

Class 41: EDUCATIONAL SERVICES, NAMELY, CONDUCTING TRAINING PROGRAMS, SEMINARS, LECTURES, CONFERENCES, AND WORKSHOPS IN THE FIELD OF DIVERSITY AND DISTRIBUTING COURSE MATERIALS IN CONNECTION THEREWITH.
									9/1/2014

HUDSON GLOBAL RESOURCES	Ukraine	Registered	Hudson Highland Group, Inc.	20040909285	9/1/2004	65780	8/15/2006	Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT AND STAFFING SERVICES.	9/1/2014

Schedule 9.1.12 - 38

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
HUDSON	United Arab Emirates	Registered	Hudson Highland Group, Inc.	71352	7/16/2005	94201	4/12/2009	Class 35: EMPLOYMENT HIRING, RECRUITING, PLACEMENT, AND STAFFING SERVICES; HUMAN RESOURCES CONSULTING; BUSINESS MANAGEMENT CONSULTING; BUSINESS NETWORKING.	7/16/2015

MORGAN & BANKS	United Arab Emirates	Registered	Morgan & Banks Limited	47882	6/1/2002	38797	4/29/2003	Class 35:	6/1/2012

ePOST	United Kingdom	Registered	Hudson Highland Group, Inc.	2362126	4/29/2004	2362126	1/21/2005	Class 35: Employment hiring and placement services.	4/29/2014

HR ONLINE PERSONNEL ADVICE + SUPPORT & DESIGN	United Kingdom	Registered	Hudson Highland Group, Inc.	2109344	9/5/1996	2109344	6/27/1997	Class 35: Recruitment consultancy services; advisory and consultancy services relating to human resources.	9/5/2016

HUDSON	United Kingdom	Registered	Hudson Highland Group, Inc.	2362405	5/4/2004	2362405	6/2/2006
Class 35: Employment hiring, recruiting, placement and staffing services; human resources consulting; business management consulting services in relation to employment hiring, recruiting, placement and staffing services; recruiting and career networking services.

Class 41: Educational services, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing course materials in connection therewith.
									5/4/2014

MELVILLE CRAIG	United Kingdom	Registered	Hudson Highland Group, Inc.	2400589	9/1/2005	2400589	2/3/2006	Class 35: Employment hiring, recruiting, placement, staffing and executive search services.	9/1/2015

Schedule 9.1.12 - 39

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
MORGAN & BANKS	United Kingdom	Registered	Hudson Global Resources (Aust) Pty Limited	2190531	3/2/1999	2190531	12/24/1999
Class 16: Printed matter and publications, including newsletters, instructional and teaching materials.

Class 35: Business management services being executive selection and search, management consulting, management contracting, labour hire and trade persons contracting, human resources consulting, outplacement services, secretarial and clerical recruitment and contracting, advertising and personnel location, selection, recruitment, placement, hiring and administration.

Class 38: Communication by computer terminals, computer aided transmission of messages and images; electronic mail, communication and transmission of information between and among data carriers and readers by telephone, optical fibre, Internet and telecommunication means.

Class 41: Educational services, being the provision of training and the education and training of business personnel.

Class 42: Quality control services; counselling services, including outplacement counselling services; psychological testing and assessment; vocational guidance services; professional consultancy services relating to the aforesaid.
3/2/2019

Schedule 9.1.12 - 40

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
FROM GREAT PEOPLE TO GREAT PERFORMANCE	United States of America	Registered	Hudson Highland Group, Inc.	78/432941	6/10/2004	3265730	7/17/2007
Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting; business networking.

Class 41: Educational services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity.
									7/17/2017

HUDSON	United States of America	Registered	Hudson Highland Group, Inc.	78/419042	5/14/2004	3453699	6/24/2008
Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting; business networking; Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting.

Class 41: Educational services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing course materials in connection therewith.
									6/24/2018

I2I NETWORKING	United States of America	Registered	Hudson Highland Group, Inc.	78/432957	6/10/2004	3116026	7/18/2006	Class 35: Business networking services, not in connection with wealth management	7/18/2016

TALENTMAX	United States of America	Registered	Hudson Highland Group, Inc.	78/210968	2/5/2003	2827914	3/30/2004	Class 09: Computer software for managing employee performance, competency development and career planning	3/30/2014

Schedule 9.1.12 - 41

Mark	Country	Status	Owner	App. No.	App. Date	Reg. No.	Reg. Date	Goods	Next Renewal Due
FROM GREAT PEOPLE TO GREAT PERFORMANCE	WIPO	Registered	Hudson Highland Group, Inc.	839398	9/1/2004	839398	9/1/2004
Class 35: Employment hiring, recruiting, placement, and staffing services; human resources consulting; business management consulting; business networking.

Class 41: Educational services, namely, conducting training programs, seminars, lectures, conferences, and workshops in the field of diversity and distributing course materials in connection therewith.
9/1/2014

Schedule 9.1.12 - 42

Schedule 9.1.15
to
Loan and Security Agreement

Environmental Matters

None

Schedule 9.1.15 - 1

Schedule 9.1.16
to
Loan and Security Agreement

Restrictive Agreements

None

Schedule 9.1.16 - 1

Schedule 9.1.17
to
Loan and Security Agreement

Litigation

None

Schedule 9.1.17 - 1

Schedule 9.1.19
to
Loan and Security Agreement

Pension Plans

None

Schedule 9.1.19 - 1

Schedule 9.1.21
to
Loan and Security Agreement

Labor Contracts

None

Schedule 9.1.21 - 1

Schedule 10.1.6
to
Loan and Security Agreement

Taxes

See Schedule 10.2.2

Schedule 10.1.6 - 1

Schedule 10.2.1
to
Loan and Security Agreement

Debt

None

Schedule 10.2.1 - 1

Schedule 10.2.2
to
Loan and Security Agreement

Existing Liens

JURISDICTION	DEBTOR	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	ADDITIONAL FILINGS / NOTES
Delaware Secretary of State – UCC Liens	Hudson Highland Group Holdings International, Inc.	Wells Fargo Capital Finance, Inc., as Agent	31209744	5/12/03	All assets	Will be paid off at closing
Delaware Secretary of State – UCC Liens	Hudson Highland Group, Inc.	Wells Fargo Capital Finance, Inc., as Agent	30795693	03/27/03
All assets except property used primarily under the name “Highland Partners” that constitute “Purchased Assets” sold by Debtor as of September 18, 2006, and property utilized primarily in the engineering and technical staffing division that constitute “Assets” sold by Debtor as of February 4, 2008
						Amendment #63420536 filed 10/03/06 amending collateral Amendment #2008 0415297 filed 02/04/08 amending collateral Will be paid off at closing
Delaware Secretary of State – UCC Liens	Hudson Highland Group, Inc.	Canon Financial Services	61263839	04/14/06	All equipment now or hereafter leased, sold or financed by Secured Party and all general intangibles and accounts receivable with respect thereto

Schedule 10.2.2 - 1

JURISDICTION	DEBTOR	SECURED PARTY	FILE NUMBER	FILING DATE	SUMMARY COLLATERAL DESCRIPTION	ADDITIONAL FILINGS / NOTES
Delaware Secretary of State – UCC Liens	Hudson Highland Group, Inc.	Canon Financial Services	20070000249	01/02/07	All equipment now or hereafter leased, sold or financed by Secured Party and all general intangibles and accounts receivable with respect thereto
Delaware Secretary of State – UCC Liens	Hudson Highland Group, Inc.	Canon Financial Services	20071225159	04/02/07	All equipment now or hereafter leased, sold or financed by Secured Party and all general intangibles and accounts receivable with respect thereto
Delaware Secretary of State – UCC Liens	Hudson Highland Group, Inc.	Canon Financial Services	2007 2489838	06/29/07	All equipment now or hereafter leased, sold or financed by Secured Party and all general intangibles and accounts receivable with respect thereto
Philadelphia County Prothonotary (PA) – Local Judgments	Hudson Global Resources Management, Inc.	City of Philadelphia	Case No. 2007-02-TC-000327	04/25/07	Judgment lien
New York County (NY) – State Tax Liens	Hudson Global Resources Management, Inc.	New York State Department of Taxation and Finance	Lien No. E0221141190002	07/01/09	Tax lien

Pending tax lien in amount of approximately $3,800,000 by the Commonwealth of Pennsylvania.

Schedule 10.2.2 - 2

Schedule 10.2.5
to
Loan and Security Agreement

Investments

Note receivable from the buyer in connection with the sale of our energy and engineering staffing businesses to System One Holdings LLC.

Note receivable from a former Hudson employee in connection with the acquisition of certain business assets of Propensity, Ltd.

Schedule 10.2.5 - 1